UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE
14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant

☐	Filed by a Party other than the Registrant
Check the appropriate box

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

BAKER HUGHES COMPANY
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
Executive Compensation

2024

Proxy Statement

Baker Hughes
Baker Hughes

2024 Notice of Annual
Meeting of Shareholders
and Proxy Statement

Baker Hughes

Letter to our shareholders

On behalf of the leadership team and the Board of Directors, I want to thank you for your investment and commitment to Baker Hughes. I remain honored to continue to serve as the Company's Chairman, President, and Chief Executive Officer, and I continue to appreciate the trust you place in me to drive Baker Hughes forward.

In 2023, Baker Hughes delivered a record-breaking year across the Company. Our order backlog reached historic levels, while at the same time we are making significant progress in transforming our organization. Our unique portfolio of assets, technologies, and long-term strategy has allowed us to maintain a strong balance sheet and invest in differentiated solutions to better deliver for energy and industrial customers and enhance shareholder value.

We achieved strong results during another year of volatility thanks to a strong commitment to our strategy and generally favorable market forces. We believe that natural gas – and within it, Liquified Natural Gas (LNG) – will remain critical to meet global energy demand and further reduce the use of more carbon-intensive sources of energy, including coal. Our work throughout 2023 resulted in several significant achievements that yielded benefits for shareholders, including:

•	Growth in orders, revenues, and margins compared to 2022. We booked $30.5 billion in orders, increased adjusted EBITDA* by 26%, and generated strong net cash flow from operations of $3.1 billion and free cash flow* of $2.0 billion.

•	Record bookings of LNG awards – $5.6 billion – further emphasizing Baker Hughes' role as the energy technology provider of choice for this critical resource. Our Industrial & Energy Technology business segment ended the year with a record backlog of $30 billion, and the pipeline of opportunities remains robust.

•	Continued to expand our leadership in new energy, exceeding our original full year guidance and booking orders of $750 million. We expect total company new energy orders of $800 million to $1 billion in 2024, in key areas including hydrogen, carbon capture, utilization and storage, geothermal, and emissions abatement.

•	Returned $1.3 billion to shareholders through dividends and share buybacks. We increased our dividend to $0.20 in the third quarter of 2023, and further increased the dividend to $0.21 in the first quarter of 2024.

Amidst global economic uncertainty and geopolitical risk at levels not seen in decades, the need to push ahead in a balanced energy transition became more apparent in 2024 with another year of extreme climate impacts worldwide. These events have sharpened policymakers' focus on better balancing the energy trilemma across security, sustainability, and affordability. To resolve the energy trilemma over the longer term, all forms of energy will be required with heightened focus on lowering and/or eliminating emissions, as well as increasing efficiencies. Technologies for sustainable energy development will continue to require public incentives to scale up, and our customers expect new partnerships, commercial models, and new solutions to deliver productivity improvements with a lower carbon footprint. We see opportunities in 2024 to be recognized and rewarded financially for the risk we are taking in building and delivering these new technology solutions.

Our Board of Directors has remained engaged and focused on growth at Baker Hughes. Since our 2023 shareholders meeting, we welcomed Abdulaziz M. Al Gudaimi to the Board, adding further global and integrated energy and chemicals experience from his decades at Aramco. On behalf of our Company, I also want to share my sincere thanks to our Board members for their commitment to our strategy and our transformation in 2023.

Thank you to our customers, shareholders, and employees for their continued support of Baker Hughes. Our unique portfolio, strong balance sheet, and continued winning strategy will continue to guide us in another year of taking energy forward.

Sincerely,

Lorenzo Simonelli

Chairman, President, and Chief Executive Officer

*	Adjusted EBITDA and free cash flow are non-GAAP measures. A reconciliation of GAAP to non-GAAP measures is included in the Proxy Statement in Annex B.

Notice of 2024 Annual Meeting

of Shareholders

When:	Virtual Meeting Access:
May 13, 2024 8:00 a.m. CDT*	To attend, register at www.proxydocs.com/bakerhughes

Agenda

Proposal 1	The election of directors

Proposal 2	An advisory vote related to the Company's executive compensation program

Proposal 3	The ratification of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2024

Proposal 4	Amendment and Restatement of the Certificate of Incorporation to limit the liability of certain officers of the Company

Proposal 5	Amendment and Restatement of the Certificate of Incorporation to add a federal forum selection provision

Proposal 6	Amendment and Restatement of the Certificate of Incorporation to clarify and modernize the Certificate of Incorporation

Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.

Record date

The Board of Directors of Baker Hughes Company (the "Company," "Baker Hughes," "we," "us" or "our") has fixed March 22, 2024 as the record date for determining the shareholders of the Company entitled to notice of, and to vote at the meeting and any reconvened meeting after an adjournment thereof, and only holders of Class A Common Stock and Class B Common Stock of the Company (collectively, the "Common Stock") of record at the close of business on that date will be entitled to notice of, and to vote at the meeting and any reconvened meeting after an adjournment.

Proxy voting

You are invited to attend the meeting via live webcast. Whether or not you plan to attend the live webcast, we urge you to promptly vote your shares by telephone, by the Internet, or if this proxy statement ("Proxy Statement") was mailed to you, by completing, signing, dating, and returning it as soon as possible in the enclosed postage prepaid envelope in order that your vote may be cast at the Annual Meeting of Shareholders (the "Annual Meeting"). You may revoke your proxy any time prior to its exercise, and you may vote at the live webcast, even if you have previously returned your proxy.

By order of the Board of Directors,

Fernando Contreras

Vice President - Legal Governance & Corporate Secretary

Houston, Texas, April 2, 2024

* It is possible that an adjournment or postponement may be necessary due to a national emergency that makes us unable to hold the meeting on the date as planned.

How to vote in advance

Even if you plan to attend the meeting via live webcast, we urge you to vote in advance using one of these voting methods:

Registered holders 1-855-658-0965 Beneficial holders Follow instructions provided by your broker, bank, or other nominee

Registered holders www.proxypush.com/bakerhughes Beneficial holders Follow instructions provided by your broker, bank, or other nominee

Mail your signed proxy card or voting instruction to the address listed on the envelope

Who can vote:

Holders of Baker Hughes Class A Common Stock and Class B Common Stock at the close of business on March 22, 2024

Virtual Meeting Access:

To attend, register at:

www.proxydocs.com/bakerhughes

Date of mailing

A Notice of Internet Availability of Proxy Materials will be mailed on or about April 2, 2024

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 13, 2024

Baker Hughes 2024 Proxy Statement and 2023 Annual Report are available on the Internet:

Registered holders

www.proxydocs.com/bakerhughes

Beneficial holders

Follow instructions provided by your broker, bank, or other nominee

Proxy statement summary

This Proxy statement summary highlights information contained elsewhere in this Proxy Statement, which is first being made available to shareholders on or about April 2, 2024. We plan to begin mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials, how to vote online, and how to obtain a paper copy of the proxy materials, on or about April 2, 2024. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

2024 Annual Meeting information

When:	Virtual Meeting Access:
Monday, May 13, 2024 8:00 a.m. CDT*	To attend, register at www.proxydocs.com/bakerhughes

Virtual Meeting

The Board has determined that the 2024 Annual Meeting will be a completely virtual meeting. The Annual Meeting will be conducted only via live webcast. You will have the same rights and opportunities to participate as you would have at a physical meeting. You may attend the meeting, vote your shares, and submit questions electronically during the live webcast by visiting www.proxydocs.com/bakerhughes.

To participate in the Annual Meeting, you will need to register prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email one hour prior to the start of the Annual Meeting, including your unique link that will allow you access to the Annual Meeting. You will have the ability to submit questions during the registration process and fifteen minutes prior to and during the Annual Meeting. We look forward to answering your questions during the meeting. All questions must comply with the rules of conduct, which will be posted on the virtual meeting website.

Technical assistance will be available one hour prior to and during the Annual Meeting. Information related to technical assistance will be provided in the email with the sign-in instructions.

Matters to be voted upon				How to vote in advance

No.	Proposal	Board Recommendation	Page Reference (For More Detail)	Even if you plan to attend the meeting via live webcast, we urge you to vote in advance using one of these voting methods
1	The election of directors	FOR EACH NOMINEE	9	Registered holders 1-855-658-0965 Beneficial holders Follow instructions provided by your broker, bank, or other nominee

2	An advisory vote related to the Company's executive compensation program	FOR	73	Registered holders www.proxypush.com/bakerhughes Beneficial holders Follow instructions provided by your broker, bank, or other nominee

3	The ratification of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2024	FOR	76	Mail your signed proxy card or voting instructions to the address listed on the envelope

4	Amendment and Restatement of the Certificate of Incorporation to limit the liability of certain officers of the Company	FOR	77

5	Amendment and Restatement of the Certificate of Incorporation to add a federal forum selection	FOR	78

6	Amendment and Restatement of the Certificate of Incorporation to clarify and modernize the Certificate of Incorporation	FOR	79
Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.

* It is possible that an adjournment or postponement may be necessary due to a national emergency that makes us unable to hold the meeting on the date as planned.

1

Proxy statement summary

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 13, 2024

Baker Hughes' 2024 Proxy Statement and 2023 Annual Report are available for registered holders at www.proxydocs.com/bakerhughes and beneficial holders should follow the instructions provided by their broker, bank, or other nominee.

Changes from Prior Year

We continually review our approach to sustainability, corporate governance, human capital management, and executive compensation to ensure that we are in a position to consistently deliver on our strategy and the long-term interests of our shareholders.

•  Appointed Mr. Abdulaziz M. Al Gudaimi to our Board effective on January 1, 2024. Mr. Al Gudaimi brings extensive operational and leadership experience in the industries in which we operate and has experience in international markets

•  Continued our commitment to diversity, equity, and inclusion by requiring diverse candidates in our director recruitment pool

•  The Board established the Finance Committee to assist in its oversight of the Company's capital structure and financial resources and to advise on financial risks

•  Amended our bylaws and propose amending the Articles of Incorporation to:

•  limit the liability of certain officers of the Company;

•  add a federal forum selection; and

•  remove references to terminated agreements and relationships with GE as a result of GE's exit from its investment in the Company

2023 operational highlights

2023 proved to be a pivotal year for Baker Hughes as we continue our journey to reshape the company. We successfully removed $150 million of costs, realigned our Industrial & Energy Technology ("IET") business, and recently launched actions to further streamline our Oilfield Services & Equipment ("OFSE") business. Our strategy to transform the way we operate is working.

Baker Hughes is focused on building a differentiated energy technology company. With our integrated portfolio of energy solutions plus new technology and digital offerings, we believe we are uniquely positioned to help enable the energy transition. In 2023, we accelerated our strategy and began simplifying our structure to better position Baker Hughes, this included the realignment of IET into five product lines effective at the beginning of the fourth quarter. This work to streamline our organization and drive our transformation was a continuation of the initial steps taken in 2022, with the re-segmentation of the Company into two business segments, OFSE and IET. Baker Hughes was successful in 2023, with key commercial successes and solid margin improvements in OFSE. Commercially in IET, order performance in LNG and new energy hit new highs. In 2023, we had a record year for LNG equipment orders, and achieved significant growth in new energy orders compared to 2022.

Performance	Technology and Innovation	ESG Leadership

$30.5B in orders	$658M in research and development	AA ESG rating by MSCI

26% increase in adjusted EBITDA*	>2,000 patents granted	28% reduction in Scope 1 & 2 GHG emissions**

$2.0B free cash flow*	$750M in new energy orders	199 HSE Perfect Days***

*	Adjusted EBITDA and free cash flow are non-GAAP measures. A reconciliation of GAAP to non-GAAP measures is included in the Proxy Statement in Annex B

**	2022 actual compared to 2019 base year

***	An HSE Perfect Day is a day without injury, vehicle accidents, or harm to the environment

2 2024 Proxy Statement

Proxy Statement Summary

Purpose: We take energy forward - making it safer, cleaner, and more efficient for people and the planet.

Our commitment to people, planet, and principles is embedded at every level within the Company, and oversight rests with the Board of Directors (the "Board"). We view sustainability as a key part of our business strategy. We believe that operating Baker Hughes responsibly and providing products and services that help our customers achieve their sustainability goals afford us opportunities to grow our business; increase customer collaboration; attract, retain, and motivate employees; and differentiate us from our competitors.

Our strategy - first launched in 2020 - is built on three key pillars: transform the core, invest for growth, and position for new energy frontiers. This strategy is driving our execution over three time horizons that look out to 2030 and beyond, culminating in a Baker Hughes which has an elevated margin and returns profile, differentiated shareholder returns, and strong exposure across the industrial and energy growth vectors. We believe our transformation over these three horizons will deliver significant long-term value to our shareholders and achieve our purpose of taking energy forward.

Our unique portfolio of assets, technologies, and long-term strategy has allowed us to maintain a strong balance sheet and invest in differentiated solutions while we transform our operations to better deliver for energy and industrial customers and enhance shareholder value.

3

Proxy Statement Summary

Our responsibility

We organize our sustainability efforts into the areas of people, planet, and principles, and we work hard to make measurable progress each year. We strive to improve the transparency of our reporting and challenge ourselves to perform at the level of the most responsible companies in the world, not just in our own industry. We strive to embed sustainability throughout our global operations by implementation of our sustainability strategic goals.

4 2024 Proxy Statement

Proxy Statement Summary

People

At Baker Hughes, our people are central contributors to our purpose of taking energy forward. As an energy technology company with operations around the world, we believe that a diverse workforce is critical to our success, and we aim to attract the best and most diverse talent to support the energy transition. We strive to be an inclusive and safe workplace, with opportunities for our employees to grow and develop in their careers, supported by learning and development opportunities, competitive compensation, benefits and health and wellness programs, and programs that build connections between our employees and their communities.

Diversity, Equity, and Inclusion ("DEI"): We believe unique ideas and perspectives fuel innovation and our differences make us stronger. We value difference in gender, race, ethnicity, age, gender identity, sexual orientation, ability, cultural background, religion, veteran status, experience, thought and more across the globe. We recognize the importance of diverse teams, an equitable workplace and an inclusive culture in driving innovation and competitiveness as both are critical to our business success and our mission of taking energy forward for our customers and the industry. We believe that our DEI strategic framework and our commitment to DEI will enable us to continue to recruit and retain a diverse workforce, promote an inclusive culture, expand our supplier diversity, and be a stronger partner to our customers and our community.

As we continue to prioritize DEI, we are focused on progressing diversity, equity and inclusion across our organization, with a particular emphasis on supporting gender representation. In 2023, the percentage of people who identify as women in our workforce, senior leadership positions, and on the Board, was 19%, 18%, and 33%, respectively. Specific to the U.S., 38% of our employees identify as people of color.

We work to ensure we have access to and support diverse pipelines of talent across the globe while prioritizing development and retention. We hold leadership accountable for integrating DEI principles into their respective parts of the business. Our enterprise-wide strategy allows us to measure the outcomes and progress of our DEI efforts, assign goals, develop accountability, and ensure transparency. And our corporate memberships with respected nonprofits, such as Ally Energy, Catalyst, Disability:IN, and the Women's Energy Network, provide partnership and guidance to support our goals. Our talent acquisition efforts as well as our eight global employee resource groups support the engagement, development and retention of diverse talent.

Talent Acquisition: We have enacted a number of initiatives to support our global goals related to DEI. We have conducted training on unconscious bias and launched pilot projects on blind resumes and debiasing job descriptions, interview templates, and assessments as well as expanded our talent acquisition focus to include executive search services and initiatives with universities to expand our new talent pipeline.

Employee Resource Groups ("ERGs"): ERGs consist of employees who have joined together based on shared interests, characteristics, or life experiences. These groups can have a powerful influence on driving change by elevating the conversation and awareness around key issues and engaging with the communities where we operate while also providing opportunities for employee development, education, and professional growth. In 2023, we continued our support of the ERGs in several ways, including the opportunity for ERGs to nominate charitable organizations to receive grants from the Baker Hughes Foundation. We also formalized and enhanced support and impact for our five communities of interest groups, which bring together employees based on shared interests and enable employees to share information and ideas, find opportunities to participate in philanthropy and volunteerism, and learn best practices by engaging with colleagues on a specific topic or area of interest. These efforts have helped our DEI focus and have fostered closer connections between employees in communities around the world.

Inclusive Culture: We have several programs and initiatives that cultivate an inclusive culture. The Baker Hughes Culture & Inclusion Council, comprised of executives across the organization, supports the success of our DEI mission and workplace culture ambitions and meets regularly to review progress and discuss ways in which to continue to advance our efforts. The DEI Community of Practice facilitates sharing best practices across the enterprise. Our DEI Knowledge Center, located on the Baker Hughes intranet, enables us to provide our workforce with tools, resources, and learning opportunities that raise awareness, foster inclusive behaviors, and build cross-cultural competences.

Charitable Work: Baker Hughes seeks to make a positive impact in the communities where we operate around the world through stakeholder engagement, community service, and charitable contributions. Consistent with our purpose and values, we work to advance environmental quality, educational opportunities, and health and wellness. We benefit our communities through financial contributions, in-kind donations of goods and services, and volunteer projects. The Baker Hughes Foundation makes strategic philanthropic contributions, matches Baker Hughes employee charitable contributions, and awards volunteer recognition grants for outstanding employee community service. In 2023, the Baker Hughes Foundation globally provided $1 million in grants for educational opportunity, $955,000 in grants benefiting the environment, and an additional $418,000 in grants for health, safety and wellness and disaster recovery. The Baker Hughes Foundation supported disaster relief fundraising efforts in Alberta, Hawaii, Italy, Libya and Turkey, and global reforestation efforts that resulted in one million trees being planted across 17 countries. In addition, the Baker Hughes Foundation provided $855,000 in employee contribution matching, and Baker Hughes employees provided approximately 39,000 volunteer hours.

Planet

Getting to Net-Zero: It is a priority for us to innovate and to offer lower carbon products and services, improve our operational efficiency, and reduce our emissions. We are actively engaged in helping our customers meet their carbon and methane emissions reduction goals. We advocate for policies and technology that we believe will advance the energy transition such as carbon capture, utilization and storage ("CCUS"), hydrogen, carbon pricing, and methane emissions reduction.

5

Proxy Statement Summary

In 2019, we announced our commitment to reduce Scope 1 and 2 carbon dioxide equivalent emissions from our operations by 50% by 2030 and achieve carbon dioxide equivalent net-zero emissions by 2050. This goal encompasses emissions from our operations ("Scope 1 and 2 emissions") in alignment with the Paris Accord and the specific recommendations of the United Nations ("UN") Intergovernmental Panel on Climate Change's Special Report on Global Warming of 1.5oC. In 2020, we reset our carbon emissions reduction base year for this goal from 2012 to 2019 to account for corporate changes, new acquisitions, divestitures, and to reflect changes in methodology in accordance with the Greenhouse Gas ("GHG") Protocol.

Our net-zero roadmap is based on nine key building blocks necessary to achieve net-zero Scope 1 and 2 carbon emissions by 2050. This includes defining and operationalizing our efforts for the enterprise transformation, implementing a comprehensive sustainable supply-chain framework, and continuing to innovate and advance our research and development of low-carbon technology.

Our reporting frameworks are informed by the standards most frequently referenced by our stakeholders, including the Task Force on Climate-related Financial Disclosure ("TCFD") standards, the GHG Protocol, the Sustainability Accounting Standards Board ("SASB") Oil & Gas Services Industry Standard, Extractives and Mineral Processing Sector, as well as other relevant sector standards.

Principles

Protecting people and the environment: At Baker Hughes, the health and safety of our employees is a top priority. We value the health and safety of our people and are dedicated to doing what's right to safeguard our employees, customers, communities, and the environment. We implement proactive programs designed to ensure safe and sustainable operations, meeting or exceeding global regulatory requirements.

Culture of Compliance: Integrity and compliance are foundational elements of our culture and business and serve to mitigate risk, foster a positive workplace culture and support long-term commercial success. We are committed to complying with all laws, regulations and ethical standards in letter and spirit. Integrity is a core value of Baker Hughes that is embodied throughout our global operations that creates an environment where doing the right thing is second nature. Our Code of Conduct sets high expectations for ethical behavior, and our global ethics and compliance program is designed to prevent and detect potential violations of law, our Code of Conduct, and other Company policies and procedures.

Privacy and Cybersecurity: We take cybersecurity and data privacy very seriously, and we are committed to individuals' rights to data protection and privacy. We protect our digital systems and data through a comprehensive cybersecurity management program, and we operate a comprehensive Cyber Fusion Center to coordinate resources, reduce incident response time, and shift toward a proactive cyber-defense model. We leverage the National Institute of Standards and Technology security framework to drive strategic direction and maturity improvement and engage third party security experts for risk assessments and program enhancements. Our Global Data Privacy Program is designed to ensure that personal data will be protected and handled in accordance with applicable law and applicable contractual obligations.

Sustainable Supply Chains: We are part of a broad global supply chain, and we source materials from many countries around the world. In addition to managing our own corporate sustainability performance, we also have a desire to ensure that the suppliers we work with adhere to high standards. Our Supplier Integrity Guide governs our relationships with suppliers, contractors, consortium partners, and consultants. Our Supplier Social Responsibility Program is intended to set standards and monitor compliance with high standards of HSE performance, ethics, compliance, and respect for human rights.

Additional information on our People, Planet and Principles can be found in our Corporate Sustainability Report located on our website. Information contained on or connected to our website, including our Corporate Sustainability Report, is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any filing we make with the Securities and Exchange Commission ("SEC").

6 2024 Proxy Statement

Proxy Statement Summary

Director nominee highlights

The nine director nominees, if elected, will serve a one-year term expiring at the 2025 Annual Meeting. Our priority is to bring together areas of expertise for the benefit of the Company and long-term shareholder value. We strive to maintain a Board that reflects diversity, varied knowledge and experiences, and relevant skills and personal qualities. Our candidates possess leadership skills, global business experience, and expertise in finance and the energy industry. More information about our director nominees may be found under "Proposal No. 1—Election of Directors."

			Committee Memberships

Name, Primary Occupation(1)	Age(2)	Director Since	AC	FC	GCR	HCC	Independent

Lorenzo Simonelli Chairman, President and CEO Baker Hughes Company	50	2017	N/A	N/A	N/A	N/A	No

W. Geoffrey Beattie * Chief Executive Officer Generation Capital	64	2017		●	●		Yes

Abdulaziz M. Al Gudaimi Former Executive Vice President Saudi Arabian Oil Company	61	2024			●	●	Yes

Gregory D. Brenneman Executive Chairman CCMP Capital Advisors, LLC	62	2017	●				Yes

Cynthia B. Carroll Former Chief Executive Officer Anglo American plc	67	2020	●				Yes

Michael R. Dumais Former Executive Vice President & Chief Transformation Officer Raytheon Technologies	57	2022		●	●		Yes

Lynn L. Elsenhans Former Executive Chairman, President and CEO Sunoco, Inc.	68	2017				●	Yes

John G. Rice** Former Chairman GE Gas Power	67	2017		●			Yes

Mohsen M. Sohi ** Chief Executive Officer Freudenberg SE	65	2023	●			●	Yes

● Member	Chair * Lead Director ** Audit Committee Financial Expert on Audit Committee

AC Audit Committee	FC Finance Committee	GCR Governance & Corporate Responsibility Committee
HCC Human Capital and Compensation Committee

(1)	Nelda J. Connors has notified the Board of her decision not to stand for re-election at the 2024 Annual Meeting.
(2)	Ages listed are as of May 13, 2024.

Compensation highlights

Our executive compensation program is designed to attract, motivate, and retain our executives, including our named executive officers (each an "NEO"), who are critical to our long-term success. The program is designed to align with three core principles:

Align executive and shareholder interests	Provide a significant portion of total compensation that is performance-based and at risk	Attract and retain talented executives

Our executive compensation program emphasizes performance-based compensation tied to increases in Baker Hughes' stock price and drives strategic imperatives. Approximately 90% of Mr. Simonelli's target total compensation is performance-based and at risk, while the other NEOs have an average of 78% performance-based and at-risk compensation.

7

Proxy Statement Summary

Key compensation decisions in 2023

The Company continued to reinforce market-aligned and pay-for-performance elements of its compensation programs.

2023 Compensation decisions

Approved selective NEO base salary increases for 2023, to align with the market.	Approved overall payout of 2023 Annual bonus at 140% of target, 2021 Performance Share Units ("PSUs") at 88.51% of target, and 2021 Transformation Incentive awards at 82.44% of target.	Awarded annual long-term incentive grants with 60% Performance Share Unit ("PSUs") weighting for the CEO with an emphasis on outperforming the market.

8 2024 Proxy Statement

Proposal 1

Election of directors

The Board of Directors recommends that you vote FOR each nominee.	Board highlights

In analyzing director nominations, the Governance & Corporate Responsibility Committee strives to recommend candidates for director positions who will create a collective membership on the Board with varied experience and perspective and maintains a Board that reflects diversity, including but not limited to gender, ethnicity, background, and experience. Candidates should also demonstrate leadership, comprehend the role of a public company director, and exemplify relevant expertise, experience, and a substantive understanding of domestic and international considerations and geopolitics. The Governance & Corporate Responsibility Committee also looks for candidates who will help progress Baker Hughes' strategy as an energy technology company and as a leader through the energy transition.

When analyzing whether directors and nominees have the experience, qualifications, attributes, and skills to enable the Board to satisfy its oversight responsibilities effectively in light of the Company's business and structure, the Governance & Corporate Responsibility Committee and the Board assess the information summarized in each of the directors' individual biographies set forth in this Proxy Statement as well as the director skills matrix. Each of the current directors, other than Nelda J. Connors who has decided not to stand for re-election at the end of her current term, has been nominated for election by the Board upon recommendation by the Governance & Corporate Responsibility Committee and has decided to stand for election.

Ms. Connors has notified the Company and the Board of her decision not to stand for re-election at the 2024 Annual Meeting. Ms. Connors intends to serve on the Board through the date of the 2024 Annual Meeting, and her decision not to stand for re-election is not the result of any disagreement with the Company. The authorized number of directors is presently ten, and, in connection with the election of directors at the 2024 Annual Meeting, the authorized number of directors is being reduced to nine.

All directors who are elected at the Annual Meeting will serve for a one-year term expiring at the Annual Meeting expected to be held in May 2025; until his or her successor is elected and qualified; or until his or her earlier death, retirement, resignation, or removal. The proxy holders will vote FOR the nine persons listed below under "Company Nominees for Director," unless contrary instructions are given.

If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted FOR the nine persons recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you must do so with respect to each individual nominee.

Our director nominees exhibit an effective mix of skills, experience, diversity, and perspective. Our Board is committed to supporting diverse board membership. Our Governance & Corporate Responsibility Committee is actively evaluating candidates, and, in accordance with our Committee charter, is considering a pool of candidates that includes persons reflecting diversity of race, ethnicity, and gender.

GENDER DIVERSITY 22% 2 females both of whom chair a standing committee
RACIAL/ETHNIC DIVERSITY 11% 1 racial/ethnic minority
INDEPENDENCE 8 of 9 are independent
ENVIRONMENTAL AND SAFETY 5 of 9 directors have environmental and safety, risk and regulatory experience
BOARD REFRESHMENT 44% new directors added since 2020
INDUSTRY AND OPERATIONAL EXPERIENCE 78% have industry and operational experience

9

Proposal 1 Election of Directors

Board nominees for director

The following table sets forth each nominee director's name, principal occupation and prior work experience, age, and year in which the nominee first became a director of the Company. Each nominee director has agreed to serve if elected.

Director nominees

W. Geoffrey Beattie Age: 64 | Ethnicity: Caucasian/White | Director since: 2017

Committees:	• Governance & Corporate Responsibility (Member) • Finance (Member)

Biography:

W. Geoffrey Beattie serves as the Lead Independent Director. Mr. Beattie has been the Chief Executive Officer of Generation Capital, a private investment company based in Toronto, Canada, since September 2013. He served previously as Chief Executive Officer of the Woodbridge Company Limited, a privately held investment company, and the majority shareholder of Thomson Reuters from March 1998 to December 2012, where he also served as Deputy Chairman from May 2000 to May 2013. Mr. Beattie currently serves as the Chairman of Relay Ventures, a Canadian venture capital firm.

Other Public Company Board Memberships in the Past Five Years:

•  Maple Leaf Foods (2008 – 2023)

•  Fiera Capital Corporation (2018 – 2023)

•  General Electric Company (2009 – 2019)

Qualifications:

The Board believes Mr. Beattie's qualifications to serve on the Board include his leadership experience as chief executive officer of two privately held investment companies, his investment experience as the majority shareholder of a publicly traded professional information provider, his service on several public company boards, and his technology and risk management expertise.

Abdulaziz M. Al Gudaimi Age: 61 | Ethnicity: Asian/Middle Eastern | Director since: 2024
Committees:	• Governance & Corporate Responsibility (Member) • Human Capital and Compensation (Member)

Biography:

Mr. Al Gudaimi had an over 38-year career at Saudi Arabian Oil Company ("Aramco"), an integrated energy and chemical company listed on the Saudi Stock Exchange (Tadawul), culminating in numerous senior management and leadership roles. He retired from Aramco as its Executive Vice President Corporate Development in November 2022, having been responsible for Aramco's mergers and acquisitions transactions and divestment strategy, a position he held since September 2020. Prior to that, from May 2015 to September 2020, he served as Executive Vice President Downstream leading all Aramco downstream refining, chemicals, power, infrastructures, marketing & trading, and retail businesses units of Aramco.

Other Public Company Board Memberships in the Past Five Years:

•  Banque Saudi Fransi (2023 – Present)

•  S-Oil Corp (2017 – 2021)

Qualifications:

The Board believes Mr. Al Gudaimi's qualifications to serve on the Board include his operational and leadership experience in the industries in which we operate and his experience in international markets.

10 2024 Proxy Statement

Proposal 1 Election of Directors

Gregory D. Brenneman Age: 62 | Ethnicity: Caucasian/White | Director since: 2017

Committees:	• Finance (Chair) • Audit (Member)

Biography:

Greg Brenneman has served as the Executive Chairman of CCMP Capital Advisors, LP, a private equity firm with over $3 billion under management, since October 2016. Previously, he served as Chairman of CCMP from 2008 until October 2016 and as its President and Chief Executive Officer from February 2015 until October 2016. He is also Chairman and Chief Executive Officer of TurnWorks, Inc., a private equity firm focusing on corporate turnarounds, which he founded in 1994. Prior to joining CCMP, Mr. Brenneman led restructuring and turnaround efforts at Quiznos, Burger King Corporation, PwC Consulting, a division of PricewaterhouseCoopers ("PwC"), and Continental Airlines, Inc. that resulted in improved customer service, profitability and financial returns.

Other Public Company Board Memberships in the Past Five Years:

•  Hayward Holdings, Inc. (2021 – 2023)

•  The Home Depot, Inc. (2000 – present)

•  Ecovyst Inc. (2014 – 2022)

•  Baker Hughes GE (predecessor of Baker Hughes Company) (2017 – 2019)

•  Baker Hughes Incorporated (predecessor of Baker Hughes Company) (2014 – 2017)

Qualifications:

The Board believes Mr. Brenneman's qualifications to serve on the Board include his experience in several executive and leadership roles in the private equity space, his service on other public company boards, and his finance, investment, global business, and human resources expertise.

Cynthia B. Carroll Age: 67 | Ethnicity: Caucasian/White | Director since: 2020
Committees:	• Human Capital and Compensation (Chair) • Audit (Member)

Biography:

Cynthia Carroll was the Chief Executive Officer of Anglo American plc from 2007 to 2013. Ms. Carroll worked for Alcan Aluminum Corporation from 1989 to 2006, serving as the Chief Executive Officer for Primary Metal Group, Alcan's core business from 2002 to 2006 and President of the Bauxite, Alumina and Specialty Chemicals division from 1998 to 2001. She served in other various management and leadership positions from 1989 to 2001. She started her career in 1982 as a geologist working for Amoco Production Company.

Other Public Company Board Memberships in the Past Five Years:

•  Glencore (2021 – present)

•  Pembina Pipeline Corporation (2020 – present)

•  Hitachi, Ltd. (2013 – present)

•  Century Aluminum Company (2020 – 2021)

Qualifications:

The Board believes Ms. Carroll's qualifications to serve on the Board include her leadership experience as a former chief executive officer of a global mining company, her comprehensive industry knowledge, her service on several public company boards, and her environmental, sustainability, technology, and operational expertise.

11

Proposal 1 Election of Directors

Michael R. Dumais Age: 57 | Ethnicity: Caucasian/White | Director since: 2022
Committees:	• Finance (Member) • Governance & Corporate Responsibility (Member)

Biography:

Michael Dumais was formerly the Raytheon Technologies Chief Transformation Officer and led corporate strategy and development from 2020 to 2022. From 2017 to 2020, he was the Executive Vice President of Operations and Strategy for United Technologies Corporation ("UTC") prior to its merger with Raytheon Company. He was previously President of UTC's Hamilton Sundstrand Division and held numerous leadership positions at UTC from 1998 to 2017. From 1993 to 1997, he held various strategic business roles with Bain & Company. He currently serves as an Executive Leadership Advisor to Ernst & Young and as an Adjunct Professor at the NYU Stern School of Business.

Other Public Company Board Memberships in the Past Five Years:

None

Qualifications:

The Board believes Mr. Dumais' qualifications to serve on the Board include his leadership experience in several executive roles at a multinational company, his experience in implementation and technology transformations, and his finance, investment, operational, risk management, environmental, and human resources expertise.

Lynn L. Elsenhans Age: 68 | Ethnicity: Caucasian/White | Director since: 2017
Committees:	• Governance & Corporate Responsibility (Chair) • Human Capital and Compensation (Member)

Biography:

Lynn Elsenhans was the Executive Chairman of Sunoco, Inc. from January 2009 until May 2012, and Chief Executive Officer and President from August 2008 until March 2012. She also served as Chairman of Sunoco Logistics Partners L.P. from October 2008 until May 2012, and Chief Executive Officer from July 2010 until March 2012. Ms. Elsenhans worked at Royal Dutch Shell for more than 28 years, where she held a number of senior roles, including Executive Vice President, Global Manufacturing from 2005 to 2008.

Other Public Company Board Memberships in the Past Five Years:

•  Aramco (2018 – present)

•  GlaxoSmithKline (2012 – 2022)

•  Baker Hughes GE (predecessor of Baker Hughes Company) (2017 – 2019)

•  Baker Hughes Incorporated (predecessor of Baker Hughes Company) (2012 – 2017)

Qualifications:

The Board believes Ms. Elsenhans' qualifications to serve on the Board include her leadership experience as a former chair and chief executive officer of a publicly traded energy company, her industry knowledge gained from many years at a global oil and gas company, her service on other public company boards, and her finance, operational, risk management, human resources, environmental, and sustainability expertise.

12 2024 Proxy Statement

Proposal 1 Election of Directors

John G. Rice Age: 67 | Ethnicity: Caucasian/White | Director since: 2017
Committees:	• Audit (Chair) • Finance (Member)

Biography:

John Rice served as Chairman of GE Gas Power from December 2018 through August 2020. He was previously Vice Chairman, GE until March 2018 and Chief Executive Officer, GE Global Growth Organization from November 2010 until December 2017. He served in other various leadership positions across GE, including Vice Chairman, GE, President and Chief Executive Officer of GE Technology Infrastructure from 2007 until November 2010, Vice Chairman of GE's industrial and infrastructure businesses from 2005 until 2007, and President and Chief Executive Officer of GE Energy from 2000 until 2005.

Other Public Company Board Memberships in the Past Five Years:

•  AIG (2022 – present)

•  Li and Fung (2018 – 2020)

•  Baker Hughes GE (predecessor of Baker Hughes Company) (2017 – 2019)

Qualifications:

The Board believes Mr. Rice's qualifications to serve on the Board include his extensive leadership experience in a number of leadership roles at companies working in global energy and infrastructure markets, his global business experience, his service on other public company boards and his finance, investment, operations, technology, and human resources expertise.

Lorenzo Simonelli Age: 50 | Ethnicity: Caucasian/White | Director since: 2017
Committees	• N/A

Biography:

Lorenzo Simonelli has been the Chairman of the Board of Directors of the Company since October 2017, and a Director, President and Chief Executive Officer of the Company since July 2017. Before joining the Company in July 2017, Mr. Simonelli was Senior Vice President, GE and President and Chief Executive Officer, GE Oil & Gas from October 2013 to July 2017. Before joining GE Oil & Gas, he was the President and Chief Executive Officer of GE Transportation from July 2008 to October 2013. Mr. Simonelli joined GE in 1994 and held various finance and leadership roles from 1994 to 2008.

Other Public Company Board Memberships in the Past Five Years:

•  Iveco Group N.V. (2021 – present)

•  CNH Industrial (2019 – 2021)

•  C3.ai, Inc. (2020 – 2021)

Qualifications:

The Board believes Mr. Simonelli's qualifications to serve on the board include his extensive leadership experience in business and operational decisions during his tenure as Chief Executive Officer of Baker Hughes in addition to his experience in the oil and gas industry and his financial, investor, technology, sustainability, and risk management expertise.

13

Proposal 1 Election of Directors

Mohsen M. Sohi Age: 65 | Ethnicity: Caucasian/White | Director since: 2023
Committees:	• Audit (Member) Human Capital and Compensation (Member)

Biography:

Dr. Mohsen Sohi has served as the Chief Executive Officer of Freudenberg and Co. since July 2012. From April 2010 to June 2021, Dr. Sohi served as Managing Partner of Freudenberg and Co. Dr. Sohi served as President and Chief Executive Officer of Freudenberg-NOK, a privately-held joint venture partnership between Freudenberg Group and NOK Corp. of Japan from March 2003 through March 2010. Prior to Freudenberg, Dr. Sohi was with NCR Corporation as the Senior Vice President, Retail Solutions Division from January 2001 to February 2003. Prior to NCR, Dr. Sohi was with Honeywell International Inc. and its pre-merger constituent, Allied Signal, Inc., for 14 years in positions of increasing leadership and lastly serving as President of Honeywell Electronic Materials from July 2000 to January 2001.

Other Public Company Board Memberships in the Past Five Years:

•  STERIS plc (2005 – present)

Qualifications:

The Board believes Dr. Sohi's qualifications to serve on the Board include his leadership experience in various executive roles at multinational conglomerate and consulting companies, his extensive experience in the technology industry, and his finance, operational, risk management, human resources, environmental, and sustainability expertise.

BOARD DIVERSITY MATRIX (as of April 2, 2024)(1)

Total Number of Directors = 10(2)

Gender Identity:	Female	Male	Non-Binary	Did not Disclose Gender
Directors	3	7	—	—

Demographic Background:

African American or Black	1	—	—	—

Asian/Middle Eastern	—	1	—	—

White	2	6	—	—

(1)	To see the Company's Board Diversity Matrix as of March 31, 2023, please see the Company's proxy statement filed with the SEC on March 31, 2023.

(2)

Nelda J. Connors has notified the Board of her decision not to stand for re-election at the 2024 Annual Meeting. Immediately after the 2024 Annual Meeting, assuming that all director nominees are elected, the total number of directors on the Board will be nine, with approximately 22% female directors and 11% ethnically diverse directors.

14 2024 Proxy Statement

Proposal 1 Election of Directors

Director skills and experience matrix

Skills and Experience	Al Gudaimi	Beattie	Brenneman	Carroll	Connors(1)	Dumais	Elsenhans	Rice	Simonelli	Sohi	%

Leadership Business and strategic management experience from service in a significant leadership position, such as a CEO, CFO or other senior leadership position	●	●	●	●	●	●	●	●	●	●	100%

Finance and Accounting Understanding of finance and financial reporting processes	●	●	●	●	●	●	●	●	●	●	100%

Investor Overseeing investments and decisions	●	●	●	●	●	●	●	●	●	●	100%

Industry and Operations Operational experience in the industries in which Baker Hughes operates	●			●	●	●	●	●	●	●	80%

Technology Developing and investing in new technologies and ideas	●	●		●		●		●	●	●	70%

Risk Oversight/Cybersecurity Understanding significant risks facing companies, including cybersecurity		●	●	●	●	●	●	●	●	●	90%

Global Non-U.S. businesses and cultures through living or working outside of the U.S.	●	●	●	●	●	●	●	●	●	●	100%

Environmental and Safety Safety and environmental regulations	●			●	●	●	●			●	60%

Prior BOD Experience Service on public company boards	●	●	●	●	●		●	●	●	●	90%

HR and Talent Development HR and talent development to obtain the most qualified and satisfied employees	●	●	●	●	●	●	●	●		●	90%

Legal and Corporate Governance Legal and corporate governance issues in which public companies must abide	●	●	●	●		●	●			●	70%

Independent Satisfies the independence requirements of Nasdaq and the SEC	●	●	●	●	●	●	●	●		●	90%

Sustainability Experience in Environmental Social Governance ("ESG")	●		●	●		●	●		●	●	70%

(1)

Nelda J. Connors has notified the Board of her decision not to stand for re-election at the 2024 Annual Meeting. Immediately after the 2024 Annual Meeting, assuming that all director nominees are elected, the total number of directors on the Board will be nine.

15

Proposal 1 Election of Directors

Election and resignation policy

Size and term of Board

Under the provisions of the Second Amended and Restated Certificate of Incorporation, dated October 17, 2019 (the "Certificate of Incorporation"), and the Sixth Amended and Restated Bylaws of the Company, dated February 1, 2024 (the "Bylaws"), the total number of directors constituting the Board may be fixed from time to time by resolution of the Board. The total number of directors as determined by the Board is presently ten. In connection with the election of directors at the 2024 Annual Meeting, the authorized number of directors is being reduced to nine.

Each director will serve for a term of one year, ending on the date of the next Annual Meeting of Shareholders following the date of such director's election or appointment; provided that the term of each director will continue until the election and qualification of his or her successor, subject to his or her earlier death, resignation, disqualification, or removal.

Shareholder nominations of directors

Shareholders may also propose nominees for consideration by the Governance & Corporate Responsibility Committee by submitting the names and other supporting information required under the Company's Bylaws to:

Attn: Corporate Secretary

Baker Hughes Company

575 N. Dairy Ashford Road, Suite 100

Houston, Texas 77079

Resignation and removal

Any director may resign by delivering a resignation in writing or by electronic transmission to the Company at its principal office or to the Chairman of the Board, the Chief Executive Officer, or the Vice President and Corporate Secretary. Such resignation will be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event. Our Governance Principles provide that each incumbent director being nominated for further service on the Board submit an irrevocable resignation letter that becomes effective if (1) the director does not receive a majority of the votes cast "FOR" with respect to that nominee's election in an election that is not a contested election; and, (2) thereafter the Board accepts that resignation. The Governance & Corporate Responsibility Committee will have the right to fill any vacancy resulting from the death, resignation, retirement, disqualification, or removal from office or other cause for any director.

Board term limits and retirement age

The Board has a 15-year term limit for all directors, other than the Company's CEO. Additionally, with limited exceptions, directors will not be nominated for election to the Board after his or her 75th birthday. The full Board may nominate director candidates who have served past the 15-year term limit or the retirement age in special circumstances.

16 2024 Proxy Statement

Proposal 1 Election of Directors

Process for identifying and adding new directors

The Governance & Corporate Responsibility Committee identifies, screens, and recommends director candidates for nomination to the Board. Candidates are evaluated in light of the then-existing composition of the Board and the background and areas of expertise of existing directors and potential nominees.

17

Proposal 1 Election of Directors

Director education

Our director education program assists Board members in fulfilling their responsibilities. In addition to the onboarding program, directors are provided ongoing education through in-depth presentations on topics such as strategy, operations, the energy transition, cybersecurity, ESG related issues, enterprise risk management, DEI, and legal and regulatory matters. These presentations can be from management or with outside experts as needed. The Board periodically holds board meetings at facilities or other sites important to the business where directors engage with employees in a more informal setting. Directors are also encouraged to attend third-party educational programs and training.

Board evaluation

Board and Committee evaluations play a critical role in ensuring the effective functioning of our Board. It is important to review Board, Committee, and director performance and to solicit and act upon feedback received from each member of our Board. Our Lead Independent Director manages and has oversight over the Board evaluation process.

The Board evaluation process considers the following topics:

• General board practices, including fostering a culture that promotes candid discussion

• The adequacy, number, and length of Board and committee meetings

• Suggestions for new skills and experiences for potential future candidates

• Peer Review

• The Board's access to Company executives and operations

• Committee effectiveness

• Adequacy of information received, including access to non-management resources

• The quality and scope of materials distributed in advance of the meeting

• The promotion of rigorous decision-making by the Board and the committees

• The strategic planning process

• The overall function of the Board and its committees

• Technology use

18 2024 Proxy Statement

Corporate governance

The Company's Board believes the purpose of corporate governance is to maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices, which the Board and management believe promote this purpose, are sound, and represent best practices. The Board periodically reviews these governance practices, Delaware law (the state in which the Company is incorporated), the rules and listing standards of Nasdaq and SEC regulations, as well as best practices suggested by recognized governance authorities. The Governance Principles are posted under the "Investors-Company Information-Corporate Governance" section of the Company's website at www.bakerhughes.com and are also available upon request to the Company's Corporate Secretary. Neither these documents nor the website are incorporated by reference to this Proxy Statement.

CORPORATE GOVERNANCE HIGHLIGHTS

BOARD STRUCTURE AND INDEPENDENCE	Board diversity relative to personal characteristics and experiences
Range of tenures ensures balance between historical experience and fresh perspectives
Skills and background aligned to our strategic direction
Director nominees are approximately 90% independent
Lead Independent Director, with expanded responsibilities, including formal responsibilities relative to Board evaluation processes
Lead Independent Director empowered to call special Board meetings at any time for any reason

STRONG CORPORATE GOVERNANCE PRACTICES	Annual election of directors
All members of all committees are independent directors
Annual Board assessment to enable adequate Board refreshment and appropriate evolution of Board skills, experience, and perspectives; results shared and discussed in executive session
Mandatory director retirement age of 75 and 15-year term limits
Active board engagement in managing talent and long-term succession planning for executives and directors

Robust shareholder engagement with independent director participation

No pledging or hedging of Company stock by executive officers and directors

Significant stock ownership requirements for executive officers and directors

Comprehensive director on-boarding program

Ownership structure

The Company was formed in July 2017 as the result of a combination between Baker Hughes Incorporated ("BHI") and the oil and gas business ("GE O&G") of General Electric Company ("GE") (the "Transactions"). As a result of the Transactions, substantially all of the business of GE O&G and BHI was transferred to a subsidiary of the Company, Baker Hughes Holdings LLC ("BHH LLC"). GE previously held its voting interest through our Class B Common Stock and its economic interest through a corresponding number of units of BHH LLC. In December 2022, GE exchanged all of its Class B Common Stock and equity interests representing its economic interests in BHH LLC for shares of our Class A Common Stock. There were no shares of our Class B Common Stock outstanding as of December 31, 2022. Following the exchange and GE's exit from its ownership position in the Company, the Stockholders Agreement (the "Stockholders Agreement") between GE and the Company was terminated and in March 2023, the Board updated the Company's governance documents, policies, and procedures to eliminate requirements relevant to the period when the Company was affiliated with GE, including those related to approval of related party transactions as discussed below.

Board attendance

During the fiscal year ended December 31, 2023, the Board held 6 meetings. Each director attended more than 93% of the total number of meetings of the Company's Board and of the respective Committees on which he or she served. It is the Company's policy to request and encourage all of the Company's directors and nominees for election as directors to attend the Annual Meeting. Each director attended the 2023 Annual Meeting.

19

Corporate Governance

Director independence

The Board has adopted Governance Principles and charters for the Audit Committee, Human Capital and Compensation Committee and the Governance & Corporate Responsibility Committee that include independence requirements for directors to assist it in determining director independence. These requirements conform to the independence requirements set forth in Nasdaq listing standards and SEC rules. In addition to applying these requirements, the Board considers all relevant facts and circumstances in making an independence determination. The Board has determined that all the nominees for election at this Annual Meeting other than Mr. Simonelli meet these independence requirements and that all members of these committees meet the relevant committee independence requirements.

When considering the independence of Mohsen Sohi, the Board recognized that Dr. Sohi serves as the Chief Executive Officer of Freudenberg and Co. ("Freudenberg"), a company that enters into purchase and sale transactions with us from time to time that may exceed $120,000 in the aggregate annually. The Board also considered that such transactions have historically been made in the ordinary course by each of the Company and Freudenberg with terms in line with those offered to other third parties. Additionally, our Governance & Corporate Responsibility Committee has determined that Dr. Sohi has no direct or indirect material interest in these transactions.

When considering the independence of Cynthia B. Carroll, the Board noted that Ms. Carroll's son is employed by us. He is not one of our executive officers, and his 2023 compensation did not require disclosure as a related person transaction. He is emancipated and does not share Ms. Carroll's household and our Governance & Corporate Responsibility Committee has determined that Ms. Carroll does not have a direct or indirect material interest in his compensation.

The Board's leadership structure

Our Governance Principles require the election of a Lead Independent Director who leads meetings of the independent directors and regularly meets with the Chairman/CEO for a discussion of matters arising from these meetings.

Lead independent director duties:

W. Geoffrey Beattie Lead Independent Director

•  reviews the agenda, schedule, and information sent to the directors for Board meetings

•  works with the Chairman/CEO to propose an annual schedule of major discussion items

•  leads meetings of the independent directors and regularly meets with the Chairman/CEO for a discussion of matters arising from these meetings

•  develops and leads the Board evaluation process

•  calls additional meetings of the independent directors or the entire Board as deemed appropriate

•  provides leadership to the Board if circumstances arise in which the role of the Chairman/CEO may be, or may be perceived to be, in conflict

•  serves as a liaison on Board-related issues between the Chairman/CEO and the independent directors

•  develops and leads the Chairman evaluation process

The Board has determined that the current structure, with a combined CEO and Chairman of the Board and a Lead Independent Director, is in the best interests of the Company and our shareholders. The combined role of CEO and Chairman provides an effective balance between management of the Company and director participation in our board process and allows for management to focus on the execution of our strategic and business plans. As indicated above, our Lead Independent Director was elected by the independent Board members and has a clear set of comprehensive duties that provide an effective check on management.

20 2024 Proxy Statement

Corporate Governance

Committees of the board

The Board of Directors has an Audit Committee, a Human Capital and Compensation Committee, a Governance & Corporate Responsibility Committee, and a Finance Committee. The charter for each committee has been posted and is available for public viewing under the "Investors-Company Information-Corporate Governance" section of the Company's website at www.bakerhughes.com and is also available upon request to the Company's Corporate Secretary. Neither the charters nor the website are incorporated by reference to this Proxy Statement.

Audit Committee Number of Meetings in 2023: 10
John G. Rice Chairperson

The responsibilities of the Audit Committee include:

•	assisting the Board in overseeing matters relating to the accounting and reporting practices of the Company;

•	reviewing the adequacy of the Company's internal controls and other financial controls;

•	reviewing the quarterly and annual financial statements of the Company;

•	reviewing the performance of the Company's internal audit function;

•	reviewing and pre-approving the current year audit and non-audit services;

•	overseeing the Company's compliance programs related to legal and regulatory requirements;

•	selecting and hiring the Company's independent registered public accounting firm; and

•	monitoring and discussing with management the Company's risk assessment and risk management policies and processes, including risks related to financial reporting, cybersecurity, and compliance.

The Audit Committee shall have at least three directors. The Board has determined that each member of the Audit Committee is independent and financially literate and that Mr. Rice and Dr. Sohi, two of the committee members, are qualified as an "audit committee financial expert" within the meaning of the rules and regulations promulgated by the SEC and under applicable provisions of the Nasdaq listing standards.

To promote independence of the audit, the Audit Committee consults separately and jointly with the Company's independent registered public accounting firm, the internal auditors, and management.

Finance Committee Number of Meetings in 2023: 2
Gregory D. Brenneman Chairperson

The responsibilities of the Finance Committee include:

•	reviewing the Company's financial and investment policies;

•	reviewing the Company's capital structure and financing requirements;

•	reviewing the principal terms and conditions of significant proposed borrowings and issuances of debt or equity securities;

•	reviewing the Company's annual capital plan and plans for capital expenditures and significant capital investments;

•	reviewing the Company's principal treasury, banking and finance matters;

•	overseeing the Investor Relations program;

•	reviewing the Company's dividend policy and share repurchase program; and

•	reviewing the adequacy of the Company's insurance and self-insurance programs.

The Finance Committee shall have at least three directors. The Board has determined that each member of the Finance Committee is independent.

21

Corporate Governance

Governance & Corporate Responsibility Committee Number of Meetings in 2023: 4
Lynn L. Elsenhans Chairperson

The responsibilities of the Governance & Corporate Responsibility Committee include:

•	identifying qualified individuals to become Board members;

•	determining the composition of the Board and its committees;

•	monitoring a process to assess Board effectiveness;

•	reviewing and implementing the Company's Governance Principles;

•	overseeing Health, Safety, & Environment compliance;

•	overseeing and monitoring risks related to the Company's governance structure and processes, geopolitical risks and risks arising from related party transactions; and

•

monitoring and discussing the Company's positions on sustainability, corporate social responsibilities, and public issues of significance which affect investors and other key stakeholders, and reviewing the annual Corporate Sustainability Report.

The Governance & Corporate Responsibility Committee shall have at least three directors. The Board has determined that each member of the Governance & Corporate Responsibility Committee is independent.

Human Capital and Compensation Committee Number of Meetings in 2023: 4
Cynthia B. Carroll Chairperson

The responsibilities of the Human Capital and Compensation Committee include:

•	establishing the Company's general compensation philosophy in consultation with senior management;

•	assisting the Board in developing and evaluating potential candidates for executive positions and developing executive succession plans;

•	overseeing the Company's diversity, equity, and inclusion practices;

•	overseeing and monitoring risks related to incentive compensation practices;

•	reviewing and approving the corporate goals and objectives of the compensation of the CEO and determining, or recommending to the Board to determine, the CEO's annual compensation;

•

reviewing and approving the evaluation process and compensation structure for the other senior officers and determining, or recommending to the Board to determine, the compensation of such senior officers, based on initial recommendations from the CEO;

•	recommending to the Board compensation for non-employee directors;

•	overseeing any clawback policy allowing the Company to recoup compensation paid to employees;

•	reviewing the Company's equity incentive compensation and other stock- or cash-based plans; and

•	recommending changes in such plans to the Board, reviewing levels of stock ownership by officers, and evaluating incentive compensation arrangements.

The Human Capital and Compensation Committee shall have at least three directors. The Board has determined that each member of the Human Capital and Compensation Committee is independent.

Among other responsibilities, the Human Capital and Compensation Committee is responsible for reviewing incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk-taking and to review and discuss, at least annually, the relationship between risk management policies and practices, corporate strategy, and senior executive compensation to assess whether any such risk is reasonably likely to have a material adverse effect on the Company. The Company's stock ownership guidelines established by the Board also serve to mitigate compensation-related risks. During fiscal year 2023, the Human Capital and Compensation Committee determined the Company's compensation policies and practices for employees were not reasonably likely to have a material adverse effect on the Company.

22 2024 Proxy Statement

Corporate Governance

Risk oversight

We face a myriad of risks including operational, financial, strategic, and reputational risks that affect every segment of our business. The Board is actively involved in the oversight and monitoring of these risks in several ways. Each committee of the Board is responsible for the oversight of certain areas of risk that pertain to that committee's area of focus and receives regular updates at committee meetings throughout the year from management on each risk.

We have an enterprise risk management program that includes the identification of a broad range of risks that affect the Company, their probabilities and severity, and incorporates a review of the Company's approach to managing and prioritizing those risks based on input from the officers responsible for the management of those risks. Enterprise Risk Management is a continuous exercise at Baker Hughes. Annually, we seek input from each business segment to refresh existing risks and identify new or emerging risks (including sustainability and climate-related risks) that have enterprise-wide impact. This process spans from identifying, categorizing, and rating the risks based on reputational, operational, regulatory impact, financial impact, likelihood, and existing controls for risk mitigation. Proposed mitigation action plans are then created based on identified gaps and assigned to executive leadership for accountability and execution. These actions and key risk indicators are regularly reviewed by the executive leadership team. A selection of the top risks is also reviewed with our Board at each regularly scheduled meeting.

The Board's Role in Risk Oversight

The Board oversees all operational, financial, strategic, and reputational risks with oversight of specific risks undertaken with the committee structure including:

Audit Committee
• risks related to financial and other regulatory reporting

• risks related to cybersecurity, privacy, and technology

• risks related to complex projects

• risks related to internal controls, compliance, and legal matters, including third-party risk management and complaints from whistleblowers

Finance Committee

• financial risk exposure

• risks related to the adequacy of the Company's insurance coverage

• risks related to investment activities

Governance & Corporate Responsibility Committee

• risks related to health, safety and environment ("HSE") and sustainability/ESG matters, including greenhouse gas emissions and climate change

• risks related to a changing regulatory environment

• risks related to public policy and political activities

• risks related to geopolitical events

Human Capital and Compensation Committee

• risks related to compensation practices

• risks related to CEO and management succession

• risks related to human capital management, including DEI, talent recruitment, and retention

23

Corporate Governance

Board and committee oversight of environmental, social, and governance matters

Our Board recognizes that striving to operate responsibly – minimizing the environmental impact of our operations, fostering employee engagement, and respecting human rights by creating an environment of respect, integrity, and fairness for our employees and customers wherever we do business – is fundamental to the long-term success of our Company. The Board and committees oversee significant ESG topics as follows:

BOARD OF DIRECTORS Oversight of energy transition strategy and initiatives

AUDIT COMMITTEE	FINANCE COMMITTEE	GOVERNANCE & CORPORATE RESPONSIBILITY COMMITTEE	HUMAN CAPITAL AND COMPENSATION COMMITTEE
• ESG disclosures in SEC filings • Compliance program, including human rights concerns • Cybersecurity • Supplier audit program	• ESG Investments • Investor Relations

•  Corporate Sustainability Report

•  ESG reporting standards/metrics

•  HSE program

•  Social responsibility

•  Policy/regulatory updates

•  Charitable giving

•  Political contributions

•  Board composition and governance

•  Diversity, equity, and inclusion

•  Compensation tied to ESG

•  Competitive benefits and compensation

•  Talent retention

•  Succession planning

•  Training and development

•  Talent planning/culture for energy transition

Sustainability Oversight

As noted in the table above, the Board has charged the Governance & Corporate Responsibility Committee with oversight responsibility of the Company's environmental matters as well as assessing its sustainability strategy and initiatives, including the publication of our Corporate Sustainability Report. The Governance & Corporate Responsibility Committee receives regular reports from management on the Company's environmental and sustainability priorities and risks, including progress on our emission reduction goals and execution, our ESG reporting frameworks, ESG ratings, and execution of our sustainability strategy.

Cybersecurity Oversight

Cybersecurity risk management processes are an integral part of risk management at Baker Hughes. The Board appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Company and our stakeholders. Our Board is actively engaged in the oversight of our cybersecurity program.

•

Our Audit Committee receives reports on the Company's cybersecurity program and developments from our Chief Information Officer (reports to the CEO) and Chief Information Security Officer (reports to the CIO) at each of our regular meetings, which occur five times a year. These reports include analyses of recent cybersecurity threats and incidents across the industry, as well as a review of our own security controls, assessments and program maturity, and risk mitigation status;

•

We have a cross-functional approach to addressing cybersecurity risk, with digital technology, legal, and the corporate audit functions presenting to the Audit Committee on key cybersecurity topics; and

•	On at least an annual basis, the full Board receives a comprehensive cybersecurity review.

We leverage the National Institute of Standards and Technology security framework to drive strategic direction and maturity improvement and engage third party security experts for risk assessments and program enhancements. We also maintain information security risk insurance coverage. The Company has not experienced a material cybersecurity breach.

We also include multi-domain cybersecurity training as part of our required annual training program. In addition, training and awareness is integrated and continues throughout the year, utilizing various delivery methods such as phishing campaigns, live training sessions, and informational articles.

24 2024 Proxy Statement

Corporate Governance

Human Capital Management Oversight

Attracting, developing, retaining, and inspiring the best people globally is crucial to all aspects of our business, and the Board believes that the Company's strong ethical leadership grounded in the values expressed in Our Code of Conduct is central to the Company's long-term success. To that end, the Board and its committees are actively engaged in overseeing the Company's human capital management strategy. The Human Capital and Compensation Committee assists the Board in discharging its oversight responsibility for the Company's human capital management matters, including its diversity, equity, and inclusion initiatives, talent development, and corporate culture, among other programs. Management provides regular updates to the Human Capital and Compensation Committee on human capital management strategy and programs, and the Board is kept apprised of any developments in these areas.

The Human Capital and Compensation Committee considers the impact of our executive compensation program and the incentives created by compensation awards on Baker Hughes' overall risk profile. It also oversees management's annual assessment of compensation risk arising from our compensation policies and practices.

CEO and senior management succession planning

Our Human Capital and Compensation Committee monitors and reviews and our Board oversees management succession planning and talent development. At each committee meeting during the year, the Human Capital and Compensation Committee is engaged on the topics related to leadership and talent development, with one meeting dedicated to an in-depth review of succession planning for key executive officer roles, including the CEO. The succession plans are reviewed with the full Board at least annually. The Board also reviews succession planning in the context of our overall business strategy. Potential leaders are visible to Board members through formal presentations and informal events to allow directors to personally assess candidates.

Our Board also establishes steps to address emergency CEO succession planning in extraordinary circumstances. Our emergency CEO succession planning is intended to enable our Company to respond to unexpected emergencies and minimize potential disruption or loss of continuity to our Company's business and operations.

Shareholder engagement

Our directors and management recognize the benefits that come from robust dialogue with shareholders and other relevant stakeholders. We maintain an ongoing, proactive communication effort with our shareholders through our Investor Relations team as well as an integrated outreach program that includes our Chief Sustainability Officer, Corporate Secretary's office, and Executive Compensation and Investor Relations teams. This group engages with our shareholders, and, in consultation with our Board, thoughtfully adopts and applies developing practices in a manner that best supports our business and our culture.

25

Corporate Governance

TOTAL INVESTOR OUTREACH FOLLOWING OUR 2023 ANNUAL MEETING Invited at least the top ten shareholders of our outstanding Class A Common Stock to engage with our team.

BROAD RANGE OF ENVIRONMENTAL, SOCIAL, GOVERNANCE, AND COMPENSATION TOPICS, INCLUDING:

•  Business strategy and execution

•  Sustainability reporting standards

•  Diversity, equity, and inclusion

•  Emissions reduction progress and environmental performance

•  Compensation practices

•  Risk oversight

•  Board skills, diversity, and refreshment

•  Board governance framework

Shareholder communications with the Board of Directors

To provide the Company's shareholders and other interested parties with a direct and open line of communication to the Company's Board of Directors, shareholders may communicate with any member of the Board, including the Company's Lead Independent Director, the Chair of any committee, or with the non-employee directors of the Company as a group, by sending such written communication to the Company's Corporate Secretary, c/o Baker Hughes Company, 575 N. Dairy Ashford Road, Suite 100, Houston, Texas 77079. The Corporate Secretary will forward any communications to the Board or any member of the Board.

Code of conduct

The Company's Board has adopted a code of conduct, "Our Way" (the "Code of Conduct"), which applies to all officers, directors, and employees of the Company and its subsidiaries and affiliates. It sets forth the Company's policies on several topics, including conflicts of interest, health, safety, and environment, compliance with laws (including insider trading laws), corporate branding, sustainability and business ethics. The Code of Conduct also prohibits individuals from engaging in, or giving the appearance of engaging in any activity involving a conflict, or potential conflict, between personal interests and those of the Company. The Audit Committee oversees the administration of the Code of Conduct and responsibility for the corporate compliance effort with the Company. On an annual basis, the Company's Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, and all other persons performing similar functions within the meaning of the securities laws and regulations certify compliance with the Company's Code of Conduct and the applicable Nasdaq and SOX provisions. The Company's Code of Conduct and Code of Ethical Conduct Certifications are not incorporated herein by reference, but are posted under the "Investors-Company Information-Corporate Governance" section of the Company's website at www.bakerhughes.com and are also available upon request to the Company's Corporate Secretary.

We encourage our employees, customers, suppliers, and shareholders to speak up about any compliance concerns by reaching out via a variety of channels.

26 2024 Proxy Statement

Director compensation

In 2023, Frederick W. Cook & Co., Inc. ("FW Cook"), the compensation consultant hired by the Human Capital and Compensation Committee, conducted a competitive review of our non-employee director compensation program, including a review of the director compensation programs of companies within our peer group. Based on the analysis provided by FW Cook, the Human Capital and Compensation Committee made no changes to our non-employee director compensation. Mr. Simonelli, our President and CEO and Chairman of the Board, does not receive additional compensation for his service as a director and his compensation and equity awards for service as President and CEO are reflected in the Summary Compensation Table and accompanying tables below in the Executive Compensation section of this proxy and are not reflected in the tables immediately below.

The following sets forth the current compensation structure for our non-employee directors:

	Cash Compensation	Equity Compensation

2023 Directors' Annual Retainer	$120,000(1)	$175,000(2)

Cash Compensation

Lead Director Retainer	$35,000

Audit Committee Chair Retainer	$25,000

Other Committee Chair Retainer	$20,000

Audit Committee Members Retainer	$10,000

Other Committee Members Retainer	$7,500

(1)	Each non-employee director is paid an annual cash retainer fee of $120,000, as well as fees for service on committees of the Board.

(2)

On the date of each Annual Meeting, each non-employee director is expected to receive an annual equity grant in the form of a restricted stock unit award ("RSU award") with a grant date value of $175,000.

Director deferral plan

Under the Baker Hughes Non-Employee Director Deferral Plan (the "Deferral Plan"), non-employee directors may elect to receive their annual retainers and committee fees in shares of Common Stock, with the shares delivered either in the year in which the retainers otherwise would have been paid or in a future year. If directors defer the receipt of these shares of Common Stock, they will instead receive Deferred Stock Units ("DSUs") which represent the right to receive the equivalent number of shares of Common Stock when the deferral period ends. The number of shares of Common Stock received in lieu of the fees is determined by dividing the amount of the retainer earned for that year by the average closing price of a share on each date on which the retainer for that year otherwise would have been paid. Directors may also elect to defer receipt of the shares covered by their RSU awards, which otherwise are delivered when the awards vest.

Directors receive dividend equivalents on their DSUs. These dividend equivalents are paid in cash currently with the payment of the dividend to other shareholders.

Director stock ownership requirements

Under the Governance Principles, each non-employee director is expected to own at least five times his or her annual retainer in Class A Common Stock while serving as a director of the Company. The retainer included in the calculation is the base retainer (currently $120,000) and does not include retainers for committee or other positions held on the Board. Such ownership level should be obtained within five years from the date elected or appointed to the Board. The Governance & Corporate Responsibility Committee reviews director stock ownership on an annual basis. All directors are in compliance with such requirements or are on track to be in compliance within the 5-year period.

27

Director Compensation

2023 Director compensation

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company's non-employee directors during the fiscal year ended December 31, 2023.

Abdulaziz M. Al Gudaimi was elected to the Board effective January 1, 2024 and therefore is not included in the table.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(4) ($)	All Other Compensation(3) ($)	Total ($)

W. Geoffrey Beattie	170,000	175,000	56,001	401,001

Gregory D. Brenneman	149,395	175,000	53,785	378,180

Cynthia B. Carroll	158,495	175,000	—	333,495

Nelda J. Connors	162,789	175,000	—	337,789

Michael R. Dumais	151,331	175,000	—	326,331

Lynn L. Elsenhans	160,605	175,000	—	335,605

John G. Rice	152,500	175,000	25,189	352,689

Mohsen M. Sohi	126,855	175,000	3,762	305,617

(1)

Messrs. Beattie, Brenneman, and Sohi elected to receive their 2023 director fees in Class A Common Stock and defer delivery under the Deferral Plan. As a result of these deferrals, these directors received DSUs which defer their receipt of these shares until they cease serving as a director, except for Dr. Sohi who elected to defer his directors fees until December 15, 2025. The value of these DSUs is not included in the Stock Awards column above. The number of DSUs they received in 2023 in lieu of director fees is as follows:

Name	Total Number of DSUs Received in 2023 in lieu of Cash Retainer

W. Geoffrey Beattie	5,270

Gregory D. Brenneman	4,631

Mohsen M. Sohi	3,932

(2)

On May 16, 2023, each non-employee director received an immediately vesting RSU award. Messrs. Beattie, Brenneman, Rice and Sohi elected to defer delivery of the shares underlying their RSU award under the Deferral Plan and received the equivalent number of DSUs. The value of the award shown for each director reflects the $175,000 aggregate grant date fair value of the RSU award computed in accordance with Accounting Standards Codification (ASC) Topic 718. These RSU awards vested on the date of grant and the number of shares each director was entitled to receive was calculated by dividing the aggregate grant date fair value of the award by $26.75 per share, the closing price on the date of grant. For a discussion of valuation assumptions, see "Note 12 – Stock-Based Compensation" of the Notes to Consolidated Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2023.

(3)	This column includes dividend equivalents paid during the year ended December 31, 2023 on deferred RSU awards and cash fees that were deferred under the Deferral Plan.

(4)	The following table shows the aggregate number of stock awards outstanding for each non-employee director as of December 31, 2023. These stock awards are all vested DSUs.

Name	Aggregate Stock Awards Outstanding as of December 31, 2023 (#)

W. Geoffrey Beattie	43,559

Gregory D. Brenneman	43,559

Cynthia B. Carroll	—

Nelda J. Connors	—

Michael R. Dumais	—

Lynn L. Elsenhans	—

John G. Rice	11,354

Mohsen M. Sohi	6,377

28 2024 Proxy Statement

Stock ownership

Stock ownership of certain beneficial owners

The following table sets forth information about the holders of our Common Stock known to the Company on March 22, 2024 that own beneficially 5% or more of each class of Common Stock, based on filings by the holders with the SEC. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC to mean generally the power to vote or dispose of securities regardless of any economic interest therein.

Name and Address	Title of Class	Shares	Percent of Class

The Vanguard Group (1) 100 Vanguard Boulevard Malvern, PA 19355	Class A Common Stock	121,897,643	12.18%

BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	Class A Common Stock	100,938,292	10.08%

Capital World Investors (3) 333 South Hope Street Los Angeles, CA 90071	Class A Common Stock	74,341,552	7.43%

State Street Corporation (4) One Lincoln Street Boston, MA 02111	Class A Common Stock	65,170,011	6.51%

JPMorgan Chase & Co. (5) 383 Madison Avenue New York, NY 10179	Class A Common Stock	52,840,457	5.28%

(1)

The number of shares is based on the Schedule 13G/A filed on February 13, 2024. According to the filing, the Vanguard Group has (i) shared power to vote 1,227,417 shares and does not have sole power to vote any of the shares and (ii) sole power to dispose of 117,608,930 shares and shared power to dispose of 4,288,713 shares.

(2)

The number of shares is based on the Schedule 13G filed on February 7, 2024. According to the filing, BlackRock, Inc. has (i) sole power to vote 88,299,038 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 100,938,292 shares and does not share power to dispose of any of the shares.

(3)

The number of shares is based on the Schedule 13G/A filed on February 9, 2024. According to the filing, Capital World Investors ("CWI") has (i) sole power to vote 73,866,870 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 74,341,552 shares and does not share power to dispose of any of the shares. CWI is a division of Capital Research and Management Company ("CRMC"), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the "investment management entities"). CWI's divisions of each of the investment management entities collectively provide investment management services under the name "Capital World Investors."

(4)

The number of shares is based on the Schedule 13G/A filed on January 30, 2024. According to the filing, State Street Corporation has (i) shared power to vote 45,156,376 shares and does not have sole power to vote any of the shares and (ii) shared power to dispose of 65,065,678 shares and does not have sole power to dispose of any of the shares.

(5)

The number of shares is based on the Schedule 13G/A filed on January 16, 2024. According to the filing, JPMorgan Chase & Co. has (i) sole power to vote 47,209,363 shares and shared power to vote 98,031 shares and (ii) sole power to dispose of 52,681,178 and shared power to dispose of 149,954 shares.

29

Stock Ownership

Stock ownership of directors and executive officers

Set forth below is certain information with respect to beneficial ownership of our Common Stock as of March 22, 2024 by each current director, the persons named in the Summary Compensation Table, and the current directors and current executive officers as a group. The table includes transactions effected prior to the close of business on March 22, 2024.

Shares beneficially owned

Name	Title of Class	Shares Owned as of March 22, 2024	Shares Subject to Options and RSU's Which are or Will Become Exercisable or Vested Prior to May 21, 2024	Total Beneficial Ownership as of March 22, 2024	% of Class(1)

Abdulaziz M. Al Gudaimi	Class A Common Stock	—	—	—	—

W. Geoffrey Beattie	Class A Common Stock	17,343	78,619	95,962	—

Gregory D. Brenneman	Class A Common Stock	16,842	75,140	91,982	—

Cynthia B. Carroll	Class A Common Stock	30,826	—	30,826	—

Nelda J. Connors	Class A Common Stock	30,826	—	30,826	—

Michael R. Dumais	Class A Common Stock	31,374	—	31,374	—

Lynn L. Elsenhans	Class A Common Stock	82,967	—	82,967	—

John G. Rice	Class A Common Stock	52,182	28,870	81,052	—

Mohsen M. Sohi	Class A Common Stock	—	10,309	10,309	—

Lorenzo Simonelli	Class A Common Stock	730,625	927,727	1,658,352	—

Nancy Buese	Class A Common Stock	51,817	—	51,817	—

Georgia Magno	Class A Common Stock	8,240	16,016	24,256	—

Maria Claudia Borras	Class A Common Stock	130,015	129,453	259,468	—

Ganesh Ramaswamy	Class A Common Stock	9,593	—	9,593	—

James E. Apostolides	Class A Common Stock	19,998	20,226	40,224	—

Roderick Christie	Class A Common Stock	117,239	84,694	201,933	—

Regina B. Jones	Class A Common Stock	—	—	—	—

All current directors and current executive officers as a group (15 persons)	Class A Common Stock	1,212,648	1,286,360	2,499,008	—

(1)	No percent of class is shown for holdings of less than 1%.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires executive officers, directors, and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on a review of the copies of those forms filed electronically with the SEC and written representations from the executive officers and directors, the Company believes that, its executive officers and directors complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2023, except for the following: Mr. Geoffrey Beattie filed a Form 4 on December 19, 2023 that included the late reporting of an open market purchase of 4,000 shares on September 11, 2019.

Prohibition of pledging and hedging under the insider trading policy

The Company's Insider Trading Policy and Governance Principles prohibit our directors and executive officers from entering into any derivative transaction in Company stock (including short sales, forwards, equity swaps, options or collars, or other instruments that are based on the Company's stock price). In addition, directors and executive officers are prohibited from pledging shares of Company stock as collateral or security for indebtedness.

30 2024 Proxy Statement

Certain relationships and related party transactions

The Board expects its directors, as well as officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising the Company's Code of Conduct. The Company will not make any personal loans or extensions of credit to directors or executive officers. No independent director may provide personal services for compensation to the Company, other than in connection with serving as a director.

If an actual or potential conflict of interest arises for a director, the director will promptly inform the Chairman/CEO, the Lead Independent Director, and the Chair of the Governance & Corporate Responsibility Committee. The Governance & Corporate Responsibility Committee will resolve any such conflicts, subject to the specific rules governing related person transactions.

The Governance & Corporate Responsibility Committee will review and approve or ratify, in accordance with the Company's Governance Principles and Related Person Transactions Policy, any transaction between the Company and a related person which is required to be disclosed under the rules of the SEC. For purposes of this requirement, the terms "transaction" and "related person" were based on the terms of Item 404 of Regulation S-K. If a significant conflict exists and cannot be resolved, the director should resign. All directors will recuse themselves from any discussion or decision affecting their personal, business, or professional interests. The Governance & Corporate Responsibility Committee will resolve conflict of interest issues involving the CEO or an executive officer reporting directly to the CEO, and the CEO will resolve conflict of interest issues involving any other officer of the Company.

Prior to GE's exit from its ownership position in the Company in the first quarter of 2023, all transactions between the Company and GE were subject to additional considerations set forth in the Stockholders Agreement between the Company and GE, including the requirement that any transactions with GE be at arms-length and in the best interests of the Company and be approved by the Conflicts Committee in accordance therewith. The Stockholders Agreement has been terminated and the Conflicts Committee has been disbanded in connection with GE's exit from its ownership position in the Company.

Related party transactions

Elisa de Castro Barbosa, an immediate family member of one of our executive officers, is employed by us as a Senior HR Manager. In 2023, Ms. Barbosa received total compensation, consisting of base salary, bonus, and other compensation, of approximately $242,000.

31

Executive compensation

Aligning strategy and rewards to drive us forward in 2023

The energy industry faces the dual challenge of meeting near-term energy needs while transitioning for the long-term. In 2023, Baker Hughes advanced its strategy within the energy trilemma of sustainability, affordability, and security. Now, as we look to the future, our three horizons focus on transforming core operations, investing in growth areas, and exploring opportunities in the energy transition, aligning with our ongoing commitment to address industry challenges.

2023 was a pivotal year for Baker Hughes and we are encouraged by all that we accomplished:

Outstanding Execution and Financial Performance in 2023

• The Company successfully cut costs, realigned its IET business, and initiated optimization measures within its OFSE division.

• This resulted in record performance on primary financial metrics reflecting strong execution supported by above target payouts under the short-term incentive plan.

Strong Shareholder Returns	• Strong shareholder returns reflect the successful execution on the Company's differentiated strategy.
Progress Against Strategic Transformation Strategy

• Progressed initiatives to adapt the organization for the future and to lead in energy transformation technology. These efforts were supported by payouts under the 2021 Transformation Incentive Award Program covering the 2021 to 2023 period.

• In January of 2023, we appointed Ganesh Ramaswamy, a proven business leader with over 25 years of diversified experience across industrial sectors, as EVP, Industrial & Energy Technology.

32 2024 Proxy Statement

Executive Compensation

Compensation discussion and analysis

This Compensation Discussion and Analysis ("CD&A") outlines Baker Hughes' executive compensation program for 2023 for our current NEOs who are listed below and appear in the Summary Compensation Table.

Lorenzo Simonelli Chairman, President and CEO	Nancy Buese Executive Vice President and Chief Financial Officer	Maria Claudia Borras Executive Vice President, Oilfield Services & Equipment	Ganesh Ramaswamy Executive Vice President, Industrial & Energy Technology	James E. Apostolides Senior Vice President - Enterprise Operations Excellence

The NEOs also include two former executive officers who exited the Company in 2023. Mr. Christie exited in connection with our strategic transformation and restructuring efforts and Ms. Jones' exit was a voluntary resignation.

Roderick Christie

Former Executive Vice President - IET

Regina Jones

Former Chief Legal Officer

Executive summary	33	Grants of plan-based awards in 2023	51

Total direct compensation for NEOs	36	Outstanding equity awards at fiscal year-end	52

Base salaries	37	Option exercises and stock vested	53

Short-Term incentive compensation	37	Pension benefits	54

Long-Term incentive compensation	41	Nonqualified deferred compensation	54

Other elements of compensation and hiring on bonuses	44	Potential payments upon change in control or termination	55

Decision-making process and key inputs	45	CEO pay ratio disclosure	60

Additional compensation program features and policies	47	Pay versus Performance	62

Human Capital and Compensation Committee report	48	Human Capital and Compensation Committee interlocks and insider participation	65
Summary compensation table	49

Executive summary

The purpose of our rewards strategy is to attract and align the executive talent needed to execute on the Company's financial and strategic priorities. We aim to create strong linkages between pay and performance and reward our executives for achieving both short and long-term results.

Aligning Executive Compensation with Strategy and Performance

To deliver on our commitment to create shareholder value, the objectives of our executive compensation programs are to:

Align the compensation and interests of our executives with the long-term interests of our shareholders	Provide a significant portion of total compensation that is performance-based and at risk	Attract, retain, and engage top caliber talent to execute our strategic priorities

Background and Market Context

Baker Hughes is a world-leading energy technology company focused on providing solutions to help solve the world's greatest energy challenges. The macro backdrop against which we operated in 2023 continued to be a world grappling with challenges including economic uncertainty in some of the world's largest economies, additional geopolitical turmoil driven by conflict in the Middle East, and continued tightness on the aeroderivative supply chain. Despite these macro headwinds and recent volatility, we maintain a positive outlook looking ahead into 2024 and beyond as we see areas of strength across our portfolio. We continue to believe in a multiyear upstream spending

33

Executive Compensation

cycle, which, we believe, will be more durable and less sensitive to commodity price swings relative to prior cycles and led by international and offshore markets. Continued discipline from the world's largest producers and the pace of oil demand growth in the face of economic uncertainty will remain important factors to monitor as we look into 2024. We also remain optimistic on the LNG outlook, seeing a continued shift towards the development of natural gas and LNG as the world increasingly recognizes the crucial role natural gas is expected to play in the energy transition, serving as both a transition and destination fuel.

2023 was an important year for Baker Hughes on a number of fronts. Our journey of transformation continues. The business has undertaken significant structural changes and we see the cost-out performance coming through our financial results. During the third quarter of 2023, we announced a realignment of our IET product lines, effective October 1, 2023, which further streamlines our organizational structure to focus operations and decision-making on driving margin and returns higher. Through this realignment, we are also providing increased transparency for our Climate Technology Solutions ("CTS") business, a key growth area for Baker Hughes. In OFSE, we announced a restructuring plan to simplify and create efficiencies and modernize how the business operates which will be executed in the first quarter of 2024.

To execute on changes in the way we lead and our leadership, the Human Capital and Compensation Committee made and approved a number of compensation-related decisions to support these transitions, as evident throughout this CD&A. The Committee feels strongly that these thoughtful and deliberate actions are both required and appropriate to shape the Company for strength and future growth.

2023 Highlights

We delivered strong shareholder returns in 2023 through maintaining a strong balance sheet that enables financial flexibility and prioritizing free cash flow.

Performance	Technology and Innovation	ESG Leadership

$30.5B in orders	$658M in research and development	AA ESG rating by MSCI

26% increase in adjusted EBITDA*	>2,000 patents granted	28% reduction in Scope 1 & 2 GHG emissions**

$2.0B in free cash flow*	$750M in new energy orders	199 HSE Perfect Days***

*	Adjusted EBITDA and free cash flow are non-GAAP measures. A reconciliation of GAAP to non-GAAP measures is included in the Proxy Statement in Annex B

**	2022 actual compared to 2019 base year

***	An HSE Perfect Day is a day without injury, vehicle accidents, or harm to the environment

Highlights of 2023 Compensation Decisions

The Company continued to reinforce market-aligned and pay-for-performance elements of its compensation programs.

2023 Compensation Decisions
Approved selective NEO base salary increases for 2023, to align with the market.	Approved overall payout of 2023 Annual bonus at 140% of target, 2021 Performance Share Units ("PSUs") at 88.51% of target, and 2021 Transformation Incentive awards at 82.44% of target.	Awarded annual long-term incentive grants with 60% PSUs weighting for the CEO with an emphasis on outperforming the market.

Page 37	Pages 35 & 37	Page 41

34 2024 Proxy Statement

Executive Compensation

CEO Three-Year Realizable Compensation

Our compensation programs are designed to closely align our executives' interests to those of our shareholders and to the long-term performance of the Company. A significant portion of executive pay is delivered in the form of long-term incentives with strong alignment to the stock price returns our shareholders' experience. As shown in the below chart, the Company's three-year Total Shareholder Return ("TSR") increased by more than our CEO's average three-year realizable pay, demonstrating directional alignment and the Human Capital and Compensation Committee's commitment to pay-for-performance.

In the chart above, "2021-2023 Average CEO Target Compensation" refers to the average of the target compensation opportunity offered to our CEO over the 2021 to 2023 performance years. Target compensation includes base salary, the annual short-term incentive ("STI") target compensation opportunity, and the target long-term incentive ("LTI") grant values granted in each of the three years.

In the chart above, "2021-2023 Average CEO Realizable Compensation" refers to the three-year average of the actual base salary earned during each year, the actual annual STI award value earned for each performance year, and LTI awards valued based on the December 29, 2023 share price and assuming estimated earned amounts for outstanding Performance Share Units. For the 2021 awards, annual Performance Share Units were calculated at 88.51% and the Transformation Incentive awards at 82.44%. The 2022 and 2023 annual Performance Share Unit awards were each estimated at 100%.

Compensation features and governance

As we focus on creating a best in class compensation program that aligns with our key objectives and our shareholders' long-term interests, we have adopted a number of practices that guide our program. The following table highlights the best governance practices that we employ and the poor practices that we avoid when setting our compensation program.

✓	What we do	X	What we don't do

	Pay for performance		No hedging or pledging of Company stock

	Include a comprehensive clawback policy, covering SEC requirements as well as misconduct unrelated to a financial restatement		No backdating or repricing of stock option awards
No excessive perquisites
	Engage an independent compensation consultant		No guaranteed bonuses for NEOs

	Use a representative and relevant peer group		No gross-ups in new executive arrangements

	Evaluate the risk of our compensation programs		No dividend equivalents paid on unearned RSUs or PSUs

Apply robust stock ownership guidelines

Mandate "double-trigger" provisions for change-in-control severance payments

Align executive compensation with shareholder returns through long-term incentives

Reference the market median for all elements of NEOs' compensation

35

Executive Compensation

2023 Say-on-Pay advisory vote on executive compensation and shareholder engagement

Each year, Baker Hughes submits our executive compensation program to our shareholders for a "say-on-pay" advisory vote, the results of which are considered when determining compensation practices. In 2023, Baker Hughes' compensation program and policies received the support of 87.9% of the total votes cast at our annual meeting. While the say-on-pay vote is advisory and not binding on the Company, the Human Capital and Compensation Committee strongly values the opinions of our shareholders as expressed in the say-on-pay outcome. The Human Capital and Compensation Committee believes that the high shareholder say-on-pay approval demonstrates a strong alignment with our shareholders' interests.

We held an advisory vote on the frequency of future "say-on-pay" advisory votes (referred to as the "say-on-frequency" vote) at our 2023 annual meeting of shareholders, pursuant to which the majority of the advisory votes cast voted to hold our "say-on-pay" votes every year. The Board considered the outcome of this advisory vote and determined that future "say-on-pay" votes will continue to be conducted every year. The Board will re-evaluate this determination after the next stockholder advisory "say-on-frequency" vote (which will be at the Company's 2029 annual meeting of stockholders unless presented earlier).

Engagement with our shareholders is very important to us. Even with substantial support of our executive compensation program, in 2023, members of the senior management team routinely invited institutional shareholders to engage with the team on Baker Hughes' strategy, ESG program, governance structure, and key executive compensation practices and to listen to their feedback and priorities. We believe that by engaging with our shareholders, we can further align our compensation objectives with shareholders' long-term interests.

Total direct compensation for NEOs

We use market-standard compensation elements of base salary, annual short-term incentives, long-term incentives, and employee benefits to deliver both attractive and competitive rewards to our executives. Collectively, these elements comprise total direct compensation. We benchmark both compensation and Company performance in evaluating the appropriateness of our pay practices. Our executive pay decisions are made by the Human Capital and Compensation Committee of our Board and reviewed with the full Board. Our CEO assists the Human Capital and Compensation Committee in reviewing compensation paid to our NEOs but does not participate in discussions regarding his own compensation.

2023 Target total direct compensation

Our executive compensation program emphasizes performance-based compensation tied to increases in Baker Hughes stock price and drives strategic imperatives. Approximately 90% of Mr. Simonelli's target total compensation is performance-based and at risk, while the other NEOs have an average of 78% performance-based and at-risk compensation.

Our NEOs' target compensation for 2023 consisted of the components described below:

*ROIC is defined as: Net Operating Profit after tax / (non-cash net working capital + Property Plant & Equipment + Goodwill + Intangibles)

36 2024 Proxy Statement

Executive Compensation

Base salaries

The Human Capital and Compensation Committee references compensation data for the Reference Group (as described below) for determining the appropriate positioning of base salaries of our executive officers. Typically, when considering an adjustment to an NEO's base salary, the Human Capital and Compensation Committee reviews the market data and evaluates the NEO's position relative to the market, his or her level of responsibility, experience, internal placement, and overall performance. The Human Capital and Compensation Committee also considers the NEO's success in achieving business objectives, promoting our values and keys to success, improving health and safety, demonstrating leadership, and achieving specific individual performance goals.

In determining global salary budgets, the Human Capital and Compensation Committee also considers the financial performance of the Company and effective execution of the strategy approved by our Board.

The Committee approved the following NEO base salary adjustments in 2023 to align with desired external and internal positioning:

Name	2022 Salary	2023 Salary

Lorenzo Simonelli Chairman, President and CEO	$1,570,000	$1,620,000

Nancy Buese Executive Vice President and Chief Financial Officer	$900,000	$950,000

Maria Claudia Borras Executive Vice President – OFSE	$950,000	$950,000

Ganesh Ramaswamy (1) Executive Vice President – IET	N/A	$875,000

James E. Apostolides Senior Vice President – Enterprise Operations Excellence	$475,000	$475,000

Roderick Christie Former Executive Vice President – IET	$850,000	$850,000

Regina Jones Former Chief Legal Officer	$675,000	$705,000

(1)	Mr. Ramaswamy joined the company in 2023 and therefore the table does not show a salary for him for 2022.

Short-Term incentive compensation

Key action

The Human Capital and Compensation Committee approved the Company-wide, overall payout of the 2023 annual short-term bonus at 140%. This was based on out-performance against financial metrics (weighted 70%) and partial achievement of strategic priorities (weighted 30%).

The short-term incentive compensation programs are designed to provide executive officers with the opportunity to earn cash bonuses based on the achievement of specific Company-wide, business unit, functional, and individual performance goals. The short-term incentive compensation opportunity is determined using two factors: achievement of pre-determined financial goals and achievement of strategic priorities. Greater weight is placed on the financial component of the short-term incentives, consistent with the Company's goal of providing a meaningful link between compensation and Company performance.

Key Baker Hughes short-term incentive design features are as follows:

•	Formulaic, financial metrics weighted at 70% and with a maximum potential payout of up to 200% of target; and

•	Strategic goals weighted at 30% and with a maximum potential payout of up to 200% of target.

In January 2023, the Human Capital and Compensation Committee approved a bonus design with financial and strategic goals under the Baker Hughes Executive Officer Short-Term Incentive Compensation Plan and the broad-based employee plan.

Overall weighting		Financial metrics		Strategic Blueprint priorities

70%	30%	1.	Revenue	1.	Safety & compliance
		2.	Adjusted EBITDA – adjusted for restructuring & other charges FCF	2.	Growth & capital allocation
Financial Metrics	Strategic Blueprint Priorities	3.		3.	ESG & Leadership
				4.	Shareholder returns

37

Executive Compensation

Consistent with determining base salaries, the Human Capital and Compensation Committee reviews compensation data for the Reference Group (as described below) to determine the appropriate total cash position of our executive officers. Typically, when considering an adjustment to an NEO's bonus target, the Human Capital and Compensation Committee reviews the market data and evaluates the NEO's position relative to the market, his or her level of responsibility, experience, internal placement, and overall performance. The Human Capital and Compensation Committee also considers the NEO's success in achieving business objectives, promoting our values and keys to success, improving health and safety, demonstrating leadership, and achieving specific individual performance goals.

The table below summarizes the changes to target bonuses (as a percentage of base salary) in 2023 for the NEOs that received an increase. The Human Capital and Compensation Committee approved an adjustment to the CEOs short-term incentive bonus target in 2023 to align with the competitive market and external positioning:

Name	2022 Bonus Target	2023 Bonus Target

Lorenzo Simonelli Chairman, President and CEO	160%	170%

All other NEOs retained their bonus target of 100% in 2023.

Bonus based on financial metrics

The Human Capital and Compensation Committee approved three weighted financial metrics: (1) Revenue; (2) Adjusted EBITDA; and (3) FCF, as a measure of management's overall success in executing Baker Hughes' strategies and initiatives; and maintained the highest weighting towards the FCF metric. The Human Capital and Compensation Committee also approved performance levels with respect to the achievement of the financial metrics: (1) Threshold; (2) Target; and (3) Maximum. Each year, the Board approves financial targets for the Company and the annual bonus plan as part of a rigorous planning process incorporating the external market and internal strategic business initiatives with an emphasis on stretch goals. The table below represents each of the performance levels and the associated achievement.

Baker Hughes 2023 Financial Goals (70% Weight)	Metric Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	Results	Payout Multiple	Weighted Payout

Revenue	10%	$23.5B	$24.6B	$26.5B	$25.5B	150%	15%

Adjusted EBITDA *	25%	$3.4B	$3.65B	$3.95B	$3.76B	140%	35%

FCF*	35%	$1.25B	$1.5B	$1.8B	$2.05B	200%**	70%

Weighted Payout	70%						120%

*

Adjusted EBITDA and FCF are non-GAAP measures. A reconciliation of GAAP to non-GAAP measures is included in this Proxy Statement in Annex B. Note: There were no adjustments made to as-reported revenue and FCF.

**	Capped based on 200% per metric maximum cap.

In 2023, our strong FCF performance was driven by higher adjusted EBITDA and an increase in cash flow generated from working capital, namely progress collections on equipment orders. The overall achievement of the financial metrics was 171.4% of target.

Bonus outcome for Strategic Blueprint priorities

While the financial metrics reward executive officers for the achievement of specific formulaic measures, the Human Capital and Compensation Committee approved "Strategic Blueprint" priorities for the executive officers to reward them based upon the Human Capital and Compensation Committee's assessment of the achievement of specific performance goals that are critical to the execution of the Company's strategy, but may or may not be formulaic in nature. These Strategic Blueprint priorities consist of the following performance objectives: (1) safety and compliance; (2) growth and capital allocation; (3) ESG and leadership; and (4) shareholder returns.

The maximum funds available for the payment of bonuses related to the Strategic Blueprint priorities may not exceed two times the weighted targets for any participant. The Human Capital and Compensation Committee's assessment of the Strategic Blueprint priorities is determined independent of the financial metrics.

The Human Capital and Compensation Committee assesses the CEO's performance relative to the established performance goals for the period and determines an appropriate payout level. The same process is conducted for the other NEOs, with Committee members also incorporating feedback and recommendations from the CEO. The Committee carefully considers all of the factors influencing the results and the NEO's performance impacting those results.

38 2024 Proxy Statement

Executive Compensation

The Human Capital and Compensation Committee considered the achievement for the Strategic Blueprint priorities below for 2023 and provided the following assessments on each priority:

Performance Component	2023 Performance Expectation	Results

Safety & Compliance	• HSE day, leading & lagging metrics improvement versus 2022	• Perfect HSE days decreased by 21 days to 199 and TRIR increased by 27%

	• Compliance culture & ERM operationalization	• Employee fatality occurred in 2023
• Compliance training 100% completion

2023 Assessment: Missed Objectives

Growth & Capital Allocation	• Outpace peer group performance for EBITDA % and FCF % • Drive exit run rate of $150+ cost out & additional ~$250 from new operating model • Full cash cycle focus: Billings, Past Due, Working Capital	• Peer group performance for EBITDA % was 12 out of 16*; For FCF we ranked 5 out of 16*
• Exceeded goal of $150M of cost out
• Working Capital and Collections were stronger than planned while accounts receivable past due levels was worse than planned
• Further investment completed in CCUS, Hydrogen & Clean Power

2023 Assessment: Met Objectives

ESG & Leadership	• Progress diversity and inclusion initiatives • Scope 1 / 2 reduction against baseline; Scope 3 decarbonization plan • Advancement of work around succession pipeline	• Increased Female representation; Increased U.S. People of Color representation
• Exceeded Scope 1/2 reduction targets (39.5K vs. 25K); created plan for Scope 3
• Advanced work on succession pipeline

2023 Assessment: Met Objectives

Shareholder Returns	• TSR and ROIC improvement above peer benchmarks	• TSR of 18% exceeded direct peers (HAL and SLB) and OSX Index
	• Broaden investor base as part of Company strategic pillars • Work to achieve full value in BKR shares for IET delivery and potential	• Increased international ownership by 3% to 21%
• Reduced ownership concentration – Top 20 at 59% vs. 67% at beginning of year
• ESG ownership grew from 620 funds to 678
2023 Assessment: Exceeded Objectives

Payout Multiple: 66.67%

Total Weighted Payout: 20%

*	Peer data based on third quarter 2023 year to date and fourth quarter 2023 consensus

For Messrs. Simonelli and Apostolides and Mses. Buese and Jones, the entire portion of the short-term incentive plan tied to Strategic Blueprint priorities is indexed to the Baker Hughes Strategic Blueprint priorities as outlined above.

39

Executive Compensation

For Ms. Borras and Messrs. Christie and Ramaswamy, 25% of the portion of the short-term incentive plan tied to Strategic Blueprint priorities is indexed to the Baker Hughes Strategic Blueprint priorities as outlined above, and 75% is based on the business unit's Strategic Blueprint priorities outlined below:

OFSE Strategic Blueprint Priorities	Results

• Integrate & improve SSPS	• SSPS exceeded plan on key financial metrics

• Digital Leadership	• Digital leadership activity in line with plan

• FCF% structural improvement	• Key financial metrics ahead of plan except FCF and Past due

• Contribution to Baker Hughes Results

2023 Assessment: Met Objectives

IET Strategic Blueprint Priorities	Results

• Deliver CTS/IAM growth	• CTS orders and revenue stronger than plan

• Gas Technology execution	• Gas Tech revenue lower than plan

• Establish Industrial Technology	• Industrial Technology established

• Contribution to Baker Hughes Results	• Orders and FCF stronger than plan, Revenue and EBITDA were below plan

2023 Assessment: Met Objectives

The Human Capital and Compensation Committee determines the overall Strategic Blueprint payout for the Company and the two business units and may adjust the associated payout for executive officers based on individual performance. In determining the payout for each NEO under the Strategic Blueprint portion of the short-term incentive plan, the Human Capital and Compensation Committee considered the individual achievement of the Company's goals and in his or her areas of direct responsibilities and the magnitude of those contributions relative to the benefit of the Company.

Mr. Simonelli also made recommendations to the Human Capital and Compensation Committee on the payouts for his team, including the NEOs, based on their results, leadership, and contributions in 2023, but was not involved in discussions regarding his own bonus payout.

Final 2023 short-term incentive payout

The Human Capital and Compensation Committee approved an overall bonus payout under the short-term incentive plan of 140% of target, with 120% recognizing the achievement against Financial metrics and 20% recognizing the achievement against Strategic Blueprint Priorities. These outcomes were also consistently applied to the employee population eligible to participate in the short-term incentive plan.

The table below represents the 2023 target and actual payout for each of the NEOs based upon the established financial and strategic metrics described above.

Name	Target Bonus	Actual Bonus	% Of Target

Lorenzo Simonelli Chairman, President and CEO	$2,754,000	$3,855,600	140%

Nancy Buese Executive Vice President and Chief Financial Officer	$950,000	$1,330,000	140%

Maria Claudia Borras Executive Vice President – OFSE	$950,000	$1,330,000	140%

Ganesh Ramaswamy (1) Executive Vice President – IET	$839,041	$1,174,658	140%

James E. Apostolides Senior Vice President – Enterprise Operations Excellence	$475,000	$665,000	140%

Roderick Christie (2) Former Executive Vice President – IET	$281,781	$338,137	120%	(3)

Regina Jones (4) Former Chief Legal Officer	$705,000	N/A	N/A

(1)	Pro-rata payout from date of hire

(2)	Pro-rata payout to date of termination

(3)

Following the appointment of Mr. Ramaswamy on January 16, 2023, Mr. Christie moved into an advisory and transition role until his termination date of May 1, 2023. Mr. Christie's bonus payout was adjusted to reflect this change in role

(4)	No payout as a result of Ms. Jones' voluntary termination under the terms of the short-term incentive plan

40 2024 Proxy Statement

Executive Compensation

Long-Term incentive compensation

Key action: Awarded annual long-term incentive grants with an emphasis on outperforming the market

With the intention of incentivizing strong performance and ensuring a heavy weighting of at-risk performance incentives, the Human Capital and Compensation Committee granted 60% of Mr. Simonelli's and 50% of the other NEOs' annual long-term incentives during the 2023 grant cycle in the form of Performance-based Share Units ("PSUs"). The vesting of the PSUs is subject to the Company's FCF conversion, ROIC, and TSR relative to the Performance Peer Group measured over a three-year performance period ending in 2025.

2023 annual long-term incentive awards

The long-term incentive program allows executive officers to earn compensation based on sustained multi-year financial and/or superior stock price performance. Consistent with our at-risk pay philosophy, long-term incentives comprise the largest portion of an executive officer's compensation package. Approximately 73% of Mr. Simonelli's annual target total compensation is based on long-term incentives, while the other NEOs have an average of 56% based on long-term incentives.

A primary objective of the long-term incentive plan is to align the interests of executive officers with those of our shareholders. The Human Capital and Compensation Committee determines the total grant date values of long-term incentives to be granted to the executive officers as well as the form of long-term incentive compensation vehicles to be utilized. The awards granted to executive officers by the Human Capital and Compensation Committee vary each year and are based on factors such as the demand for talent, cost considerations, the performance of the Company, the executive officer's performance, competitive compensation information, and the overall value of each NEO's total compensation package as well as other factors the Human Capital and Compensation Committee deems critical to achieving the Company's business objectives.

In January 2023, the Human Capital and Compensation Committee approved long-term incentive awards aligned with the NEOs target compensation package in the form of 50% PSUs and 50% RSUs for NEOs other than Mr. Simonelli. Mr. Simonelli's award was in the form of 60% PSUs and 40% RSUs. The PSUs vest upon achievement of performance goals after three years and the RSUs vest one-third each year over three years subject to continued employment. The Human Capital and Compensation Committee believes that these splits provide a balanced focus on stock price appreciation, the successful achievement of financial results, and aids in the retention of key leaders.

The Human Capital and Compensation Committee approved an adjustment to the CEO's long-term incentive target grant value in 2023 to recognize Mr. Simonelli's leadership and to align with the competitive market. The table below summarizes the 2023 long-term incentive awards granted to our NEOs:

Target Annual LTI Awards	Performance Shares Units(1)	Restricted Stock Units(1)	Total(1)

Lorenzo Simonelli Chairman, President and CEO	$6,900,000	$4,600,000	$11,500,000

Nancy Buese Executive Vice President and Chief Financial Officer	$1,750,000	$1,750,000	$3,500,000

Maria Claudia Borras Executive Vice President – Oilfield Equipment & Services	$1,500,000	$1,500,000	$3,000,000

Ganesh Ramaswamy Executive Vice President – Industrial Energy Technology	$1,250,000	$1,250,000	$2,500,000

James E. Apostolides Senior Vice President – Enterprise Excellence Operations	$356,250	$356,250	$712,500

Roderick Christie (2) Former Executive Vice President – Industrial Energy Technology	—	—	—

Regina Jones (3) Former Chief Legal Officer	$850,000	$850,000	$1,700,000

(1)

Amounts above represent rounded target values as of the date of grant, based on the Company's stock price, and differ from the amounts set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table, which are computed in accordance with FASB ASC Topic 718.

(2)	In anticipation of the termination of Mr. Christie's employment, he did not receive a 2023 award.

(3)	Upon Ms. Jones' termination of employment, her RSUs and PSUs granted in January 2023 were forfeited.

41

Executive Compensation

The PSU design:

•	Utilizes relative metrics for FCF conversion and ROIC, with a payout modifier for relative TSR outcomes;

•	Delivers any payout that is actually earned at the end of the three-year performance period;

•	Compares Baker Hughes' performance versus the Performance Peer Group during the three-year performance period; and

•	Balances stock returns with capital investment returns.

Relative FCF Conversion 50% of Units		Relative ROIC 50% of Units	Percentile Rank (Core Metric)	Payout Multiple(1)		Relative TSR Modifier +/-50%
FCF divided by adjusted EBITDA	+	• 3 Year Absolute Change (2022 versus 2025) • 3 Year Cumulative Average (2023 through 2025)	75th Percentile or Greater 50th Percentile 25th Percentile Below 25th Percentile	150% 100% 50% 0%	x	Three-year performance period beginning December 31, 2022 and December 31, 2025, including dividends

(1)	The number of the PSUs will be determined by straight-line interpolation for performance between the 25th percentile and the 50th percentile and between the 50th percentile and the 75th percentile.

2021 annual long-term incentive PSU payout

The PSUs granted in 2021, which vested based on performance through December 31, 2023, were based on FCF conversion (50%) and ROIC (50%), with a payout modifier for TSR outcomes versus the Company's Performance Peer Group during the three-year performance period ending in 2023.

Relative FCF Conversion 50% of Units		Relative ROIC 50% of Units	Percentile Rank (Core Metric)	Payout Multiple(1)		Relative TSR Modifier +/-50%
FCF divided by adjusted EBITDA	+	• 3 Year Absolute Change (2020 versus 2023) • 3 Year Cumulative Average (2021 through 2023)	75th Percentile or Greater 50th Percentile 25th Percentile Below 25th Percentile	150% 100% 50% 0%	x	Three-year performance period beginning December 31, 2020 and December 31, 2023, including dividends

(1)	The number of the PSUs will be determined by straight-line interpolation for performance between the 25th percentile and the 50th percentile and between the 50th percentile and the 75th percentile.

The table below represents each of the performance levels and the associated achievement for the 2021 PSUs.

2021 PSU measure	Weighting	Results	Percentile Rank	Payout multiple	Weighted Payout

Relative FCF Conversion	50%	53%	80%	150%	75%

3 year Absolute Change ROIC	25%	74.9%	100%	150%	37.5%

3 year Cumulative Average ROIC	25%	3.2%	40%	80%	20%

Weighted payout					132.5%

Relative TSR Modifier		+69.5%	33.4%		0.668x

Total payout					88.51%

2021 performance-based Transformation Incentive award payout

The one-off Transformation Incentive award was granted in 2021 to key leadership of the Company to incentivize successful execution of the Company's transition over a three-year period of significant change. It covers the performance period January 1, 2021 through December 31, 2023 and has a potential cash payout ranging from zero to 200% of target depending on Company performance against predetermined goals, including:

•	70% relative adjusted EBITDA margin versus the 2021 OSX Index + TechnipFMC; and

•	30% strategic transformational objectives.

42 2024 Proxy Statement

Executive Compensation

Relative Financial Component 70%	Percentile Rank (Core Metric)	Payout Multiple(1)		Strategic Component 30%
• 35% Adjusted EBITDA Margin Improvement • 35% Adjusted EBITDA Margin Cumulative Average	75th Percentile or Greater 55th Percentile 25th Percentile Below 25th Percentile	200% 100% 50% 0%	+	• Non O&G Growth • Energy Transition and Growth • Scope 1/2/3 Baseline reduction • Digital Growth and Enablement • Financial: EBITDA /Revenue %

(1)

The payout on the financial component will be determined by straight-line interpolation for performance between the 25th percentile and the 55th percentile and between the 55th percentile and the 75th percentile.

The cash-based Transformation Incentive awards vested on December 31, 2023 with an overall payout of 82.44%. The tables below represent the performance against the financial and strategic goals:

Financial component goals	Weighting	Results	Percentile Rank	Payout multiple	Weighted Payout

Adjusted EBITDA% Improvement	35%	3.4%	47%	86%	30.1%

Adjusted EBITDA% Cumulative Average	35%	14%	33%	63.83%	22.34%

Weighted payout					52.44%

The 2021 Transformation Incentive awards were 100% performance-based. At the time goals were established, the Company did not have sufficient visibility into these emerging markets and technologies to set ranges around the targets for the strategic component goals. Rather, Company performance against these aspirational goals was evaluated against 2020 baseline, the pre-established target, the Company's actual performance, and the progress against each goal. These inputs were determined as Missed, Met, or Exceeded Objectives.

Strategic component goals	2020 Baseline	2023 Target	2023 Actual	Assessment

Non-O&G Growth	$1,632	$2,618	$2,183	$2.2B of Non-O&G Orders booked in 2023. 34% growth vs. baseline but 17% under target.

				Assessment: Missed Objectives

Energy transition growth Group 1 only	$94	$744	$750	Positioned company for Energy Transition – $750M New Energy orders booked in 2023, projections for further growth in 2024.
Energy transition technology Group 1/ Group 2	$27/ $117	$109/$81	N/A	$135M cumulative spend in CTS R&D 2021 to 2023. $220M inorganic investment in acquisitions and partnerships.

				Assessment: Met Objectives

Scope 1-2 baseline reduction	801[1]	~29% reduction ambition	28% completed through 2022. Add'l 39K removed in 2023	28% achieved by end of 2022 as per CSR report. Finalization of 2023 is ongoing and will be reported as part of CSR report. Expected to meet expectation.

				Assessment: Exceeded Objectives

Digital growth (software)	$116	$225	$200	$200M of Software orders booked in 2023, 73% growth vs. 2020 baseline, $25M under 2023 target.
Digital enablement	$5,498	$6,694	$7,243	$7.2B of Digital enabled Orders. 32% Growth vs. baseline. Exceeded target by 8%.

				Assessment: Met Objectives

Financial: EBITDA/ Revenue %	11.4%	15%	14.8%	14.8% EBITDA margin in 2023. 340bps expansion vs. baseline.

				Assessment: Met Objectives

				Total Payout: 30%

(1)	Baseline is 2019 subject to annual revision

43

Executive Compensation

Final cash-based Transformation Incentive award payout

The Human Capital and Compensation Committee approved an overall payout of 82.44% for the cash-based Transformation Incentive awards based upon the established financial and strategic components described above. The table below represents the target and actual payout for the NEOs.

Name	Target award	Actual award

Lorenzo Simonelli Chairman, President and CEO	$3,000,000	$2,473,247

Maria Claudia Borras Executive Vice President – OFSE	$1,500,000	$1,236,623

James E. Apostolides Senior Vice President – Enterprise Operations Excellence	$250,000	$206,104

Roderick Christie Former Executive Vice President – IET	$1,500,000	$1,236,623

Other elements of compensation

As a part of his hiring process, the incoming Executive Vice President—IET, Ganesh Ramaswamy received one-time sign-on awards. On January 24, 2023, he was granted a RSU award with a target value of $2 million with cliff vesting at the end of a two-year period. He was also granted a one-time cash sign-on award of $2.5 million, paid upon hire and subject to eighteen-month payback provisions should he voluntarily resign or be terminated for cause during that period. The intent of these awards was to incentivize recruitment by recognizing a portion of the outstanding compensation Mr. Ramaswamy was forfeiting by terminating his employment with his former employer.

Baker Hughes offers a variety of health and welfare and retirement programs to all eligible employees. The NEOs are generally eligible for the same broad-based benefit programs on the same basis as the rest of our employees who work in their respective countries. Programs that provide different levels of benefits for executive officers are noted in the descriptions below, including long-term disability, life insurance, the Baker Hughes Supplemental Retirement Plan (the "SRP"), the frozen Baker Hughes Supplementary Pension Plan, the Executive Severance Plan, and financial counseling.

We routinely benchmark our benefit programs against the competitive market and make modifications as we deem appropriate. Outlined below is a summary of benefits provided in 2023 to Baker Hughes executives.

Executive benefits

Life insurance

The Company provides life insurance and accidental death and dismemberment programs to provide financial protection for employees or their beneficiaries in the event of death. In the U.S., executive officers receive life insurance and accidental death and dismemberment coverage at two times base salary. Executive officers may also purchase perquisite life insurance and accidental death and dismemberment coverage from one to three times pay. All employees have the option of purchasing supplemental life insurance, spouse and child life insurance as well as voluntary accidental death and dismemberment insurance. Various limits apply to each program.

The Company also provides a long-term disability program with continuation of a percentage of the employee's base pay up to age 65 if the employee has a qualifying disability lasting longer than 26 weeks. Disability coverage options include Company paid core coverage equal to 50% income replacement or optional buy-up coverage equal to 60% income replacement. NEOs receive the buy-up option at no additional cost.

As part of benefits transition through 2023, Mr. Simonelli and Ms. Borras are eligible to receive taxable payments to cover premiums for universal life insurance policies as they did under GE plans. These policies include: (1) Executive Life, which provides universal life insurance policies for the NEOs totaling $3 million in coverage at the time of enrollment and increases by 4% annually thereafter; and (2) Leadership Life, which provides universal life insurance policies for the NEOs with coverage of two times their annual pay (salary + most recent bonus).

Retirement plans

The SRP offered to U.S. executives is a nonqualified defined contribution retirement plan intended to supplement the retirement benefits of a select group of management. It provides for a basic contribution of 5% of the participant's elective deferral under the SRP and 5% of the sum of the participant's base compensation and bonus for the calendar year (whether or not deferred) that exceeds the dollar limit under Section 401(a)(17) of the Code ($330,000 in 2023); and the base contribution that would have been made under the Baker Hughes 401(k) Plan but for the participant's elective deferral under the SRP or the dollar limit under Section 401(a)(17) of the Code; plus deemed interest credits based upon the rate of earnings on selected notional investment funds.

44 2024 Proxy Statement

Executive Compensation

Executive severance plan

The Baker Hughes Executive Severance Plan provides assistance to executive officers, including NEOs, while they seek other employment following an involuntary separation from service. Under the plan, NEOs are eligible for severance of twelve months of base salary and outplacement services up to twelve months. Our NEOs may also have additional severance benefits through individual agreements, which are described in the Payments Upon Change in Control or Termination section later in this Proxy Statement.

Change in Control plan

The Baker Hughes Company Executive Change in Control Severance Plan (the "Executive Change in Control Plan") covers top management of the Company, including the NEOs. The plan provides market-aligned, double-trigger protections to participants in the event of a change in control. Potential payments under this plan are outlined in the Payments Upon Change in Control or Termination section later in this Proxy Statement.

Financial counseling

In addition to Company-wide benefits, Baker Hughes provides NEOs with elective Company-paid professional financial planning and tax preparation services through a third party. We believe this service improves their understanding of the compensation and benefits programs offered by the Company and serves to maximize the retention and engagement value of our programs. It also allows the NEOs to more fully concentrate on our business success and comply with plan requirements. We do not reimburse executives for taxes paid on income attributable to this benefit.

Indemnification agreements

We entered into an indemnification agreement with each of our directors and executive officers. These agreements provide that we will indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such persons under any directors' and officers' liability insurance policy we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted in the State of Delaware and are in addition to any other rights the indemnitee may have under the Company's Second Amended and Restated Certificate of Incorporation, Sixth Amended and Restated Bylaws, and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced executive officers and directors.

Decision-making process and key inputs

Human Capital and Compensation Committee process

Annually, the Human Capital and Compensation Committee reviews each compensation element for the CEO and each of the other NEOs. The independent consultant to the Human Capital and Compensation Committee provides benchmark data based on the established Compensation Reference Group, as well as, market trends and legislative updates. When reviewing compensation for the NEOs, the Human Capital and Compensation Committee balances each NEO's scope of responsibilities and experience against competitive compensation levels.

Each January, our CEO meets with the Human Capital and Compensation Committee and with the Board to review Baker Hughes' performance for the past year. The review focuses on the financial results and the quantitative and qualitative performance objectives from the Strategic Blueprint priorities. At this time, they also review and approve the short-term incentive goals for the upcoming year and new long-term incentive grants.

At each meeting during the year, the Human Capital and Compensation Committee is engaged on the topics related to leadership and talent development, including in-depth reviews of succession planning for key executive officer roles, including the CEO.

In 2023, our Human Capital and Compensation Committee had four meetings.

Compensation consultant and conflict of interest analysis

The Human Capital and Compensation Committee retains Frederic W. Cook & Co., Inc. ("FW Cook") as its independent compensation consultant. FW Cook advised the Human Capital and Compensation Committee on matters related to the executive officer's compensation and general compensation programs, including industry best practices. As described above, FW Cook has also been engaged by the Board to review our non-employee director compensation program.

In accordance with the requirements of Item 407(e)(3)(iv) of Regulation S-K, the Human Capital and Compensation Committee considered the relationships FW Cook had with the Company, the members of the Human Capital and Compensation Committee, and Baker Hughes' executive officers, as well as the policies that FW Cook had in place to maintain its independence and objectivity, and determined that no conflicts of interest arose concerning the work performed by FW Cook.

Benchmarking

The high level of competition for executive talent magnifies the need to ensure that our executive compensation programs are appropriately positioned against peer companies. To appropriately benchmark compensation and measure performance, Baker Hughes utilizes two primary benchmarking sources: (1) a Compensation "Reference Group" and (2) a Performance "Peer Group."

45

Executive Compensation

Compensation "Reference Group"

The Human Capital and Compensation Committee regularly assesses the market competitiveness of the Company's executive compensation program based on data from a comparator peer group. The companies comprising the Reference Group include industry peers and companies in the broader energy and general industry sectors with similar business characteristics, size, margins, competition for talent, and other key compensable factors. There are challenges developing a reference group based solely on our industry. The direct industry is small and the majority are significantly smaller in size and scale of operations. Consequently, expansion beyond the direct industry is necessary to maintain a sufficient sample size of suitable comparison companies.

The chart below represents the key criteria that were considered in selecting the Reference Group.

Primary selection criteria

Similar Business Characteristics: global scale, engineering, industrial, and technology applications, multiple divisions, logistical complexity, business services, asset/people intensity, and mature stage business

Labor Market Competitors: Baker Hughes' market for executive talent extends throughout multiple industries

Scale: Primary – Revenue, Secondary – Market Cap. Generally, within a 1/3x to 3x range but larger comparators may be appropriate if the prior criteria are met

The Reference Group for Baker Hughes is comprised of 26 companies. Baker Hughes is positioned at the median for revenue, similar to our executive compensation which is also aligned with the median of the Reference Group.

Compensation Reference Group

26 companies—Blend of General Industry, Capital Intensive and Global Oil & Gas Peers

3M Company Caterpillar Inc. ConocoPhillips Cummins Inc. Danaher Corporation Deere & Company Devon Energy Corporation Eaton Corporation plc Emerson Electric Co.

EOG Resources, Inc.

Fluor Corporation

General Dynamics Corporation

Halliburton Company

Honeywell International Inc.

Illinois Tool Works Inc.

International Paper Company

Johnson Controls International plc

L3Harris Technologies, Inc.

Northrop Grumman Corporation NOV Inc. Occidental Petroleum Corporation PACCAR Inc. Parker-Hannifin Corporation Schlumberger Limited TechnipFMC plc Textron Inc.

Used to identify and compare executive pay practices such as pay mix, levels and magnitude, competitiveness, prevalence of long-term incentive vehicles, and pay-for-performance plans.

The Human Capital and Compensation Committee considers executive compensation at these companies as just one among several factors in setting pay. The Committee uses the comparative data as a reference point in exercising judgment about compensation types and amounts, generally referencing the median of the appropriate peer group. The use of Reference Group proxy data and published survey data in both the general industry and the energy industry satisfies the need for both statistical validity and industry factors. The Reference Group data is used to assess the competitive market value for executive jobs, assess pay practices, validate targets for pay plans, test the compensation strategy, observe trends, and provide a general competitive backdrop for decision making.

46 2024 Proxy Statement

Executive Compensation

Performance "Peer Group"

The Human Capital and Compensation Committee assesses the Company's long-term performance in part through PSUs based on the companies in the OSX index (plus TechnipFMC) each year to align with the wider portfolio of Baker Hughes. Because of the technical nature of the industry, cyclical nature of the markets, high labor needs, capital requirements, and changing portfolio, for PSU awards in 2023, the Human Capital and Compensation Committee believed the oilfield service companies in the OSX index, TechnipFMC and S&P 500 Industrials index (median performing company) provided the best competitive comparison for benchmarking performance over the long-term and competing for similar shareholder investments. The Committee reviews this peer group at least annually, including to consider whether this peer group should evolve over time in conjunction with a shifting portfolio.

Performance Peer Group

Cactus, Inc. ChampionX Corporation Core Laboratories N.V. Dril-Quip Inc. Golar LNG Limited Halliburton Company	Helmerich & Payne, Inc. Liberty Oilfield Services, Inc. Nabors Industries Ltd. NOV, Inc. Oceaneering International, Inc. Oil States International, Inc.	Schlumberger Limited TechnipFMC plc Transocean Ltd. USA Compression Partners LP S&P 500 Industrials Index (Median Performing Company)

Additional compensation program features and policies

Stock ownership guidelines

The Baker Hughes Board adopted stock ownership guidelines for our executive officers to ensure that they have a meaningful economic stake in the Company. The guidelines are designed to satisfy an individual executive officer's need for portfolio diversification, while maintaining management stock ownership at levels intended to be high enough to maximize alignment and to assure our shareholders of management's commitment to value creation. Executive officers are required to hold the number of shares valued at a multiple of their base salary, in the amounts listed below:

Role	Guidelines

Chairman, President and Chief Executive Officer	6X Base Salary

Executive Vice President and Chief Financial Officer	3X Base Salary

Other executive officers reporting to the CEO	2X Base Salary

An executive officer has five years to comply with the ownership requirement starting from the date of appointment to a position noted above. If an executive officer is promoted to a position with a higher ownership salary multiple, the executive officer has five years from the date of the change in position to reach the higher expected stock ownership level but he or she still must meet the prior expected stock ownership level within the original five years of the date first appointed to such prior position. Executive officers who have not met the applicable stock ownership level within the time required are required to hold 75% of the net shares acquired from the future exercise or vesting of awards received under the Company's equity compensation programs until the ownership levels are met. Executive officers are required to meet their stock ownership requirement by holding at least 30% of their shares in the long position.

The Human Capital and Compensation Committee annually reviews each executive officer's compensation and stock ownership levels to determine whether they are appropriate. In 2023, all of the NEOs were in compliance with the stock ownership guidelines.

Risk assessment

Baker Hughes conducts an annual review of its compensation programs and practices to assess any inherent risks which are reasonably likely to have a material adverse effect on the Company and presents a report to the Human Capital and Compensation Committee to facilitate a discussion. For purposes of this review, risk was defined as any compensation arrangements for all employees, including NEOs, that could motivate behavior that could be reasonably likely to have a material adverse effect on the Company.

The review evaluates certain areas of potential risk and tools for mitigating risk specifically related to compensation. Overall, the Company's compensation programs are designed to manage risk at appropriate levels and do not include features which encourage behaviors that lead to excessive risk-taking. The Human Capital and Compensation Committee retains the discretion to increase, reduce, or eliminate payouts under the Baker Hughes Executive Officer Short-Term Incentive Compensation Plan. Generally, under the long-term incentive awards, payouts are eliminated in the event of terminations of employment for cause (as defined in the applicable long-term incentive plan). The long-term incentive awards provide that the awards are subject to the Company's clawback policy now or hereafter in effect.

Based on the review, the Human Capital and Compensation Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

47

Executive Compensation

Clawback policy

Following the approval of the SEC rule and Nasdaq listing standard requiring adoption of a clawback policy, Baker Hughes adopted the Baker Hughes Recovery of Compensation Policy in October 2023. The policy applies to current and former Section 16 officers. It provides that the Company will recoup incentive-based compensation in the event of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under securities laws. Additionally, it provides that the Company may recoup incentive-based compensation in the event the Board determines the covered executive officer committed misconduct resulting in material inaccuracy in the financial statements or in the performance metrics used for incentive-based compensation.

Compensation Committee report

The Human Capital and Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" required by Item 402(b) of Regulation S-K with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Human Capital and Compensation Committee, the Human Capital and Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Human Capital and Compensation Committee:

Cynthia B. Carroll, Chair	Lynn L. Elsenhans
Abdulaziz M. Al Gudaimi	Mohsen M. Sohi
Nelda J. Connors

48 2024 Proxy Statement

Executive Compensation

Summary compensation table

The following table summarizes the total compensation paid or earned for 2023, 2022, and 2021 by each of the NEOs, comprised of our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers in each case during the year ended December 31, 2023, and two former executive officers for whom disclosure would have been provided but for the fact that the individuals were not serving as executive officers as of December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)

Lorenzo Simonelli Chairman, President and CEO	2023	1,589,230		12,083,545	6,328,847	992,907	686,207	21,680,736
	2022	1,542,308		12,056,262	1,632,800	—	860,218	16,091,588
	2021	1,494,231		10,856,292	2,722,125	—	573,804	15,646,452

Nancy Buese Executive Vice President and Chief Financial Officer	2023	919,230		3,648,002	1,330,000	2,721	142,274	6,042,227
	2022	131,538	2,000,000	4,999,998	—	—	10,246	7,141,782
	2021

Maria Claudia Borras Executive Vice President—OFSE	2023	950,000		3,126,850	2,566,623	38,128	252,000	6,933,601
	2022	935,000		6,240,012	617,500	—	318,109	8,110,621
	2021	820,000		2,678,371	975,800	—	248,257	4,722,428

Ganesh Ramaswamy Executive Vice President—IET	2023	824,519	2,500,000	4,605,668	1,174,658	—	102,979	9,207,824
	2022
	2021

James E. Apostolides Senior Vice President—Enterprise Operations Excellence	2023	475,000		742,573	871,104	84,506	103,783	2,276,966
	2022
	2021

Roderick Christie Former Executive Vice President—IET	2023	298,901		1,535,440	1,574,760	86,764	930,788	4,426,653
	2022	777,472		2,700,009	552,500	—	250,681	4,280,662
	2021	710,000		2,142,688	975,000	—	163,013	3,990,701

Regina Jones Former Chief Legal Officer	2023	469,615		1,771,867		46,585	161,218	2,449,285
	2022
	2021

The amounts reflected in the "Total ($)" column may not add up to the values in the individual columns due to rounding.

(1)	The amount reflected in the "Bonus" column for Mr. Ramaswamy represents a cash sign-on bonus.

(2)

The amount reflected in the "Stock Awards" column is the aggregate grant date fair value of stock awards in the form of PSUs and RSUs granted in the years shown. For RSUs generally the aggregate grant date fair value is the amount that the Company expects to expense for accounting purposes over the award's vesting schedule and does not correspond to the actual value that the NEOs will realize from the award. For PSUs the aggregate grant date fair value of the awards made to the NEOs is estimated in accordance with FASB ASC Topic 718. The estimated fair value of each grant is established on the date of grant using a Monte Carlo simulation model in a manner that is consistent with generally accepted valuation principles. The value ultimately realized by the executive upon the actual vesting award may or may not be equal to the FASB ASC Topic 718 determined value. For a discussion of valuation assumptions, see "Note 12—Stock-Based Compensation" of the Notes to Consolidated Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2023. The value of the 2023 PSU awards on the grant date, assuming achievement of the maximum performance level of 225% would be: Mr. Simonelli — $16,838,007; Ms. Buese — $4,270,514; Ms. Borras — $3,660,430; Mr. Ramaswamy — $3,050,346; Mr. Apostolides — $869,289; and Ms. Jones — $2,074,226. As described in the Payments Upon Change in Control or Termination section later in this Proxy Statement the Company agreed to accelerate the vesting of the 2022 RSUs and PSUs granted to Mr. Christie subject to his compliance with covenants in his separation agreements. As such, the amount reflected in this column for fiscal year 2023 represents the incremental fair value of Mr. Christie's modified awards, computed as of the modification date in accordance with FASB ASC Topic 718 in the amounts of $799,714, and $735,726 respectively. In anticipation of Mr. Christie's termination of employment he did not receive a stock award in fiscal year 2023. Ms. Jones' RSUs and PSUs granted in January 2023 were forfeited upon her termination due to voluntary resignation.

The amount reflected in the "Stock Awards" column may not add up to the values in the "Grants of plan-based awards" table in this Proxy Statement due to rounding.

(3)

The amount reflected in the "Non-Equity Incentive Plan Compensation" column includes the payment earned under our annual bonus program for all the NEOs, except Ms. Jones who was not eligible for a bonus following her exit as a result of voluntary resignation. In addition, for Messrs. Simonelli, Christie and Apostolides, and Ms. Borras, it also includes the payout earned under the 2021 Transformation Incentive award as described in the Long-Term incentive compensation awards section. Non-equity incentive plan compensation awards which were not earned in 2023 are not included.

49

Executive Compensation

(4)

The amounts in this column reflect the change in the present value of the applicable NEO's accumulated benefits under applicable pension plan(s) and above-market earnings on nonqualified deferred compensation.

•

For Messrs. Simonelli and Apostolides and Ms. Borras the amounts include the change in present value of all accumulated benefits under the Baker Hughes Supplementary Pension Plan which is a completely frozen plan (i.e., frozen as to any new participants and to further accumulation of benefits related to futures service) and, for the NEOs, it is primarily a benefit that was fully funded by GE and transferred to Baker Hughes, effective as of December 31, 2018 for service prior to that date. For 2023, the applicable values were: Mr. Simonelli — $781,469; Ms. Borras — $36,703; and Mr. Apostolides — $61,170.

•

For Mr. Christie, the amount in this column represents the change in present value of all accumulated benefits under the Baker Hughes UK Pension Plan which is a completely frozen plan (i.e., frozen as to any new participants and to further accumulation of benefits related to future service) and, for Mr. Christie, it is primarily a benefit that was fully funded by GE and transferred to Baker Hughes, effective as of July 1, 2019 for service prior to that date.

•	None of the NEOs will earn future benefits under the Baker Hughes Supplementary Pension Plan or the Baker Hughes UK Pension Plan for future service to Baker Hughes.

(5)

We provide NEOs with other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program. The costs of these benefits for 2023, minus any reimbursements by the NEOs, are shown in the table below. On occasion/infrequently, spouses or family members of our named executive officers accompany them on chartered aircraft that is already going to a specific destination for business purposes. This use has minimal, if any, incremental cost to the Company.

Name	Life Insurance Premiums ($)	Company Contributions to Retirement & Savings Plans ($)	Financial & Tax Planning ($)	Relocation Benefits ($)	Dividend Equivalents ($)	Immigration and tax preparation services ($)	Severance ($)	Other ($)	Total ($)

Simonelli	43,540	289,983	15,590	—	320,178	16,917	—	—	686,207

Buese	4,536	79,431	—	8,797	45,910	—	—	3,600	142,274

Borras	29,227	141,075	—	—	81,698	—	—	—	252,000

Ramaswamy	4,410	82,607	14,230	—	—	—	—	1,732	102,979

Apostolides	2,394	70,537	14,840	—	16,011	—	—	—	103,783

Christie	1,170	44,205	—	9,672	10,741	—	865,000	—	930,788

Jones	2,268	81,753	9,799	—	67,398	—	—	—	161,218

The amounts reflected in the "Total ($)" column may not add up to the values in the individual columns due to rounding.

Life Insurance Premiums: Described under Employee Benefits in this Proxy Statement.

Company Contributions to Retirement & Savings Plans: The values represent employer matching and employer base contributions that the Company contributed to the Baker Hughes Company 401(k) Plan that is available to all U.S. employees and Company contributions to SRP accounts available to U.S. executives. For Mr. Christie the values represent employer contributions to the Baker Hughes International Retirement Plan, an alternative benefits program available to non-U.S. executives.

Financial and Tax Planning: Expenses for the use of advisors for financial, estate, and tax preparation, as well as planning and investment analysis and advice.

Relocation Benefits: With respect to Ms. Buese, this column reflects the benefits provided to her in connection with her one-time relocation to Houston as per her offer of employment. These benefits are consistent with those we provide to employees required to relocate within their country of residence. With respect to Mr. Christie, this column reflects benefits provided to him in connection with his non-permanent assignment to Florence, at the Company's request and while employed by Baker Hughes. These benefits, which are consistent with those we provide to employees working on non-permanent assignments outside their home countries consisted of immigration support, cost-of-living adjustments, housing, transportation, utilities, and other destination services.

Dividend Equivalents: This column reflects payments for dividend equivalents that accrued as quarterly dividends are declared and that are paid when the RSUs vest.

Immigration and tax preparation services: This column reflects payments made towards expenses in connection with Mr. Simonelli's immigration to the United States at the Company request, and the tax gross up on these payments.

Severance: This column reflects the severance payments made to Mr. Christie as described in the Payments Upon Change in Control or Termination section. The severance payments consist of 12 months Base Salary equal to $850,000 and $15,000 payment as compensation for loss of benefits.

Other: This column reflects other benefits provided, none of which individually exceeded the greater of $25,000 nor 10% of the total amounts of perquisites described in this section. These benefits include the cost of annual physical examinations for Ms. Buese and Mr. Ramaswamy.

50 2024 Proxy Statement

Executive Compensation

Grants of plan-based awards in 2023

This table discloses the number of PSUs and RSUs granted during 2023 and the grant date fair value of these awards. It also sets forth potential future payouts under the Company's non-equity incentive plans.

Name	Grant Date	Award Type	Estimated Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Performance-Based RSUs (#)(2)			RSUs(3) (#)	Grant Date Fair Value of Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Lorenzo Simonelli	N/A	STI	963,900	2,754,000	5,508,000
	1/24/2023	PSU				—	228,855	514,924		7,483,559
	1/24/2023	RSU							152,570	4,599,986

Nancy Buese	N/A	STI	332,500	950,000	1,900,000
	1/24/2023	PSU				—	58,043	130,597		1,898,006
	1/24/2023	RSU							58,043	1,749,996

Maria Claudia Borras	N/A	STI	332,500	950,000	1,900,000
	1/24/2023	PSU				—	49,751	111,940		1,626,858
	1/24/2023	RSU							49,751	1,499,993

Ganesh Ramaswamy	N/A	STI	306,250	875,000	1,750,000
	1/24/2023	PSU				—	41,459	93,283		1,355,709
	1/24/2023	RSU							41,459	1,249,989

	1/24/2023	RSU							66,334	1,999,970

James E. Apostolides	N/A	STI	166,250	475,000	950,000
	1/24/2023	PSU				—	11,815	26,584		386,351
	1/24/2023	RSU							11,815	356,222

Roderick Christie	N/A	STI	297,500	850,000	1,700,000
		PSU				—	24,864	55,944		735,726	(4)
		RSU							27,350	799,714	(4)

Regina Jones	N/A	STI	246,750	705,000	1,410,000
	1/24/2023	PSU				—	28,192	63,432		921,878
	1/24/2023	RSU							28,192	849,989

(1)	Amounts represent potential payouts for the fiscal year 2023 performance year under the short-term incentive plan. If threshold levels of performance are not met, then the payout can be zero.

(2)

Amounts represent grants of PSUs made in January 2023. These awards cliff vest after three years if the performance criteria are met. For potential payout information, see the discussion on "Performance Share Units" in the CD&A Section. Dividends are accrued throughout the three-year vest period on PSUs and paid out once the units vest. The dividend rate is determined by the Board on a quarterly basis.

(3)

Amounts shown represent the number of RSUs granted in 2023. Awards generally vest pro rata over a three-year period beginning on the first anniversary of the grant date. Dividends are accrued throughout the year on RSUs and paid out once the units vest. The dividend rate is determined by the Board on a quarterly basis. The Company determines the fair value of RSUs based on the market price of our Class A Common Stock on the date of grant. Mr. Ramaswamy's grant of 66,334 RSUs reflects a sign-on RSU grant which will cliff vest on the second anniversary of the grant date.

(4)

As described in the Payments Upon Change in Control or Termination section later in this Proxy Statement the Company agreed to accelerate the vesting of the 2022 RSUs and PSUs granted to Mr. Christie subject to his compliance with covenants in his separation agreements. The amount reflected for Mr. Christie represents the incremental fair value of the modified awards, computed as of the modification date in accordance with FASB ASC Topic 718. In anticipation of Mr. Christie's termination of employment, he did not receive a stock award in fiscal year 2023.

51

Executive Compensation

Outstanding equity awards at 2023 fiscal year end

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2023 for the NEOs. The table also shows unvested and unearned stock awards assuming a market value of $34.18 per share (the closing market price of the Company's Common Stock on December 29, 2023, the last trading day of 2023).

	Option Awards					Stock Awards

Name	Option / PSU / RSU Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price(1) ($)	Option Expiration Date(2)	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights that have not Vested ($)

Lorenzo Simonelli	8/1/2017	374,687		35.70	8/1/2027
	1/22/2018	199,822		35.55	1/22/2028
	1/23/2019	353,218		22.98	1/23/2029
	1/28/2021					64,725	(3)	2,212,301
	1/28/2021								257,795	(6)	8,811,433
	1/25/2022					105,024	(3)	3,589,720
	1/25/2022								236,305	(7)	8,076,905
	1/24/2023					152,570	(3)	5,214,843
	1/24/2023								228,855	(8)	7,822,264

Nancy Buese	11/2/2022					120,817	(3)	4,129,525
	1/24/2023					58,043	(3)	1,983,910
	1/24/2023								58,043	(8)	1,983,910

Maria Claudia Borras	7/31/2017	50,362		36.89	7/31/2027
	1/22/2018	55,506		35.55	1/22/2028
	1/23/2019	23,585		22.98	1/23/2029
	1/28/2021					20,227	(3)	691,359
	1/28/2021								53,706	(6)	1,835,671
	1/25/2022					35,804	(3)	1,223,781
	1/25/2022					107,411	(4)	3,671,308
	1/25/2022								53,705	(7)	1,835,637
	1/24/2023					49,751	(3)	1,700,489
	1/24/2023								49,751	(8)	1,700,489

Ganesh Ramaswamy	1/24/2023					41,459	(3)	1,417,069
	1/24/2023					66,334	(5)	2,267,296
	1/24/2023								41,459	(8)	1,417,069

52 2024 Proxy Statement

Executive Compensation

	Option Awards					Stock Awards

Name	Option / PSU / RSU Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price(1) ($)	Option Expiration Date(2)	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights that have not Vested ($)

James E. Apostolides	7/31/2017	3,021		36.89	7/31/2027
	1/22/2018	6,216		35.55	1/22/2028
	1/23/2019	10,989		22.98	1/23/2029
	1/1/2021					11,893	(4)	406,503
	1/28/2021					4,045	(3)	138,258
	1/28/2021								10,740	(6)	367,093
	1/25/2022					7,130	(3)	243,703
	1/25/2022								10,694	(7)	365,521
	1/24/2023					11,815	(3)	403,837
	1/24/2023								11,815	(8)	403,837

Roderick Christie	7/31/2017	40,290		36.89	7/31/2027
	1/22/2018	44,404		35.55	1/22/2028
	1/28/2021								42,965	(6)	1,468,544
	1/25/2022								44,754	(7)	1,529,692

(1)	The exercise price is equal to the closing market price of a share of our Common Stock on the grant date.

(2)	Each option grant has a ten-year term and vests ratably over three years beginning on the first anniversary of the grant date.

(3)	Reflects the number of three-year RSUs that will vest ratably over three years beginning on the first anniversary of the grant date.

(4)	Reflects the number of three-year RSUs that will cliff vest on the third anniversary of the grant date.

(5)	Reflects the number of two-year RSUs that will cliff vest on the second anniversary of the grant date.

(6)	Reflects the achievement of performance and service conditions of 88.51% for the three-year FCF and ROIC PSUs which vested in January 2024.

(7)

Reflects the target number of three-year PSUs which are scheduled to vest in January 2025, subject to the achievement of performance and service conditions. As described in the Payments Upon Change in Control or Termination section later in this Proxy Statement the Company agreed to accelerate the vesting of the 2022 PSUs granted to Mr. Christie subject to his compliance with covenants in his separation agreement. These PSUs remain outstanding following his termination subject to achievement of the performance conditions.

(8)	Reflects the target number of three-year PSUs which are scheduled to vest in January 2026, subject to the achievement of performance and service conditions.

2023 Option exercises and stock vested

The following table sets forth certain information regarding stock awards vested during 2023 for the NEOs.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Lorenzo Simonelli			387,382	11,432,347

Nancy Buese			60,408	2,145,088

Maria Claudia Borras	35,277	365,392	96,952	2,891,588

Ganesh Ramaswamy

James E. Apostolides			16,314	490,701

Roderick Christie	78,492	629,506	77,116	2,241,908

Regina Jones			85,457	2,516,757

(1)	The value realized upon the vesting of the stock awards is determined by multiplying the number of shares of stock by the closing price of the stock on the vesting date.

53

Executive Compensation

Pension benefits

The following table discloses the years of credited service of, present single-sum value of the accrued benefits for, and payments during the last fiscal year to each of the NEOs under the Baker Hughes Company Supplementary Pension Plan, the Baker Hughes UK Pension Plan, and the Baker Hughes Company Pension Plan.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)		Payments During Last Fiscal Year ($)

Lorenzo Simonelli	Baker Hughes Supplementary Pension Plan	24	6,780,040		—

Maria Claudia Borras	Baker Hughes Supplementary Pension Plan	4	393,278		—

Maria Claudia Borras	Baker Hughes Company Pension Plan	2	22,251		—

James E. Apostolides	Baker Hughes Supplementary Pension Plan	20	497,600		—

Roderick Christie	Baker Hughes UK Pension Plan	20	1,066,191	(3)	—

(1)

For Messrs. Simonelli and Apostolides and Ms. Borras this reflects 24, 20 and 4 years of credited service, respectively, under the Baker Hughes Supplementary Pension Plan and is based on the terms of the plan, and, for Mr. Christie this reflects 20 years of service, under the Baker Hughes UK Pension Plan and the valuation assumptions described in "Note 10—Employee Benefit Plans" of the Notes to Consolidated Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2023. The Baker Hughes Supplementary Pension Plan and the Baker Hughes UK Pension Plan are both currently frozen and no further years of service will be credited under the plan. Messrs. Simonelli, Apostolides, Christie and Ms. Borras have provided 1.5 years of service to Baker Hughes. The remaining 22.5, 18, 2.3 and 18 years of credited service, respectively, under the Baker Hughes Supplementary Pension Plan, for Messrs. Simonelli and Apostolides and Ms. Borras, and under the Baker Hughes UK Pension Plan for Mr. Christie, relate to years of service provided to GE prior to July 2017.

(2)

For the valuation method and all material assumptions applied in quantifying the present value of the current accrued benefit, please see "Note 10—Employee Benefit Plans" of the Notes to Consolidated Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2023.

(3)	A foreign exchange rate of 1 GBP to 1.27 USD was used to calculate values for Mr. Christie as of December 31, 2023.

Benefits under the Baker Hughes Supplementary Pension Plan for our NEOs are generally payable in ten equal annual installments starting on the first day of the month following the later of (1) the NEO's attainment of age 60 or (2) three completed calendar months after the NEO's separation from service (or six completed calendar months after separation from service if the NEO is a section 409A specified employee). Benefits under the Baker Hughes UK Pension Plan for our NEOs are generally paid in the form of a life annuity following the NEO's termination of employment.

Nonqualified deferred compensation

The following table discloses contributions, earnings, and balances to each of the NEOs under the SRP that provide for compensation deferral on a non-tax-qualified basis.

Name	Program	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FY End ($)

Lorenzo Simonelli	SRP	—	260,283	276,275	—	1,811,370

Nancy Buese	SRP	—	53,031	3,944	—	56,975

Maria Claudia Borras	SRP	—	111,375	26,403	—	595,029

Ganesh Ramaswamy	SRP	—	59,507	921	—	60,428

James E. Apostolides	SRP	—	40,837	29,444	—	182,220

Roderick Christie (3)	N/A	—	—	—	—	—

Regina Jones	SRP	23,481	52,053	59,406	—	374,987

(1)	Amounts shown in the "Executive Contributions in Last FY" column are also included in the "Salary" and "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table.

(2)	Amounts shown in the "Registrant Contributions in Last FY" column are also included in the "All Other Compensation" column of the Summary Compensation Table.

(3)	Mr. Christie was not eligible to participate in the SRP in 2023.

Please see "Executive Benefits – Retirement plans" for a narrative description of the material factors necessary to understand the SRP.

54 2024 Proxy Statement

Executive Compensation

Potential payments upon change in control or termination

Some of our compensation plans that apply on the same basis to other eligible employees provide change in control benefits only if an employee is terminated without cause or resigns for good reason (as defined in the applicable arrangements) within 24 months (or, in some cases, 12 months) following a change in control. Baker Hughes does not provide excise tax gross-ups on any payments associated with a change in control.

The following summary generally describes compensation that would have been payable to our NEOs had a change in control and/or a termination triggering the payments occurred on December 31, 2023.

Payments upon involuntary termination of employment in connection with a change in control

Under the Baker Hughes Company Executive Officer Short-Term Incentive Compensation Plan, in the event of a change in control and involuntary termination, the participant will receive an amount equal to his or her annual target bonus for the year of termination multiplied by a fraction, the numerator of which equals the number of days that have elapsed since the beginning of the performance period through and including the date of termination, and the denominator of which equals the number of days in the performance period. Payment of such prorated award will be made within 60 days following termination of employment.

Under the Baker Hughes Company 2021 Long-Term Incentive Plan (the "2021 LTIP"), as well as under the Baker Hughes Company 2017 Long-Term Incentive Plan (the "2017 LTIP") under which no further awards are being made, there is no prescribed treatment for outstanding equity awards nor for the special cash-based awards granted in 2021 (the "Transformation Awards" which we described in more detail in the Proxy Statement for our 2022 annual meeting of shareholders), though the Human Capital and Compensation Committee has discretion to take actions it deems necessary. The equity award agreements and Transformation Award agreements provide that, in the event of a change in control or, in the case of the 2022 and 2023 RSU awards, a covered transaction (as defined in the 2022 RSU award agreements) and involuntary termination during the 24-month period (or, in some cases, during the 12-month period) following a change in control or a covered transaction, restrictions on all RSUs will immediately lapse. On a termination within 24 months (or, in some cases, 12 months) following a change in control, the services restrictions on all PSUs and Transformation Awards will immediately lapse and the satisfaction of performance conditions will be fixed at target. Further, in the case of the PSUs granted in 2022 and 2023, the PSU award agreements specify in the event of a qualifying involuntary termination within 24 months following and in connection with a covered transaction (as defined in the 2022 and 2023 PSU award agreements) the services restrictions on such PSUs will immediately lapse and the satisfaction of performance conditions will be fixed at target or, if greater, at the actual performance through the date of the covered transaction.

Under the Baker Hughes Company Executive Change in Control Plan, in the event of a change in control and involuntary termination during the two-year period following a change in control, the selected executive officers will be entitled to the following:

•

A cash severance benefit in an amount equal to the participant's applicable multiple (ranging from 1.5 to 2.5); multiplied by the executive's annualized base salary in effect immediately prior to (1) a change in control, (2) the first event or circumstance constituting "good reason" for the executive to terminate employment, or (3) the executive's termination of employment, whichever is greatest (the "highest base salary"). The applicable multiples are 2.5 for Mr. Simonelli and 2.0 for the other NEOs.

•

A cash severance benefit in an amount equal to the executive's target percentage under the executive's bonus for the year of his or her termination of employment year multiplied by his or her highest base salary, multiplied by the executive's applicable multiple (ranging from 1.5 to 2.5). The applicable multiples are 2.5 for Mr. Simonelli and 2.0 for the other NEOs.

•

A cash severance benefit in an amount equal to the executive's target percentage under the executive's bonus for the year of his or her termination of employment year multiplied by his or her highest base salary, prorated to the executive's employment termination date. If the executive's employment termination date occurs during the same calendar year in which a change in control occurs, this pro-rata bonus payment will be offset by any payments received by the executive under the Baker Hughes Executive Officer Short-Term Incentive Compensation Plan (or successor or additional annual incentive plan) in connection with the change in control.

•

If the executive is a specified employee within the meaning of Section 409A of the Internal Revenue Code, a cash severance benefit in an amount equal to interest that would be earned on the foregoing cash severance benefits for the period commencing on the date of the executive's separation from service until the date of payment of such amounts, calculated using an interest rate equal to the Secured Overnight Financing Rate published by the Federal Reserve Bank of New York for the date of the executive's separation from service plus two percentage points.

•

For the applicable continuation period (ranging from 1.5 years to 2.5 years) following the executive's termination of employment date, accident and health insurance coverage for the executive and his or her dependents substantially similar to the coverage in effect immediately prior to the termination of employment date and at no greater cost to the executive than applied to the executive immediately prior to the termination of employment date, reduced to the extent that benefits of the same type are received by the executive during the continuation period. The applicable continuation periods of time are 2.5 for Mr. Simonelli and 2.0 for the other NEOs.

•

If the executive would have become entitled to benefits under the Company's post-retirement health care program had his or her employment continued during the foregoing applicable continuation period, the executive will be entitled to coverage under such post-retirement health care program as in effect immediately prior to the employment termination date or, if more favorable to the executive as in effect immediately prior to the executive's termination of employment date or the first occurrence of an event or circumstance constituting good reason for the executive to terminate employment.

55

Executive Compensation

The cash severance payments under the Executive Change in Control Severance Plan will be made on the date that is six months following the date of the executive's separation from service unless the executive is not a specified employee within the meaning of Section 409A of the Internal Revenue Code, in which case the payments will be made within 30 days after the date of the executive's separation from service.

If any portion of the payments or benefits provided to or for the benefit of the executive under the Executive Change in Control Severance Plan or which the executive otherwise receives or is entitled to receive from the Company or any successor would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, or any interest, penalties or additions to tax with respect to such excise tax (such excise tax, together with any interest, penalties or additions to tax with respect to such excise tax, is herein collectively referred to as the "excise tax"), then generally such total payments will be reduced so that no portion of such total payments will be subject to the excise tax.

"Change in control" under the compensation arrangements generally means:

•

a merger or consolidation of the Company with any other entity, unless the voting securities of the Company continue to represent at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent; or

•

the acquisition of at least 50% of the total voting power represented by the Company's then-outstanding voting securities, other than any acquisition directly from the Company or by the Company (in some cases the 50% threshold is 30%, disregarding any acquisition directly or indirectly from General Electric Company); or

•

a sale or disposition by the Company of all or substantially all of its assets, other than a sale or disposition to an entity at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company; or

•

a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

The applicable definition of change in control is set forth in the 2021 LTIP, award agreements under the 2021 LTIP, the 2017 LTIP, award agreements under the 2017 LTIP, the Baker Hughes Company Executive Officer Short-Term Incentive Compensation Plan, and the Executive Change in Control Plan.

"Covered transaction" under the 2022 and 2023 PSU and 2022 and 2023 RSU agreements generally means transaction other than a change in control that, in the determination of the Human Capital and Compensation Committee in its sole discretion, involves either (i) the formation of a joint venture to which the Company contributes assets or businesses comprising at least 30% of the Company (as measured in terms of assets, revenue, cash flow, net income and/or other parameters, in the discretion of the Committee) (a "Covered Business") and in which the Company retains an equity interest of at least 40%, or (ii) the disposition to the Company's shareholders of a Covered Business.

Payments upon involuntary termination of employment not in connection with a change in control

The Baker Hughes Company Executive Severance Plan provides that, on an involuntary termination of employment, executive officers generally receive severance pay equal to 12 months of base salary and outplacement. The Baker Hughes Company Executive Officer Short-Term Incentive Compensation Plan provides that an executive officer is eligible to receive an amount equal to the executive officer's earned annual bonus, prorated based on the number of days that the executive officer participated in the short-term incentive plan during the calendar year. Employees are also generally provided 3 months of health insurance benefits. Mr. Simonelli is eligible for benefits under the Baker Hughes Company Executive Severance Plan plus (a) an additional six months of base salary and (b) 1.5 times the greater of the last annual bonus and the average of the last three year bonuses. Any amounts payable under the Executive Severance Plan are reduced by the amount of any severance payments payable to the executive officer under any other plan, program or individual contractual arrangement.

Pursuant to the equity award agreements and the Transformation Award agreements, awards that have been held for at least one year would receive the following treatment: a pro-rata portion of RSUs would immediately lapse, a pro-rata portion of unvested options would become immediately vested and exercisable, and a pro-rata portion of PSUs and Transformation Awards would be deemed to have satisfied the service condition and would remain eligible to vest subject to the attainment of the specified performance conditions.

If the executive officer's employment was involuntarily terminated by Baker Hughes without cause on December 31, 2023, the executive officer would have received the following:

•	all outstanding RSUs that have been held for at least one year would have become vested on a pro-rata basis and become non-forfeitable;

•	all outstanding stock options that have been held for at least one year would have become vested on a pro-rata basis and exercisable; and

•

all outstanding PSUs and Transformation Awards that have been held for at least one year would have satisfied the service condition on a pro-rata basis and would remain eligible to vest subject to the attainment of performance conditions.

56 2024 Proxy Statement

Executive Compensation

Payments in the event of a change in control without termination of employment

If a change in control were to have occurred on December 31, 2023, or any other date, and the executive officers did not incur a termination of employment, except as described below in the case of certain graded vesting RSUs granted under the Company's 2017 LTIP, the executive officers would not have been entitled to any payments in connection with the change in control. However, PSUs and Transformation Awards would have been deemed to have satisfied their performance condition at target performance. For all PSUs and Transformation Awards, the awards would still be subject to their respective service conditions. In the case of graded vesting RSUs granted under the 2017 LTIP in 2021 (1) there is 1/3 vesting on a single trigger (change in control only) basis if the participant remains employed through the earlier of the change in control or the regular vesting date (e.g., the first, second or third anniversary of the date of grant) and (2) there is full vesting of any remaining unvested RSUs upon the occurrence of an involuntary termination during 24 months (or, in some cases, 12 months) following a change in control. If a change in control were to have occurred on December 31, 2023, under each of the graded vesting RSUs granted under the 2017 LTIP in January of 2021, there would have been less than one month of accelerated vesting with respect to 1/3 of the RSUs granted under the awards. All equity awards granted after May of 2021 are subject to double-trigger vesting.

Payments in the event of a change in control and termination of employment by the executive officer for good reason or by the Company or its successor without cause

In addition to the benefits described above under "Payments Upon Involuntary Termination of Employment Not In Connection With a Change in Control," if an executive officer is terminated without cause or terminates employment for good reason within 24 months (12 months in some cases) following a change in control, pursuant to the equity award agreements and the Transformation Award agreements, restrictions on all RSUs would have immediately lapsed, any unvested options would have immediately vested and become exercisable, the service restrictions on all PSUs and Transformation Awards would have immediately lapsed and the satisfaction the performance conditions would have been fixed at target.

Termination of employment for any reason

If an executive officer had terminated employment with us on December 31, 2023 for any reason, including resignation or involuntary termination of employment for cause, the executive officer would have been entitled to receive those vested benefits to which the executive officer is entitled under the terms of the employee benefit plans in which the executive officer is a participant as of the executive officer's date of termination of employment.

Payments upon disability

If the executive officer had terminated employment with us on December 31, 2023 due to disability, the executive officer would have received the following:

•	all outstanding RSUs that have been held for at least one year would have become fully vested and non-forfeitable;

•

all outstanding PSUs and Transformation Awards that have been held for at least one year would have satisfied the service condition and would remain eligible to vest subject to the performance condition; and

•	an amount equal to the executive officer's annual target bonus under the short-term incentive plan.

Payments upon death

If an executive officer had terminated employment with us on December 31, 2023 due to death, the executive officer would have received the following:

•	all outstanding RSUs would have become fully vested and non-forfeitable;

•	all outstanding PSUs and Transformation Awards would have satisfied the service condition and would remain subject to the performance condition; and

•	an amount equal to the executive officer's annual target bonus under the short-term incentive plan.

Payments upon retirement eligibility

If an executive officer had met retirement eligibility of 60 years old with 5 years of service on December 31, 2023, the executive officer would have received the following benefits:

•	all outstanding RSUs granted prior to 2022 that had been held for at least one year would have become fully vested and non-forfeitable;

•

all outstanding PSUs granted prior to 2022 that had been held for at least one year and Transformation Awards would have satisfied the service condition and would remain subject to the performance condition; and

•	all outstanding RSUs and PSUs granted from 2022 onwards are not eligible for acceleration as specified in the governing award agreements.

Mr. Christie became retirement eligible in April 2022 and thus received the benefits described above upon such date. None of our other NEOs have become retirement eligible as of December 31, 2023.

57

Executive Compensation

Separation Agreement with Mr. Christie

As we previously disclosed on May 1, 2023, Mr. Christie incurred an involuntary termination of employment and departed the Company on May 1, 2023. In connection with Mr. Christie's departure, the Company and Mr. Christie entered into a separation agreement dated April 12, 2023.

The separation agreement provided that Mr. Christie would continue to receive his then current base salary, annual incentive plan opportunity and benefits through May 1, 2023, and his outstanding equity awards would be treated in accordance with applicable provisions under the Company's long-term incentive plans (except as set forth in footnote 8 to the Potential payments upon termination or a change in control table below). As of his employment termination date, Mr. Christie received a severance payment consistent with the benefits provided pursuant to the Company's Executive Severance Program, with the benefits provided in a manner consistent with an involuntary termination as compensation for loss of employment. In addition to these benefits, Mr. Christie was entitled to a $15,000 payment as compensation for loss of benefits and the vesting of the unvested RSUs and PSUs that were granted to him in January of 2022.

Pursuant to the separation agreement, Mr. Christie affirmed certain contractual obligations he has to the Company, including cooperation and assistance and confidentiality, which will remain in effect for specified periods following his employment.

Potential payments upon termination or a change in control

The table below assumes for each of our current NEOs a termination date or change-in-control date of December 31, 2023, the last day of the fiscal year. The value of equity compensation awards (accelerated vesting of stock options and restricted stock awards/units) is based on the closing price of our Common Stock of $34.18 on Nasdaq on December 29, 2023, the last trading day of 2023. Our NEOs do not have contractual entitlements to benefits for trigger events not listed in the table.

Following Ms. Jones' voluntary termination, she was not eligible for any of the payments and benefits mentioned in the table below.

	Lorenzo Simonelli ($)	Nancy Buese ($)	Maria Claudia Borras ($)	Ganesh Ramaswamy ($)	James E. Apostolides ($)	Roderick Christie ($)

Payments in the Event of a Change in Control and Termination of Employment With Good Reason or by the Company Without Cause

Severance Payment	10,935,000	3,800,000	3,800,000	3,500,000	1,900,000	—

Short-Term Incentive Plan Bonus	2,754,000	950,000	950,000	875,000	475,000	—

Outplacement Services	35,000	35,000	35,000	35,000	35,000	—

Continuation of Health and Life Insurance Benefits	31,425	52,349	50,249	52,079	47,759	—

Interest Paid for Section 409A Six-Month Delay	497,534	173,699	173,688	160,106	87,597	—

Accelerated Vesting of RSUs / PSUs (1)	26,916,032	8,097,345	10,823,063	5,101,433	1,961,659	—

Dividend Equivalents (2)	957,255	207,740	420,067	116,417	80,887	—

Supplemental Retirement Plan (3)	—	23,569	—	19,781	—	—

Sign-On Bonus Subject to Clawback		2,000,000		2,500,000

Best of Net Tax Adjustment (4)	(4,491,444)	(98,384)	—	—	—	—

TOTAL	37,634,802	15,241,317	16,252,066	12,359,816	4,587,902	—

Payments upon a Change in Control Without Termination of Employment

Accelerated Vesting of RSUs / PSUs (5)	2,212,301	—	691,359	—	544,761	—

Dividend Equivalents (2)	144,337	—	45,106	—	35,542	—

Supplemental Retirement Plan (3)	—	23,569	—	19,781	—	—

TOTAL	2,356,637	23,569	736,465	19,781	580,303	—

Payments upon Disability

Short-Term Incentive Plan Bonus	2,754,000	950,000	950,000	875,000	475,000	—

Accelerated Vesting of RSUs / PSUs (6)	13,878,926	4,129,525	7,422,084	—	1,153,985	—

Dividend Equivalents (2)	659,744	117,192	342,455	—	62,456	—

Supplemental Retirement Plan (3)	—	23,569	—	19,781	—	—

Sign-On Bonus Subject to Clawback		2,000,000		2,500,000

TOTAL	17,292,669	7,220,287	8,714,540	3,394,781	1,691,441	—

58 2024 Proxy Statement

Executive Compensation

	Lorenzo Simonelli ($)	Nancy Buese ($)	Maria Claudia Borras ($)	Ganesh Ramaswamy ($)	James E. Apostolides ($)	Roderick Christie ($)

Payments upon Death

Short-Term Incentive Plan Bonus	2,754,000	950,000	950,000	875,000	475,000	—

Accelerated Vesting of RSUs / PSUs (7)	26,916,032	8,097,345	10,823,063	5,101,433	1,961,659	—

Dividend Equivalents (2)	957,255	207,740	420,067	116,417	80,887	—

Supplemental Retirement Plan (3)	—	23,569	—	19,781	—	—

Sign-On Bonus Subject to Clawback		2,000,000		2,500,000

TOTAL	30,627,287	11,278,653	12,193,130	8,612,631	2,517,546	—

Payments upon Involuntary Termination of Employment Not in Connection with a Change in Control

Severance Payment	5,271,213	950,000	950,000	875,000	475,000	850,000

Short-Term Incentive Plan Bonus	2,754,000	950,000	950,000	875,000	475,000	338,137

Outplacement Services	35,000	35,000	35,000	35,000	35,000	—

Continuation of Health and Life Insurance Benefits	3,143	6,544	6,281	6,510	5,970	15,000

Accelerated Vesting of RSUs / PSUs (8)	8,833,476	172,074	4,712,985	—	867,185	2,154,159

Dividend Equivalents (2)	432,963	4,883	221,560	—	49,305	68,623

Sign-On Bonus Subject to Clawback		2,000,000		2,500,000

Relocation Allowance						5,000

TOTAL	17,329,794	4,118,501	6,875,826	4,291,510	1,907,460	3,430,919

The amounts reflected in the totals may not add up to the values in the individual columns due to rounding.

(1)	All service-based restrictions on RSUs and PSUs would have immediately lapsed. Attainment of the performance conditions would be fixed at target for PSUs.

(2)	Values include the quarterly dividend equivalents that would have been due upon the vesting of the RSUs and the PSUs.

(3)	Ms. Buese and Mr. Ramaswamy joined the SRP in 2023 and hold unvested funds in the plan which would vest as a result of the events indicated in the table.

(4)	Reflects the aggregate impact of the best-of-net tax adjustment for Section 4999 as prescribed under the Executive Change in Control Plan.

(5)

While awards granted under the LTIP would generally not vest upon a change in control without termination, the attainment of performance condition for PSUs would have been measured at target at the time of the change in control as described above under "Payments in the event of a change in control without termination of employment". In both cases, the awards would still be subject to their respective service conditions. In the case of certain graded vesting RSUs granted under the 2017 LTIP in 2021, (1) there is 1/3 vesting on a single trigger (change in control only) basis if the participant remains employed through the earlier of the change in control or the regular vesting date (e.g., the first, second or third anniversary of the date of grant) and (2) there is full vesting of any remaining unvested RSUs upon the occurrence of an involuntary termination during 24 months (or, in some cases, 12 months) following a change in control. If a change in control were to have occurred on December 31, 2023, under the graded vesting RSUs granted under the 2017 LTIP in January of 2021, there would have been less than one month of accelerated vesting with respect to the number of RSUs that would have vested on the third anniversary of the date of grant (January of 2024). There would be no accelerated vesting of cliff-based vesting RSUs upon a change in control without termination. All equity awards granted after May of 2021 are subject to double-trigger vesting.

(6)

All outstanding RSUs that have been held for at least one year would have become fully vested and non-forfeitable and PSUs would have satisfied their respective service conditions and would continue to vest subject to their respective performance conditions.

(7)

All outstanding RSUs would have become fully vested and non-forfeitable. All outstanding PSUs would have satisfied their respective service conditions and would continue to vest subject to their respective performance conditions.

(8)

All outstanding RSUs that have been held for at least one year would have become vested on a pro-rata basis and non-forfeitable and PSUs would have satisfied their respective service conditions on a pro-rata basis and would continue to vest subject to their respective performance conditions. In the case of Mr. Christie, the Company agreed to accelerate the vesting of the 2022 RSUs and PSUs granted upon his termination of employment in 2023 subject to his compliance with covenants in his separation agreement. The figure above includes the number of RSUs and PSUs granted to Mr. Christie in 2022 multiplied by the closing price of our Class A Common Stock on December 29, 2023.

In addition to the benefits listed above, certain NEOs have pension benefits and nonqualified deferred compensation plan benefits that would have become payable had the NEOs incurred terminations of employment (for any reason) on December 31, 2023. These benefits are fully disclosed earlier in this Proxy Statement under the headings "Pension Benefits" and "Nonqualified Deferred Compensation." Had our NEOs incurred terminations of employment on December 31, 2023, the forms and amounts of any such payments or benefits would not have been enhanced and there would have been no vesting or other accelerations in connection with such terminations of employment, other than indicated in note (3) above with regards to Ms. Buese and Mr. Ramaswamy. As of December 31, 2023, all of our NEOs with the exception of Ms. Buese and Mr. Ramaswamy, had fully non-forfeitable interests in any such pension benefits and nonqualified deferred compensation plan benefits without regard to the occurrence of their terminations of employment and/or a change in control.

59

Executive Compensation

CEO pay ratio disclosure

Provisions of the Dodd-Frank Act and regulations that were amended pursuant thereto (the "Pay Ratio Rule") require U.S. public companies to disclose the ratio of their CEO's compensation to that of their median employee.

We have estimated the median of the 2023 annual total compensation of our employees, excluding our CEO, to be $69,676. The 2023 annualized total compensation of our Chairman, CEO, and President, Lorenzo Simonelli, was $21,680,736. The ratio of the annualized total compensation of Mr. Simonelli to the estimated median of the annual total compensation of our employees was 311 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

The following paragraphs describe the methodology used to identify the median employee and the ratio of these two amounts.

Background

As of October 2, 2023, we employed approximately 58,700 people in ~88 countries, inclusive of officers, executives, interns, full-time, part-time, and hourly employees. We selected October 2, 2023 to identify the median employee. This date is within the final three months of our last completed fiscal year and was also the date used for determining the foreign exchange rate to U.S. dollar for employees paid in other currencies. We excluded 2,851 employees based in 54 non-U.S. countries (see details in table below). These employees were excluded under the De Minimis Exemption, allowing us to exclude up to 5% of our total employees who are non-U.S. employees. We interpret "jurisdiction" to mean the country of employment. Of the remaining 34 countries, we excluded those who were not actively employed by Baker Hughes as of Monday, October 2, 2023.

We have chosen annualized base salary as the consistently applied compensation measure used to identify the median employee, since annualized base salary is the one pay component that has a similar definition and is reported in a similar manner globally. We collected the annualized base salary for all active employees as of October 2, 2023; in the case of hourly employees, the annualized base salary was calculated using their hourly rate and standard work hours. Unpaid interns were included in our analysis, although their annual base salary is null. We then identified our median employee based on the median USD value of annualized base salaries indicated in our human resources records. We believe that this measure provides a reasonable and practicable approach to ascertain the annual compensation of our employees. Cost of living adjustments were not made.

Calculation

Using the methodology described herein, we identified the median employee to be a full-time employee in the United States paid in U.S. Dollars with an annual total compensation of $69,676. This value represents taxable earnings comprised of regular wages, overtime pay, short-term incentive bonus, and imputed income from employment benefits. This employee did not receive field service pay, cash allowances, nor long-term incentives in 2023.

The 2023 total compensation of our Chairman, CEO, and President, Lorenzo Simonelli, was $21,680,736, as reflected in the Summary Compensation Table. Since the median employee's annual total compensation is $69,676, our CEO's compensation is 311 times the median of our employees' annual total compensation.

Because the Pay Ratio Rule for identifying the median employee allows companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company.

60 2024 Proxy Statement

Executive Compensation

Exclusions under the De Minimis Exemption

Country	No. Employees Excluded

Albania	2

Austria	10

Bahrain	4

Belgium	21

Bolivia	15

Brunei	190

Cameroon	20

Chad	39

Chile	7

Congo	65

Côte d'Ivoire	9

Denmark	25

Ecuador	257

Equatorial Guinea	8

Finland	3

Gabon	39

Ghana	80

Guatemala	3

Guyana	125

Iceland	1

Iraq	132

Ireland	207

Israel	1

Kenya	35

Korea, Republic of	105

Libya	17

Malta	3

Country	No. Employees Excluded

Mauritania	1

Mozambique	83

Myanmar	7

New Zealand	21

Pakistan	8

Papua New Guinea	25

Peru	27

Philippines	7

Poland	265

Portugal	5

Romania	214

Russian Federation	12

Senegal	22

Slovakia	113

South Africa	86

Spain	70

Sweden	7

Switzerland	24

Taiwan	105

Trinidad and Tobago	155

Tunisia	18

Türkiye	31

Turkmenistan	70

Ukraine	4

Uzbekistan	1

Venezuela	7

Yemen	40

61

Pay versus Performance
In this section, we are including the required disclosure for pay versus performance as defined by the SEC for our principal executive officer ("PEO") and
Non-PEO
NEOs and Company performance for the fiscal years listed below.

					Value of Initial Fixed $100 Investment Based On: (3)

Year (1)	Summary Compensation Table Total PEO	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non- PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (2)	Baker Hughes TSR	OSX Index TSR	Net Income (Loss) $MM	Adjusted EBITDA (4) $MM

2023	$21,680,736	$27,374,079	$5,222,759	$5,477,461	$151	$107	$1,943	$3,763

2022	$16,091,588	$14,511,432	$6,533,381	$5,987,467	$127	$107	$(601)	$2,981

2021	$15,646,452	$21,790,884	$5,751,387	$7,226,540	$101	$67	$(219)	$2,681

2020	$15,313,021	$8,230,793	$4,815,026	$2,079,824	$85	$57	$(9,940)	$2,357

(1)	For fiscal years 2023, 2022, 2021 and 2020, Mr. Simonelli was the PEO for the Company.

(2)
Compensation Actually Paid ("CAP") is the Summary Compensation Table ("SCT") total value for the period shown with adjustments for equity awards and pension (as described in more detail in the reconciliation table for our PEO and non-PEOs
below). CAP reflects equity awards based on the
mark-to-market
valuation under ASC Topic 718: Compensation — Stock Compensation for each period in the above table. Pension values for CAP reflect the pension service cost as used in the financial statements for each period shown in the above table.

(3)
The Company calculates TSR with a base investment of $100 in a manner consistent with the stock performance graph disclosure requirements under Item 201(e) of Regulation
S-K
and is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each 2023, 2022, 2021 and 2020, respectively. The peer group used for comparison for each of the fiscal years 2023, 2022, 2021 and 2020 is the Philadelphia Oil Service ("OSX") Index.

(4)
We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs in 2023. Adjusted EBITDA is a key measure in our Short-Term Incentive Plan and influences payouts across our compensation programs. Adjusted EBITDA is a non-GAAP
measure. A reconciliation of GAAP to
non-GAAP
measures is included in the Proxy Statement in Annex B.

The PEO Summary Compensation Table to CAP reconciliation is summarized in the following table:

Year	SCT Total for PEO	Minus SCT Change in Pension Value for PEO	Plus Pension Value Service Cost (1)	Minus SCT Equity for PEO	Plus EOY* Fair Value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at EOY	Plus (Minus) Change from BOY* to EOY in Fair Value of Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at EOY	Plus Fair Value at Vesting Date of Awards Granted and Vested During the Fiscal Year	Plus (Minus) Change in Fair Value from BOY to Vesting Date of Awards Granted in Any Prior Fiscal Year that Vested During the Fiscal Year	Minus Fair Value at BOY of Awards Granted in Prior Year that were Forfeited During the Fiscal Year	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	PEO CAP

2023	21,680,736	992,907	—	12,083,544	14,380,485	2,022,918	—	2,366,391	—	—	27,374,079

2022	16,091,588	—	—	12,056,262	11,277,242	149,308	—	(950,444)	—	—	14,511,432

2021	15,646,452	—	—	10,856,292	13,182,502	2,328,558	—	1,489,664	—	—	21,790,884

2020	15,313,021	2,119,972	—	9,807,294	9,831,986	(2,258,812)	—	(2,728,136)	—	—	8,230,793
*"EOY" = End of Year, "BOY" = Beginning of Year
The Average Other NEOs Summary Compensation Table to CAP reconciliation is summarized in the following table:

Year	SCT Total for Average Other NEOs	Minus SCT Change in Pension Value for Average Other NEOs	Plus Pension Value Service Cost (1)	Minus SCT Equity for Average Other NEOs	Plus EOY Fair Value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at EOY	Plus (Minus) Change from BOY to EOY in Fair Value of Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at EOY	Plus Fair Value at Vesting Date of Awards Granted and Vested During the Fiscal Year	Plus (Minus) Change in Fair Value from BOY to Vesting Date of Awards Granted in Any Prior Fiscal Year that Vested During the Fiscal Year	Minus Fair Value at BOY of Awards Granted in Prior Year that were Forfeited During the Fiscal Year	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Average Other NEOs CAP

2023 (1)	5,222,759	43,117	—	2,571,733	2,678,137	360,489	—	248,015	(417,089)	—	5,477,461

2022 (2)	6,533,381	—	—	4,542,718	4,004,019	104,392	—	(111,607)	—	—	5,987,467

2021 (3)	5,751,387	—	—	2,678,371	3,247,540	540,265	—	365,719	—	—	7,226,540

2020 (4)	4,815,026	289,148	—	2,348,778	1,629,713	(474,998)	—	(735,786)	(516,205)	—	2,079,824

(1)	The average CAP for 2023 comprised of compensation for Ms. Buese, Ms. Borras, Mr. Ramaswamy, Mr. Apostolides, Mr. Christie, and Ms. Jones.

62 2024 Proxy Statement

Executive Compensation

(2)	The average CAP for 2022 comprised of compensation for Mr. Worrell, Ms. Buese, Ms. Borras, Mr. Christie, and Mr. Saunders.

(3)	The average CAP for 2021 comprised of compensation for Mr. Worrell, Ms. Borras, Mr. Christie, and Mr. Saunders.

(4)	The average CAP for 2020 comprised of compensation for Mr. Worrell, Ms. Borras, Mr. Christie, Mr. Ukpong, Mr. Mathieson, and Mr. Marsh.
In addition to the tabular disclosure above, the following is an unranked list of the most important performance measures that link Compensation Actually Paid to Company performance.

Most Important Performance Measures

Adjusted EBITDA

FCF

ROIC

Relative TSR
Pay versus Performance CAP Comparisons
Each of the following charts shows the relationship between CAP and the required performance measures in the tabular disclosure; Baker Hughes TSR (value of initial fixed $100 investment), Net Income (loss), and Adjusted EBITDA (Company
Selected
Measure). The first chart shows the relationship between Baker Hughes TSR and its peer group TSR (value of initial fixed $100 investment). The Human Capital and Compensation Committee does not use Net Income as a standalone metric to directly determine pay outcomes. Instead, the Committee believes that Adjusted EBITDA better reflects the Company's performance and aligns executives' interests with shareholders' interests as it relates to the Company's strategic priorities.

63

Executive Compensation

64 2024 Proxy Statement

Executive Compensation

Human Capital and Compensation Committee interlocks and insider participation

From January 1, 2023 until March 28, 2023, the members of the Human Capital and Compensation Committee consisted of Messrs. Brenneman (Chair), Beattie, Rice, and Sohi (from January 25, 2023) and Mmes. Carroll and Connors. Beginning on March 29, 2023 through the remainder of 2023, the Human Capital and Compensation Committee consisted of Mmes. Carroll (Chair), Elsenhans, and Connors and Dr. Sohi. During 2023, none of the members of the Human Capital and Compensation Committee served as an officer or employee of the Company, was formerly an officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K concerning transactions with related persons. In addition, during 2023, none of the Company's executive officers served as a member of a compensation committee or board of directors of any other entity which had an executive officer serving as a member of the Company's Board or Human Capital and Compensation Committee.

65

Proposal 2

Advisory vote related to the Company's executive compensation program

The Board of Directors recommend that you vote FOR the compensation programs of the NEOs on an advisory basis

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC's rules. The proposal, commonly known as a "Say on Pay" proposal, gives our shareholders the opportunity to express their views on the Company's executive compensation. Because this is an advisory vote, this proposal is not binding upon the Company.

In the 2023 proxy advisory vote, 87.9% of the voted shares supported the compensation of our named executive officers.

The Human Capital and Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by shareholders in their vote on this proposal.

We believe that our compensation policies and decisions are focused on pay-for-performance principles, as well as being strongly aligned with the long-term interests of our shareholders and being competitive in the marketplace. As discussed previously in the CD&A, the Company's principal compensation policies, which enable the Company to attract and retain strong and experienced executive officers, include:

•	providing a significant percentage of total compensation that is variable because it is at-risk, and based on predetermined performance criteria;

•	requiring significant stock holdings to align the interests of executive officers with those of shareholders;

•	designing competitive total compensation and rewards programs to enhance our ability to attract and retain knowledgeable and experienced executive officers; and

•	setting compensation and incentive levels that reflect competitive market practices.

We are asking our shareholders to indicate their support for our NEO compensation program as described in this Proxy Statement. This is an advisory vote to approve NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we ask our shareholders to vote FOR the following resolution at the Annual Meeting:

"RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative disclosures."

The Board has adopted a policy to provide for annual say on pay votes.

66 2024 Proxy Statement

Audit committee report

The Audit Committee assists the Board in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company's disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company's internal audit function, and the review and pre-approval of the current year audit and non-audit services. In addition, the Audit Committee oversees the Company's risk management and compliance programs relating to legal and regulatory requirements. The Audit Committee also is responsible for the selection and hiring of the Company's independent registered public accounting firm. To promote independence of the audit, the Audit Committee consults separately and jointly with the Company's independent registered public accounting firm, the internal auditors, and management.

During the year ended December 31, 2023, the Audit Committee held ten meetings and otherwise met and communicated with management and with KPMG LLP ("KPMG"), the Company's Independent Registered Public Accounting Firm for 2023. The Audit Committee discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the Securities and Exchange Commission ("SEC"), including information regarding the scope and results of the audit and other matters required to be discussed by PCAOB Auditing Standard No. 1301, "Communications with Audit Committees." The Audit Committee also discussed with KPMG its independence from the Company and received the written disclosures and the letter from KPMG concerning independence as required by the PCAOB Ethics and Independence Rule 3526 "Communication with Audit Committees Concerning Independence." In considering KPMG's independence, the Audit Committee noted that KPMG only provided to the Company audit and audit related services and no tax or other services. As part of its audit services, KPMG also periodically reported to the Audit Committee on the progress of its audit of the effectiveness of the Company's internal control over financial reporting.

The Audit Committee reviewed and discussed with management the Company's financial results prior to the release of earnings. In addition, the Audit Committee reviewed and discussed with management, the Company's internal auditors and KPMG, the interim financial information included in the March 31, 2023, June 30, 2023, and September 30, 2023 Form 10-Qs prior to their being filed with the SEC. The Audit Committee also reviewed and discussed the Company's audited financial statements for the year ended December 31, 2023 (the "Audited Financial Statements") with management, the Company's internal auditors, and KPMG. KPMG informed the Audit Committee that the Company's Audited Financial Statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America. KPMG also informed the Audit Committee that the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2023, based on criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee also monitored and reviewed the Company's procedures and policies relating to the requirements of Section 404 of The Sarbanes Oxley Act and related regulations.

Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board, and the Board approved, that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

John G. Rice, Chair

Gregory D. Brenneman

Cynthia B. Carroll

Mohsen M. Sohi

67

Fees paid to KPMG LLP

The Audit Committee appointed KPMG as the Company's independent registered public accountant to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal years ended on December 31, 2023 and December 31, 2022.

KPMG billed or will bill the Company or its subsidiaries for the aggregate fees set forth in the table below for services provided related to fiscal years 2023 and 2022. The following table presents fees for professional audit services rendered by KPMG for the audit of the annual consolidated financial statements and statutory financial statements of the Company for the years ended December 31, 2023 and December 31, 2022 and fees billed for other services rendered by KPMG during those periods. All fees were approved by the Audit Committee pursuant to its pre-approval policy.

KPMG (in millions)	2023	2022

Audit fees (1)	$24.4	$25.8

Audit-related fees (2)	1.0	0.7

Tax fees (3)	—	—

All other fees (4)	0.3	—

Total	$25.7	$26.5

(1)

Audit fees include fees related to the audit of the Company's annual financial statements, the audit of the effectiveness of the Company's internal controls over financial reporting and the reviews of the Company's quarterly financial statements. This category also includes audits of many of our subsidiaries to comply with statutory requirements in foreign countries and work performed by tax and other professionals in connection with the annual financial statement audit.

(2)

Audit-related fees are primarily for professional services not directly related to the Company's annual financial statements, for example assistance in connection with ESG assurance services, various registration statements, debt offerings and similar matters.

(3)

Tax fees are primarily for the preparation of income, payroll, value added and various other miscellaneous tax returns in certain countries where the Company operates. The Company also incurs local country tax advisory services in these countries. Examples of these kinds of services are assistance with audits by the local country tax authorities, acquisition and disposition advice, consultation regarding changes in legislation or rulings, and advice on the tax effect of other structuring and operational matters.

(4)	All other fees are the aggregate fees billed for products and services provided by KPMG that are not audit fees, audit related fees, or tax fees.

Pre-approval policies and procedures

The Audit Committee has the sole authority and responsibility to select, evaluate, compensate, and oversee the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attestation services for the Company (including resolution of disagreements between management and the auditor regarding financial reporting). The independent auditor and each such registered public accounting firm reports directly to the Audit Committee. The Audit Committee also has the sole authority to approve all audit engagement fees and terms and the Audit Committee, or the chair of the Audit Committee, must pre-approve any audit and non-audit service provided to the Company by the Company's independent auditor. All of the services and related fees described above under "audit fees," "audit-related fees," "tax fees," and "all other" were approved by the Audit Committee pursuant to Section 202 of the Sarbanes-Oxley Act.

68 2024 Proxy Statement

Proposal 3

Ratification of the Company's independent registered public accounting firm

The Board of Directors recommend that you vote FOR the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2024.

The Audit Committee has selected the firm of KPMG LLP as our independent registered public accounting firm to audit the Company's books and accounts for the year ending December 31, 2024. KPMG LLP served as our Independent Registered Public Accounting Firm for fiscal year 2023. While the Audit Committee is responsible for the selection, evaluation, compensation, and oversight of the independent registered public accounting firm, we are requesting, as a matter of good corporate governance, that the shareholders ratify the appointment of KPMG LLP as our principal Independent Registered Public Accounting Firm. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP and may retain that firm or another without re-submitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the Company's best interests and in the best interests of our shareholders.

KPMG LLP's representatives will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions asked by our shareholders.

69

Proposal 4

Amendment and Restatement of the Certificate of Incorporation to limit the liability of certain officers of the Company

The Board of Directors recommends that you vote FOR the amendment and restatement of the Certificate of Incorporation to limit the liability of certain officers of the Company.

Our Board is submitting for shareholder approval a proposal to amend the Certificate of Incorporation to provide for the elimination or limitation of monetary liability of specified executive officers of the Company for breach of the duty of care in certain actions (the "Officer Exculpation Amendment"). Article VII of the Certificate of Incorporation currently provides for the Company to limit the monetary liability of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"). Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation's certificate of incorporation to include a provision eliminating or limiting monetary liability for certain senior corporate officers for breach of the duty of care in certain actions. Our Board has determined it is in the best interests of the Company and our shareholders to amend the Certificate of Incorporation to reflect the Officer Exculpation Amendment.

The Board desires to amend the Certificate of Incorporation to maintain provisions consistent with the governing statutes contained in the DGCL and believes that amending the Certificate of Incorporation to add the authorized liability protection for certain officers, generally consistent with the protection currently afforded our directors, is necessary to continue to attract and retain experienced and qualified officers.

The Officer Exculpation Amendment would allow for the exculpation of certain officers only in connection with direct claims brought by shareholders, including class actions, but would not eliminate officers' monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by shareholders in the name of the Company. As is currently the case with directors under the Certificate of Incorporation, the Officer Exculpation Amendment would not limit the liability of officers for: (i) any breach of the duty of loyalty to the Company or its shareholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law or (iii) any transaction from which the officer derived an improper personal benefit.

The description of the Officer Exculpation Amendment is qualified in its entirety by reference to the text of the proposed revisions, which are set forth under Article VII in the Third Amended and Restated Certificate of Incorporation (the "New Certificate") (attached as Annex A). Additions are indicated by underlining, and deletions are indicated by strike-outs.

The approval of any Charter Proposal, including this Proposal 4, is not conditioned upon the approval of any other Charter Proposal. If less than all of the Charter Proposals are approved, we intend to modify the New Certificate to exclude any Charter Proposal not so approved prior to filing with the Delaware Secretary of State.

If our shareholders approve this Proposal 4, the changes described in this Proposal 4 will become legally effective upon the filing of the New Certificate with the Secretary of State of the State of Delaware, and we intend to file the New Certificate with the Secretary of State of the State of Delaware shortly following the Annual Meeting. If our shareholders do not approve this Proposal 4, the changes described in this section will not be made, and the Officer Exculpation Amendment described in this section will not take effect. The approval of this Proposal 4 is not conditioned upon approval of Proposal 5 or Proposal 6 (collectively, the "Charter Proposals").

70 2024 Proxy Statement

Proposal 5

Amendment and Restatement of the Certificate of Incorporation to add a federal forum selection provision

The Board of Directors recommends that you vote FOR the amendment and restatement of the Certificate of Incorporation to add a federal forum selection provision.

The Board is submitting for shareholder approval a proposal to amend the Certificate of Incorporation to add a federal forum selection provision (the "Federal Forum Selection Amendment") for claims arising under the Securities Act of 1933, as amended (the "Securities Act"). The Board has determined that it is in the best interests of the Company and our shareholders to amend the Certificate of Incorporation to reflect the Federal Forum Selection Amendment.

The Federal Forum Selection Amendment would provide that, unless the Company (through approval of the Board) consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Anyone who acquires or holds any interest in shares of capital stock of the Company will be deemed to consent to these terms.

We believe the Company and our shareholders would benefit from having any claims arising under the Securities Act resolved in the federal district courts of the United States. We believe that the Federal Forum Selection Amendment would promote efficiencies in the Company's management of Securities Act litigation by:

•	limiting forum-shopping in state court by plaintiffs;

•

enabling the Company to avoid litigating actions involving the same matter in state and federal courts, with the associated duplication of litigation expenses and the possibility of inconsistent outcomes, and to obtain consolidation of multi-jurisdictional litigation; and

•	facilitating submission of Securities Act claims for resolution by federal courts, which have experience and expertise in adjudicating such claims.

The Federal Forum Selection Amendment does not limit plaintiffs to a particular state's federal courts and it permits the Company to consent to the selection of an alternative forum. In addition, federal forum selection provisions have become more prevalent after a U.S. Supreme Court decision held that Securities Act claims could be brought in either state or federal court. This federal forum selection provision is not being proposed in reaction to any specific litigation confronting the Company and is being proposed on a prospective basis to help mitigate potential future harm to the Company and its shareholders.

The description of the Federal Forum Selection Amendment is qualified in its entirety by reference to the text of the proposed revisions, which are set forth under Article XIII in the New Certificate (attached as Annex A). Additions are indicated by underlining, and deletions are indicated by strike-outs.

The approval of any Charter Proposal, including this Proposal 5, is not conditioned upon the approval of any other Charter Proposal. If less than all of the Charter Proposals are approved, we intend to modify the New Certificate to exclude any Charter Proposal not so approved prior to filing with the Delaware Secretary of State.

If our shareholders approve this Proposal 5, the changes described in this section will become legally effective upon the filing of the New Certificate with the Secretary of State of the State of Delaware, and we intend to file the New Certificate with the Secretary of State of the State of Delaware shortly following the Annual Meeting. If our shareholders do not approve this Proposal 5, the changes described in this section will not be made, and the Federal Forum Selection Amendment described in this section will not take effect. The approval of this Proposal 5 is not conditioned upon approval of any of the other Charter Proposals.

71

Proposal 6

Amendment and Restatement of the Certificate of Incorporation to clarify and modernize the Certificate of Incorporation

The Board of Directors recommends that you vote FOR the amendment and restatement of the Certificate of Incorporation to clarify and modernize the Certificate of Incorporation.

The Board is submitting for shareholder approval a proposal to amend and restate the Certificate of Incorporation to integrate the amendments described in the other Charter Proposals and approved at this Annual Meeting into the New Certificate, remove outdated references to GE, make conforming changes to reflect GE's exit from its investment in the Company, remove references to our Class B Common Stock (none of which remains outstanding) and make other immaterial changes to clarify and modernize the Certificate of Incorporation (the "New Certificate Amendment"). Our Board has determined it is in the best interests of the Company and our shareholders to amend and restate the Certificate of Incorporation to reflect the New Certificate Amendment.

The approval of any Charter Proposal, including this Proposal 6, is not conditioned upon the approval of any other Charter Proposal. If less than all of the Charter Proposals are approved, we intend to modify the New Certificate to exclude any Charter Proposal not so approved prior to filing with the Delaware Secretary of State.

The Board has unanimously approved amendments to the Bylaws to conform to this Proposal 6. The Board's approval of the conforming amendments to the Bylaws are not contingent on approval by our shareholders of this Proposal 6 and implementation of the New Certificate.

If our shareholders approve this Proposal 6, the changes described in this section will become legally effective upon the filing of the New Certificate with the Secretary of State of the State of Delaware, and we intend to file the New Certificate with the Secretary of State of the State of Delaware shortly following the Annual Meeting. The full text of the New Certificate is attached hereto as Annex A. If our shareholders do not approve this Proposal 6, the changes described in this section will not be made.

72 2024 Proxy Statement

General information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Baker Hughes Company, a Delaware corporation, to be voted at the Annual Meeting scheduled to be held on May 13, 2024 and at any and all reconvened meetings after adjournments thereof. It is possible that an adjournment or postponement may be necessary due to a national emergency that makes us unable to hold the meeting on the date as planned.

Information about the Notice of Internet availability of proxy materials

In accordance with rules and regulations of the SEC, we furnish to our shareholders proxy materials, including our 2023 Annual Report on Form 10-K of the Company (the "Annual Report"), on the Internet. On or about April 2, 2024, we will send electronically an Annual Meeting package personalized with profile and voting information ("Electronic Delivery") to those shareholders that have previously signed up to receive their proxy materials via the Internet. On or about April 2, 2024, we will begin mailing a Notice of Internet Availability of proxy materials (the "E-Proxy Notice") to those shareholders that previously have not signed up to receive their proxy materials on the Internet. If you received the E-Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or the Annual Report. If you received the E-Proxy Notice by mail and would like to receive a printed copy of our proxy materials or Annual Report, you should follow the instructions for requesting such materials included in the E-Proxy Notice.

Shareholders may sign up to receive future proxy materials and other shareholder communications electronically instead of by mail. In order to receive the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider, and a web browser that supports secure connections. Visit www.proxypush.com/bakerhughes for additional information regarding electronic delivery enrollment.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 13, 2024

This Proxy Statement and the Annual Report are available for Registered Holders at www.proxydocs.com/bakerhughes and the means to vote by Internet is available at www.proxypush.com/bakerhughes. Beneficial Holders should follow the instructions provided by their broker, bank, or other nominee to vote by Internet and access this Proxy Statement and Annual Report.

Shareholder of record; shares registered in your name

If on March 22, 2024 (the "record date"), your shares were registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are considered a shareholder of record or "Registered Holder" with respect to those shares, and we sent the proxy materials directly to you. You may vote by proxy over the Internet, telephone, mail, or live during the live webcast of the Annual Meeting. Please refer to the specific voting instructions set forth in the proxy materials. The giving of a proxy will not affect your right to vote during the virtual audio meeting and will revoke your previous proxy.

Beneficial owner; shares registered in the name of the broker, bank, or other agent

If on March 22, 2024, your shares were held in "street name" in an account at a brokerage firm, bank, or other nominee holder, then you are considered the beneficial owner or "Beneficial Holder" of the shares, and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the Registered Holder for purposes of voting at the Annual Meeting. As the Beneficial Holder, you have the right to direct the organization on how to vote the shares held in your account. You may direct the vote of these shares by following the instructions on the voting form enclosed with the proxy materials from the bank or brokerage firm. Directing the voting of your shares will not affect your right to vote during the live webcast of the Annual Meeting; however, you must first request a legal proxy from your bank or brokerage firm. Requesting a legal proxy will automatically cancel any voting directions you have previously given with respect to your shares.

Voting

Shares for which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted FOR the election of nominees listed herein as directors, FOR the advisory vote related to the Company's executive compensation program, FOR the ratification of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2024, and FOR each of the Charter Proposals. If any additional matter should be presented properly at the Annual Meeting, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

73

General information

Proxies may be revoked at any time prior to the exercise thereof by filing with the Company's Corporate Secretary, at the Company's executive offices, a written revocation, or a duly executed proxy bearing a later date. The executive offices of the Company are located at 575 N. Dairy Ashford Road, Suite 100, Houston, Texas 77079. For a period of at least ten days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the Company's executive offices by shareholders of record for proper purposes and will also be available electronically on the virtual meeting website for those attending the meeting.

Confidential Voting

The Company maintains votes confidentiality. Proxies and ballots of shareholders are kept confidential from the Company's management and Board unless disclosure is required by law and in certain other limited circumstances. This practice further provides that employees may confidentially vote their Company shares and requires the appointment of an independent tabulator and Inspector of Election for the Annual Meeting.

Solicitation of proxies

The Company will bear the cost of any solicitation of proxies, whether by Internet or mail. In addition to solicitation, certain of the directors, officers, and regular employees of the Company may, without extra compensation, solicit proxies in person, by telephone, or by electronic communication. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies from shareholders of the Company for an anticipated fee of $10,000, plus out-of-pocket expenses.

Attendance

The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will be conducted via live webcast. Only shareholders of record or beneficial owners of the Company's Class A Common Stock and Class B Common Stock may attend the virtual Annual Meeting. In order to attend, you must register in advance at www.proxydocs.com/bakerhughes. Upon completing your registration, you will receive further instructions via e-mail including your unique link that will allow you access to the meeting as well as instructions on how to submit questions.

Householding

We will only deliver one Proxy Statement to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will promptly deliver a separate copy of this Proxy Statement to a shareholder at a shared address to which a single copy of the document was delivered upon oral or written request to: Baker Hughes Company, Attn: Corporate Secretary, 575 N. Dairy Ashford Road, Suite 100, Houston, Texas 77079, +1 713-439-8600. Shareholders may also address future requests for separate delivery of the Proxy Statement, or for delivery of a single copy where they are currently receiving multiple copies, by contacting us at the address or phone number listed above.

74 2024 Proxy Statement

Annual report

The Annual Report, which includes audited financial statements for the fiscal year ended December 31, 2023, accompanies this Proxy Statement only if you have requested that a copy of this Proxy Statement be mailed to you. The Annual Report is also available electronically by following the instructions in the E-Proxy Notice, as described in the "Proxy Statement-Information About the Notice of Internet Availability of Proxy Materials" section of this Proxy Statement. However, the Annual Report is not part of the proxy soliciting information. In addition, a copy of our Annual Report is available in print at no cost to any shareholder that requests it by writing to us at Corporate Secretary, c/o Baker Hughes Company, 575 N. Dairy Ashford Road, Suite 100, Houston, Texas 77079.

Incorporation by reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled "Human Capital and Compensation Committee Report" and "Audit Committee Report" (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

The section titled "Directors, Executive Officers and Corporate Governance" of our Annual Report on Form 10-K filed on February 5, 2024 is incorporated by reference to this Proxy Statement.

Shareholder proposals

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, shareholder proposals intended for inclusion in our 2025 proxy statement and acted upon at our 2025 Annual Meeting must be received by us at our executive offices no less than 120 calendar days before the anniversary date of the proxy statement for the prior year's Annual Meeting was made available to shareholders (i.e., December 3, 2024) to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Under the Company's Bylaws, shareholder proposals intended to be presented at the 2025 Annual Meeting must be received by the Company no earlier than 120 days and no later than 90 days before the anniversary of the prior year's Annual Meeting (i.e., no earlier than January 13, 2025 and no later than February 12, 2025) to be properly brought before the 2025 Annual Meeting. Such proposals should be mailed to the Company's Corporate Secretary, c/o Baker Hughes Company, 575 N. Dairy Ashford Road, Suite 100, Houston, Texas 77079.

Nominations of directors by shareholders must be received by the Chairperson of the Governance & Corporate Responsibility Committee of the Company's Board of Directors, 575 N. Dairy Ashford Road, Suite 100, Houston, Texas 77079 or the Corporate Secretary, c/o Baker Hughes Company, 575 N. Dairy Ashford Road, Suite 100, Houston, Texas 77079 no earlier than 120 days and no later than 90 days before the anniversary of the prior year's Annual Meeting (i.e., no earlier than January 13, 2025 and no later than February 12, 2025) to be properly nominated before the 2025 Annual Meeting.

Other matters

The Board knows of no other matter to be presented at the Annual Meeting. If any additional matter should be presented properly, it is intended that proxies in the enclosed form will be voted in accordance with the discretion of the persons voting the proxies.

75

Voting securities

The securities of the Company entitled to vote at the Annual Meeting consist of shares of its Class A Common Stock and Class B Common Stock, of which 997,502,276 shares and 0 shares were issued and outstanding at the close of business on March 22, 2024, the record date of the Annual Meeting. Only shareholders that hold shares at the close of business on the record date will be entitled to vote at the meeting. Each share of Common Stock, voting as a single class, entitles the holder thereof to one vote on each matter to be considered at the meeting.

The presence in person or by proxy of the holders of a majority of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Assuming a quorum is present, (i) the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all of the shares of stock present or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for the election of directors, (ii) the affirmative vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented by proxy at the Annual Meeting and voting affirmatively or negatively on such matter is required for the approval of the advisory vote related to the Company's executive compensation program and the approval of the ratification of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year 2024, and (iii) the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of stock and entitled to vote on the matter is required for the approval of each of the Charter Proposals. For the election of directors, you may vote either For or Against a director. Abstentions and broker non-votes will not be considered votes "FOR" or "AGAINST" a nominee and will have no effect on the outcome of the election of directors. Abstentions and broker non-votes have no effect on the approval of the advisory vote related to the Company's executive compensation program and the approval of the ratification of KPMG, LLC as the Company's independent registered public accountant firm for the fiscal year 2024. Abstentions and broker non-votes will count as a vote "AGAINST" with respect to approval of each of the Charter Proposals.

Brokers, banks, or other nominees that hold shares of Common Stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are permitted to vote the beneficial owner's proxy in their own discretion as to certain "routine" proposals under the Nasdaq rules when they have not received instructions from the beneficial owners, such as Proposal 3 (the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year 2024). If a broker, bank, or other nominee votes such "uninstructed" shares for or against a "routine" proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the "routine" proposals. However, where a proposal is not "routine," a broker, bank, or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as "broker non-votes" when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present, but will not be considered entitled to vote on the "non-routine" proposals such as Proposal 1 (the election of directors), Proposal 2 (the advisory vote related to the Company's executive compensation program), Proposal 4 (the amendment to the Certificate of Incorporation to limit the liability of certain officers of the Company), Proposal 5 (the amendment to the Certificate of Incorporation to add a federal forum selection provision), and Proposal 6 (the amendment to the Certificate of Incorporation to clarify and modernize the Certificate of Incorporation).

Forward-Looking Statements

This Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a "forward-looking statement"). The words "anticipate," "believe," "ensure," "expect," "if," "intend," "estimate," "project," "foresee," "forecasts," "predict," "outlook," "aim," "will," "could," "should," "potential," "would," "may," "probable," "likely," and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company's annual report on Form 10-K for the period ended December 31, 2023 and those set forth from time to time in other filings with the SEC. The documents are available through the Company's website at: www.investors.bakerhughes.com or through the SEC's Electronic Data Gathering and Analysis Retrieval ("EDGAR") system at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.

76 2024 Proxy Statement

Annex A

~~SECOND~~ THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BAKER HUGHES~~, A GE~~ COMPANY

(the certificate of incorporation was originally filed on October 28, 2016 under the name Bear NewCo, Inc. ~~and it was amended and restated on July 3, 2017~~

~~under the name Baker Hughes, a GE company~~)

ARTICLE I

NAME

The name of the corporation is Baker Hughes Company (hereinafter called the "Corporation").

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

ARTICLE IV

CAPITAL STOCK

(A)

Classes of Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is ~~3,300,000,000~~ 2,050,000,000 shares, which shall be divided into ~~three~~ two classes of stock designated as follows:

1.	2,000,000,000 shares of Class A common stock, $0.0001 par value per share ("~~Class A~~ Common Stock"); and

~~2.~~	~~1,250,000,000 shares of Class B common stock, $0.0001 par value per share ("Class B Common Stock", and together with Class A Common Stock, "Common Stock"); and~~

~~3~~2.	50,000,000 shares of undesignated preferred stock, $0.0001 par value per share ("Preferred Stock").

(B)

Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of either the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of either the Common Stock or Preferred Stock voting separately as a class shall be required therefor.

(C)	Common Stock. The powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the Common Stock, are as follows:

1.

Ranking. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by such rights of the holders of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the "Board") upon any issuance of any series of Preferred Stock.

2.	Voting.

(a)

Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote, except as otherwise provided in section (C)(2)(b) of this Article IV.

(b)

Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Notwithstanding any other provision of this ~~Second~~ Third Amended and Restated Certificate of Incorporation (as the same may be further amended and/or restated from time to time, including the terms of any Preferred Stock Designation (as defined below), this "Certificate of Incorporation") to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or the DGCL.

~~(c)~~

~~Except as otherwise required in this Certificate of Incorporation or by applicable law, the holders of Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock are entitled to vote together with the holders of Common Stock, together as single class with the holders of such other series of Preferred Stock) on all matters submitted to a vote of stockholders generally.~~

A-1

3.

Dividends. Subject to the rights of the holders of any series of Preferred Stock, the holders of ~~Class A~~ Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor. ~~Dividends and other distributions shall not be declared or paid on the Class B Common Stock.~~

4.

Liquidation. Subject to the rights of the holders of any series of Preferred Stock, the holders of ~~Class A~~ Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution to stockholders in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Corporation, as such terms are used in this section (C)(4), shall not be deemed to be occasioned by, or to include, any consolidation or merger of the Corporation with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets. ~~The holders of shares of Class B Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any dissolution, liquidation or winding up of the Corporation.~~

(D)

Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock by filing a certificate of designation pursuant to the DGCL (a "Preferred Stock Designation"), setting forth such resolution or resolutions and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations, or restrictions thereof, if any, of the shares of each such series. The powers, designation, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, if any, of each series of Preferred Stock may differ from those of any and all other series at any time outstanding. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

1.	the designation of the series, which may be by distinguishing name, number, letter or title;

2.

the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

3.

the rights in respect of any dividends (or methods of determining the dividends), if any, payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid, the amounts or rates at which dividends, if any, will be payable on, and the preferences, if any, of shares of such series in respect of dividends, whether such dividends, if any, shall be cumulative or noncumulative and the date or dates upon which such dividends shall be payable;

4.

the redemption rights and price or prices, if any, for shares of the series, the form of payment of such price or prices (which may be cash, property or rights, including securities of the Corporation or another corporation or entity) for which, the period or periods within which and the other terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any, including the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise;

5.

the amounts payable out of the assets of the Corporation on, and the preferences, if any, of, shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

6.

whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

7.	any restrictions on the issuance of shares of the same series or any other class or series;

8.	the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

9.

any other powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, if any, of each series of Preferred Stock, all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such series of Preferred Stock.

Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior to, rank equally with or be junior to any other series of Preferred Stock to the extent permitted by law.

~~(E)~~	~~Restrictions on Transfers and Issuances.~~

~~1.~~

~~No shares of Class B Common Stock may be issued except to a holder of Common Units or its Affiliates (other than the Corporation or any subsidiary of the Corporation that is a holder of Common Units), such that after such issuance of Class B Common Stock such holder (together with its Affiliates) holds an identical number of Common Units and shares of Class B Common Stock unless otherwise provided in the LLC Agreement (as defined below).~~

~~2.~~

~~No shares of Class B Common Stock may be transferred by the holder thereof except (i) for no consideration to the Corporation or Baker Hughes, a GE company, LLC, in each case upon which transfer such shares shall, to the full extent permitted by law, automatically be retired or (ii) in accordance with the terms of the Stockholders Agreement (as defined herein), the Amended and Restated Limited Liability Company Agreement of Baker Hughes, a GE company, LLC, dated as of July 3, 2017, as the same may be further amended and/or restated from time to time (the "LLC Agreement") and the~~

A-2 2024 Proxy Statement

~~Exchange Agreement, dated as of July 3, 2017, by and among Baker Hughes, a GE company, LLC, the Corporation and GE (as defined below), copies of which will be provided to any stockholder of the Corporation upon written request therefor. Any stock certificates representing shares of Class B Common Stock shall include a legend referencing the transfer restrictions set forth herein. As used in this Certificate of Incorporation, "Common Units" has the meaning assigned to such term in the LLC Agreement.~~

ARTICLE V

MANAGEMENT

This Article V is inserted for the management of the business and for the conduct of the affairs of the Corporation.

(A)	General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law.

(B)

Number of Directors. Subject to the rights of holders of any series of Preferred Stock to elect additional directors ~~and to the Stockholders Agreement~~, the number of directors of the Corporation shall be fixed from time to time by resolution of the Board.

(C)

Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term of one (1) year, ending on the date of the next annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided, that the term of each such director shall continue until the election and qualification of his or her successor, subject to his or her earlier death, resignation, disqualification or removal.

(D)

Vacancies. Subject to the rights of holders of any series of Preferred Stock to elect directors ~~and to the terms of the Stockholders Agreement~~, any newly created directorship that results from an increase in the number of directors, or any vacancy on the Board that results from the death, resignation, disqualification or removal of any director or from any other cause, shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director elected to fill a vacancy shall hold office for the remaining term of his or her predecessor and until the election and qualification of his or her successor, subject to his or her earlier death, resignation, disqualification or removal.

(E)

Removal. Subject to the rights of the holders of any series of Preferred Stock ~~and to the terms of the Stockholders Agreement~~, any director or the entire Board may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote thereon.

(F)

Committees. Pursuant to the Bylaws ~~and subject to the Stockholders Agreement~~, the Board may establish one or more committees to which may be delegated any or all of the powers and duties of the Board to the full extent permitted by law.

ARTICLE VI

ELECTION OF DIRECTORS

Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VII

EXCULPATION AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

(A)

Limited Liability. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. No repeal or modification of this Article VII shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(B)

Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation, or has or had agreed to become a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in section (D) of this Article VII, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board.

(C)

Prepayment of Expenses. The Corporation shall, to the fullest extent not prohibited by applicable law, as the same exists or may hereafter be amended, pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VII or otherwise.

A-3

(D)

Claims. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article VII is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense (including attorney's fees) of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(E)

Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws, any agreement, or pursuant to any vote of stockholders or disinterested directors or otherwise.

(F)

Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

(G)

Other Indemnification and Prepayment of Expenses. This Article VII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

(H)

Priority of Corporation Obligations. In the event that a Covered Person has rights of indemnification or advancement of expenses from any Person (an "Other Indemnitor") other than the Corporation or an Affiliate of the Corporation in respect of a proceeding and also has rights of indemnification or advancement of expenses from the Corporation under this Article VII, the Corporation shall be primarily liable for indemnification and advancement of expenses to such Covered Person in respect of such proceeding and any obligation of an Other Indemnitor to provide indemnification or advancement of expenses shall be secondary to the obligations of the Corporation under this Article VII. If any Other Indemnitor pays or causes to be paid, for any reason, any amounts otherwise indemnifiable or subject to advancement under this Article VII, then (i) such Other Indemnitor shall be fully subrogated to all rights of the Covered Person with respect to the payments actually made and (ii) the Corporation shall reimburse such Other Indemnitor for the payments actually made.

ARTICLE VIII

STOCKHOLDER ACTION

(A)

Any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of such holders or by a consent in writing by such holders in accordance with Section 228 of the DGCL and the Bylaws. In addition, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Preferred Stock Designation.

(B)

Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only (1) by or at the direction of the Board, any committee thereof, the Chairman of the Board, or the Chief Executive Officer or (2) by the Secretary of the Corporation upon the written request of the holders of a majority of the voting power of the issued and outstanding shares of Common Stock ~~voting together as a single class~~. Except as provided in the preceding sentence, special meetings of the stockholders of the Corporation may not be called by any person or persons.

(C)

Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.

ARTICLE IX

SECTION 203 OF THE DGCL

The Corporation shall be governed by Section 203 of the DGCL ("Section 203") if and for so long as Section 203 by its terms shall apply to the Corporation.

ARTICLE X

SEVERABILITY

If any provision or provisions (or any part thereof) of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (A) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (B) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE XI

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the DGCL may be added or inserted, in the manner now or

A-4 2024 Proxy Statement

hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XI. Subject to applicable law ~~and to the Stockholders Agreement~~, and subject to the rights of the holders of any series of Preferred Stock pursuant to any Preferred Stock Designation, the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal any provision of this Certificate of Incorporation, or to adopt any new provision of this Certificate of Incorporation.

ARTICLE XII

AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law ~~but subject to the Stockholders Agreement~~, the Board is expressly authorized and empowered to adopt, amend and repeal the Bylaws by the affirmative vote of a majority of the total number of directors present at a regular or special meeting of the Board at which there is a quorum, or by unanimous written consent. The Bylaws may also be amended, altered or repealed and new Bylaws may be adopted by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon.

ARTICLE XIII

FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation's stockholders, (C) any action asserting a claim arising pursuant to any provision of the DGCL, or (D) any action asserting a claim governed by the internal affairs doctrine. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933 against the Corporation or any director or officer of the Corporation. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.

~~ARTICLE XIV~~

~~CORPORATE OPPORTUNITIES~~

~~(A)~~

~~General. In recognition and anticipation (1) that the Corporation will not be a wholly owned subsidiary of GE and that GE will be a significant stockholder of the Corporation, (2) that directors, officers and/or employees of GE may serve as directors and/or officers of the Corporation, (3) that, subject to any contractual arrangements that may otherwise from time to time be agreed to between GE and the Corporation including the Stockholders Agreement, GE may engage in the same, similar or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, (4) that GE may have an interest in the same areas of corporate opportunity as the Corporation and Affiliated Companies thereof, and (5) that, as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and duties of the Corporation and of GE, and the duties of any directors and/or officers of the Corporation who are also directors, officers and/or employees of GE, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Corporation and Affiliated Companies thereof, on the one hand, and GE, on the other hand, the sections of this Article XIV shall to the fullest extent permitted by law regulate and define the conduct of certain of the business and affairs of the Corporation in relation to GE and the conduct of certain affairs of the Corporation as they may involve GE and its directors, officers and/or employees, and the power, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article XIV.~~

~~(B)~~

~~Certain Agreements and Transactions Permitted. The Corporation has entered into the Stockholders Agreement with GE, and, subject to the Stockholders Agreement, may from time to time enter into and perform, and cause or permit any Affiliated Company of the Corporation to enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with GE pursuant to which the Corporation or an Affiliated Company thereof, on the one hand, and GE, on the other hand, agree to engage in transactions of any kind or nature with each other and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and to cause their respective directors, officers and/or employees (including any who are directors, officers and/or employees of both) to allocate opportunities between or to refer opportunities to each other. Subject to section (D) of this Article XIV, and except as otherwise agreed in writing (including in the Stockholders Agreement), no such agreement, or the performance thereof by the Corporation or any Affiliated Company thereof, or GE, shall, to the fullest extent permitted by law, be considered contrary to (1) any fiduciary duty that GE may owe to the Corporation or any Affiliated Company thereof or to any stockholder or other owner of an equity interest in the Corporation or an Affiliated Company thereof by reason of GE being a controlling or significant stockholder of the Corporation or of any Affiliated Company thereof or participating in the control of the Corporation or of any Affiliated Company thereof or (2) any fiduciary duty owed by any director and/or officer of the Corporation or any Affiliated Company thereof who is also a director, officer and/or employee of GE to the Corporation or such Affiliated Company, or to any stockholder thereof. Subject to section (D) of this Article XIV, to the fullest extent permitted by law, GE, as a stockholder of the Corporation or any Affiliated Company thereof, or as a participant in control of the Corporation or any Affiliated Company thereof, shall not have or be under any fiduciary duty to~~

A-5

~~refrain from entering into any agreement or participating in any transaction referred to above, and no director and/or officer of the Corporation who is also a director, officer and/or employee of GE shall have or be under any fiduciary duty to the Corporation or any Affiliated Company thereof to refrain from acting on behalf of the Corporation or any Affiliated Company thereof or of GE in respect of any such agreement or transaction or performing any such agreement in accordance with its terms.~~

~~(C)~~

~~Business Activities. Except as otherwise agreed in writing between the Corporation and GE, including in the Stockholders Agreement, and subject to section (D) of this Article XIV, GE shall to the fullest extent permitted by law have no duty to refrain from (1) engaging in the same or similar activities or lines of business as the Corporation or (2) doing business with any client, customer or vendor of the Corporation, and (except as provided in section (D) of this Article XIV below) neither GE nor any officer, director and/or employee thereof shall, to the fullest extent permitted by law, be deemed to have breached its fiduciary duties, if any, to the Corporation solely by reason of GE's engaging in any such activity. Except as otherwise agreed in writing between the Corporation and GE, in the event that GE acquires knowledge (other than through its position as a stockholder of the Corporation or through any of its directors, officers or employees that are also directors, officers or employees of the Corporation) of a potential transaction or matter that may be a corporate opportunity for both the Corporation and GE, GE shall to the fullest extent permitted by law have fully satisfied and fulfilled its fiduciary duty with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any Affiliated Company thereof, if GE acts in a manner consistent with the following policy: if GE acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and GE, such corporate opportunity shall belong to GE unless such opportunity was expressly offered to GE in its capacity as a stockholder of the Corporation. In the case of any corporate opportunity in which the Corporation has renounced its interest and expectancy in the previous sentence, GE shall to the fullest extent permitted by law not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that GE acquires or seeks such corporate opportunity for itself, directs such corporate opportunity to another Person, or otherwise does not communicate information regarding such corporate opportunity to the Corporation.~~

~~(D)~~

~~Corporate Opportunities. Except as otherwise agreed in writing between the Corporation and GE, in the event that a director and/or officer of the Corporation who is also a director, officer and/or employee of GE acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and GE, such director and/or officer shall to the fullest extent permitted by law have fully satisfied and fulfilled his or her fiduciary duty with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any Affiliated Company thereof, if such director and/or officer acts in a manner consistent with the following policy:~~

~~1.~~

~~such a corporate opportunity offered to any person who is a director but not an officer or employee of the Corporation and who is also a director, officer and/or employee of GE shall belong to the Corporation only if such opportunity is expressly offered to such person in his or her capacity as a director of the Corporation and otherwise shall belong to GE; and~~

~~2.~~

~~such a corporate opportunity offered to any person who is an officer or employee of the Corporation and also is a director, officer and/or employee of GE shall belong to the Corporation unless such opportunity is expressly offered to such person in his or her capacity as a director, officer and/or employee of GE, in which case such opportunity shall belong to GE.~~

~~(E)~~

~~Certain Definitions. For purposes of this Article XIV, (1) "Affiliated Company" in respect of the Corporation shall mean any entity controlled by the Corporation, (2) "corporate opportunities" shall include, but not be limited to, business opportunities that the Corporation is financially able to undertake, which are, from their nature, in the line of the Corporation's business, are of practical advantage to it and are ones in which the Corporation, but for sections (C) and (D) of this Article XIV, would have an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of GE or its directors, officers and/or employees will be brought into conflict with that of the Corporation, and (3) "GE" shall mean General Electric Company and its Affiliates (other than the Corporation and any entity that is controlled by the Corporation).~~

~~ARTICLE XV~~

~~STOCKHOLDERS AGREEMENT~~

~~For so long as that certain Stockholders Agreement, dated as of July 3, 2017, by and between the Corporation and GE, as amended from time to time, a copy of which will be provided to any stockholder of the Corporation upon written request therefor, (the "Stockholders Agreement"), is in effect, the provisions of the Stockholders Agreement shall be incorporated by reference into the relevant provisions hereof, and such provisions shall be interpreted and applied in a manner consistent with the terms of the Stockholders Agreement.~~

ARTICLE ~~XVI~~XIV

CERTAIN DEFINITIONS

Except as otherwise provided in this Certificate of Incorporation, the following definitions shall apply to the following terms as used in this Certificate of Incorporation:

(A)

"Affiliate" shall mean ~~(1) in~~, with respect ~~of GE~~to any Person, any other Person that, directly or indirectly, is controlled by ~~GE, controls GE or is under common control with GE and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that, directly or indirectly, is controlled by the Corporation); and (2) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation.~~such first Person.

~~(B)~~	~~"GE" shall mean General Electric Company.~~

A-6 2024 Proxy Statement

(~~C~~B)

"Person" shall mean an individual, a firm, a corporation, a partnership, a limited liability company, an association, a joint venture, a joint stock company, a trust, an unincorporated organization or similar company, or any other entity.

ARTICLE ~~XVII~~XV

EFFECTIVENESS

The ~~Second~~Third Amended and Restated Certificate of Incorporation shall be effective on ~~October 17, 2019~~[●] at 12:01 am EST.

A-7

IN WITNESS WHEREOF, this ~~Second~~Third Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Second Amended and Restated Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer on ~~October 15, 2019~~[●].

BAKER HUGHES~~, A GE~~ COMPANY

By:
Name:
Title:

[Signature Page to ~~Second~~Third Amended and Restated Charter]

A-8 2024 Proxy Statement

Annex B

Reconciliation of GAAP to non-GAAP financial measures*

Baker Hughes Company presents its financial results in accordance with U.S. GAAP. However, management believes that additional non-GAAP measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and liquidity, and that these measures may be used by investors to make informed investment decisions. The following tables reconcile our GAAP financial information with non-GAAP financial information used in this Annual Report for the year ended December 31, 2023.

The reconciliations of net income (loss) attributable to Baker Hughes Company (GAAP) to earnings before, interest, taxes, depreciation and amortization ("EBITDA") (non-GAAP) and adjusted EBITDA (non-GAAP) for the years ended December 31, 2023 and 2022 are as follows:

	Year Ended December 31

(in millions)	2023	2022

Net income (loss) attributable to Baker Hughes Company (GAAP)	$1,943	$(601)

Net income attributable to noncontrolling interests	27	23

Provision for income taxes	685	600

Interest expense, net	216	252

Other non-operating (income) loss, net	(554)	911

Operating income (GAAP)	2,317	1,185

Depreciation & amortization	1,087	1,061

EBITDA (non-GAAP)	3,405	2,246

Restructuring, impairment and other	323	705

Inventory impairment	35	31

Total operating income adjustments	358	735

Adjusted EBITDA (non-GAAP)	$3,763	$2,981

The reconciliation of cash flow from operating activities (GAAP) to free cash flow (non-GAAP) for the year ended December 31, 2023 is as follows:

(in millions)	Year Ended December 31, 2023

Cash flow from operating activities (GAAP)	$3,062

Less: Cash used for capital expenditures, net of proceeds from disposal of assets	(1,016)

Free cash flow (non-GAAP)	$2,045

The reconciliation of Oilfield Services & Equipment ("OFSE") operating income (GAAP) to OFSE EBITDA (non-GAAP) and OFSE EBITDA margin (non-GAAP) for the three months ended December 31, 2023 is as follows:

(in millions)	Three Months Ended December 31, 2023

OFSE revenue	$3,956

OFSE operating income (GAAP)	$492

Add: OFSE depreciation & amortization	$217

OFSE EBITDA (non-GAAP)	$709

OFSE EBITDA margin (non-GAAP)	17.9%

(1)	OFSE EBITDA margin (non-GAAP) is defined as OFSE EBITDA (non-GAAP) divided by OFSE revenue.

*	Certain columns may not sum up due to the use of rounded numbers.

B-1

P.O. BOX 8016, CARY, NC 27512-9903
Your vote matters!
Have your ballot ready and please use one of the methods below for easy voting:
Your control number
Have the 12 digit control number located in the box above available when you access the website and follow the instructions.
Scan QR for digital voting
Baker Hughes Company Annual Meeting of Shareholders
For Shareholders of record as of March 22, 2024 Monday, May 13, 2024 8:00 AM, Central Daylight Time Annual Meeting to be held live via the Internet—please visit www.proxydocs.com/bakerhughes for more details.
Internet:
• www.proxypush.com/bakerhughes
• Cast your vote online
• Have your Proxy Card ready
Follow the simple instructions to record your vote
Phone:
1-855-658-0965
• • Use any touch-tone telephone
• Have your Proxy Card ready
Follow the simple recorded instructions
Mail:
• • Mark, sign and date your Proxy Card
Fold and return your Proxy Card in the postage-paid envelope provided
YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 8:00 AM, Central Daylight Time, May 13, 2024.
This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints Lorenzo Simonelli, Georgia Magno and Fernando Contreras, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of the Class A Common Stock and Class B Common Stock of Baker Hughes Company which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE
Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Baker Hughes

Baker Hughes Company Annual Meeting of Shareholders

Please make your marks like this: ☒

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	The election of directors				
		FOR	AGAINST	ABSTAIN	
	1.01 W. Geoffrey Beattie	☐	☐	☐	FOR
	1.02 Abdulaziz M. Al Gudaimi	☐	☐	☐	FOR
	1.03 Gregory D. Brenneman	☐	☐	☐	FOR
	1.04 Cynthia B. Carroll	☐	☐	☐	FOR
	1.05 Michael R. Dumais	☐	☐	☐	FOR
	1.06 Lynn L. Elsenhans	☐	☐	☐	FOR
	1.07 John G. Rice	☐	☐	☐	FOR
	1.08 Lorenzo Simonelli	☐	☐	☐	FOR
	1.09 Mohsen M. Sohi	☐	☐	☐	FOR
		FOR	AGAINST	ABSTAIN	
2.	An advisory vote related to the Company's executive compensation program	☐	☐	☐	FOR
3.	The ratification of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2024	☐	☐	☐	FOR
4.	Amendment and Restatement of the Certificate of Incorporation to limit the liability of certain officers of the Company	☐	☐	☐	FOR
5.	Amendment and Restatement of the Certificate of Incorporation to add a federal forum selection provision	☐	☐	☐	FOR
6.	Amendment and Restatement of the Certificate of Incorporation to clarify and modernize the Certificate of Incorporation	☐	☐	☐	FOR
	Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.				

Signature (and Title if applicable) ____________ Date

Signature (if held jointly) ____________ Date

Baker Hughes Company Annual Meeting of Shareholders
Please make your marks like this:
PROPOSAL
1. The election of directors
1.01 W. Geoffrey Beattie
1.02 Abdulaziz M. Al Gudaimi
1.03 Gregory D. Brenneman
1.04 Cynthia B. Carroll
1.05 Michael R. Dumais
1.06 Lynn L. Elsenhans
1.07 John G. Rice
1.08 Lorenzo Simonelli
1.09 Mohsen M. Sohi
2. An advisory vote related to the Company’s executive compensation program
3. The ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2024
4. Amendment and Restatement of the Certificate of Incorporation to limit the liability of certain officers of the Company
5. Amendment and Restatement of the Certificate of Incorporation to add a federal forum selection provision
6. Amendment and Restatement of the Certificate of Incorporation to clarify and modernize the Certificate of Incorporation Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.
BOARD OF DIRECTORS
YOUR VOTE RECOMMENDS
FOR AGAINST ABSTAIN
FOR AGAINST ABSTAIN
FOR FOR FOR FOR FOR FOR FOR FOR FOR
FOR
FOR
FOR FOR FOR
You must register to attend the meeting online and/or participate at www.proxydocs.com/bakerhughes
Authorized Signatures—Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.
Signature (and Title if applicable) Date Signature (if held jointly) Date